   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1999.

                                                      REGISTRATION NO. 333-75913
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 5 TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        URBAN JUICE & SODA COMPANY LTD.

             (Exact name of registrant as specified in its charter)

           WYOMING                           5149                 APPLIED FOR
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

     1356 FRANCES STREET                                        CT CORPORATIONS
   VANCOUVER, B.C. V5L 1Y9                                           SYSTEM
            CANADA                                                 1720 CAREY
        (800) 656-6050                                               AVENUE
(Address and Telephone Number                                      CHEYENNE,
              of                                                 WYOMING 82001
    Registrant's Principal                                       (800) 362-1228
          Executive                                              (Name, Address
           Offices)                                              and Telephone
                                                                Number of Agent
                                                                  for Service)

                           --------------------------

                                   COPIES TO:

  WILLIAM E. VAN VALKENBERG,    JENNIFER CUE, CHIEF FINANCIAL         DAVID TOYODA, ESQ.
             ESQ.                          OFFICER                CATALYST CORPORATE FINANCE
     DAREN H. NITZ, ESQ.          URBAN JUICE & SODA COMPANY               LAWYERS
  VAN VALKENBERG FURBER LAW                  LTD.                 1100 - 1055 WEST HASTINGS
        GROUP P.L.L.C.               1356 FRANCES STREET                    STREET
1325 FOURTH AVENUE, SUITE 1200     VANCOUVER, B.C. V5L 1Y9         VANCOUVER, B.C. V6E 2E9
SEATTLE, WA 98101-2509 U.S.A.               CANADA                          CANADA
  TELEPHONE: (206) 464-0460       TELEPHONE: (800) 656-6050       TELEPHONE: (604) 443-7016
  FACSIMILE: (206) 464-2857       FACSIMILE: (604) 253-4501       FACSIMILE: (604) 443-7000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement which relates to the continuation of Urban Juice & Soda Company Ltd. from the Province of British Columbia into Urban Juice & Soda Co., a Wyoming corporation pursuant to the articles of continuance described in this registration statement.
                           --------------------------

    If any of these securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. /X/

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(1), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        URBAN JUICE & SODA COMPANY LTD.

                                PROXY STATEMENT

                               ------------------

                        URBAN JUICE & SODA COMPANY LTD.

                      (A TO-BE-FORMED WYOMING CORPORATION)

                                   PROSPECTUS


    We are furnishing this proxy statement/prospectus to shareholders of Urban Juice & Soda Company Ltd., a British Columbia corporation, in connection with our Board of Directors' solicitation of proxies for use at an extraordinary general meeting of the shareholders of Urban Canada. The meeting will be held at 1356 Frances Street, Vancouver, British Columbia, Canada, on December 17, 1999, at 10:00 a.m., local time for the specific purpose of obtaining shareholder approval of our plan to reincorporate the legal existence of Urban Canada to the State of Wyoming. The process necessary to accomplish this continuation of business from Canada to Wyoming is described more fully in this proxy statement/prospectus and in the accompanying Notice of Extraordinary General Meeting of Shareholders of Urban Canada. The specific items to be voted on to effect this continuation are detailed in the form of proxy attached to this proxy statement/prospectus.


    This proxy statement/prospectus is also a prospectus of Urban Juice & Soda Company Ltd., a to-be-formed Wyoming corporation, relating to common shares of Urban Canada that will become common shares of Urban Wyoming upon effectiveness of the continuation of Urban Canada into the State of Wyoming. When we effect the continuation, we will continue our legal existence in Wyoming as if we had been originally incorporated under the Wyoming Business Corporation Act and each of our outstanding common shares will be converted from a common share of Urban Canada into a common share of Urban Wyoming.

    The common shares of Urban Canada are currently traded on the Vancouver Stock Exchange under the symbol "UJS" and quoted on the OTC Bulletin Board under the symbol "UJSAF". Following the continuation, the common shares of Urban Wyoming are expected to be listed on the Vancouver Stock Exchange under the symbol "UJS" and quoted on the OTC Bulletin Board under the symbol "UJSA". Urban Canada's common shares will no longer be listed or traded on any exchange.

    In order to become effective, at least 75 percent of the votes cast by our shareholders in person or by proxy at the meeting must approve the proposed continuation. We will accomplish the proposed continuation as soon as we can following approval by our shareholders and once we and others satisfy or waive the other conditions to the continuation.

    SEE "RISK FACTORS," BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISKS, INCLUDING TAX EFFECTS, RELATING TO THE CONTINUATION AND THE OWNERSHIP OF URBAN WYOMING COMMON SHARES.


    This proxy statement/prospectus and the accompanying form of proxy are first being mailed to our shareholders on or about November 15, 1999.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state in which that offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.


        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS NOVEMBER 3, 1999.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                            ---------
WHERE YOU CAN FIND MORE INFORMATION.......................................................................          6

WE USE CANADIAN G.A.A.P...................................................................................          6

SUMMARY...................................................................................................          7
  Urban Canada............................................................................................          7
  Corporate Restructuring Prior to Continuation...........................................................          7
  The Continuation........................................................................................          7
    Introduction..........................................................................................          7
    Continuation..........................................................................................          7
    Rights of Dissenting Shareholders.....................................................................          8
    Conversion of Shares..................................................................................          8
    Conversion of Warrants................................................................................          8
    Continuing Disclosure Obligation......................................................................          8

RISK FACTORS..............................................................................................          9
  Strong Opposition From Traditional Non-Alcoholic Beverage Manufacturers May Prevent Us From Expanding
    Our Market............................................................................................          9
  Our Reliance on Non-Contract, Independent Distributors Could Make The Distribution and Marketing of Our
    Product Unpredictable.................................................................................          9
  Our Dependence On Third-Party Packers of Our Products Could Make Management of Our Marketing and
    Distribution Efforts Inefficient or Unprofitable......................................................         10
  We Have Not Earned a Profit in Any Year.................................................................         10
  Brand Name Recognition and Acceptance is Critical to Our Success or Failure.............................         11
  Our Ability to Continue Developing New Products to Satisfy Our Consumers' Changing Preferences Will
    Determine Our Long-Term Success or Failure............................................................         11
  The Loss of Key Personnel Would Directly Affect Our Efficiency and Profitability........................         11
  Our Limited Operating Experience Could Hinder Our Ability to Expand Our Market..........................         11
  We Could Be Exposed to Product Liability Claims for Personal Injury or Possibly Death...................         12
  Our Inability to Protect Our Trademarks, Design Marks and Flavor Concentrate Trade Secrets May Prevent
    Us From Successfully Marketing Our Products...........................................................         12
  Our Business Is Subject to Many Regulations and Noncompliance is Costly.................................         12
  Our Information Technology and Computer Controlled Systems May Not Be Year 2000 Compliant...............         12

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS....................................................         12

MARKETS AND MARKET PRICES.................................................................................         13
  Common Shares...........................................................................................         13
  Common Share Purchase Warrants..........................................................................         13
  Beneficial Ownership....................................................................................         14

THE EXTRAORDINARY GENERAL MEETING.........................................................................         14
  Management Solicitation and Appointment of Proxies......................................................         14
  Revocation of Proxies...................................................................................         14
  Record Date; Shareholders Entitled to Vote at the Meeting...............................................         15
  Voting of Shares and Proxies and Exercise of Discretion by Proxyholders.................................         15
  Solicitation of Proxies.................................................................................         15

TAX CONSEQUENCES OF THE CONTINUATION......................................................................         15
  United States Federal Income Tax Consequences...........................................................         15
    U.S. Holders..........................................................................................         16

                                                                                                              PAGE
                                                                                                            ---------
      Controlled Foreign Corporation Considerations.......................................................         17
      Passive Foreign Investment Company Considerations...................................................         17
      Foreign Personal Holding Company....................................................................         18
      Dissenting Shareholders.............................................................................         18
      Urban Canada Warrants...............................................................................         18
      United States Taxation of Income, Gains, and Losses.................................................         18
    Canadian Holders......................................................................................         19
      Subsequent Sale of Urban Wyoming Shares.............................................................         19
      Receipt of Dividends on Urban Wyoming Shares........................................................         20
      Federal Estate Tax Treatment........................................................................         20
  Canadian Income Tax Considerations......................................................................         20
    Nature of Shares and Warrants of Urban Canada Held by Canadian Holders................................         21
    Pre-Continuation Transaction..........................................................................         21
    Consequences of Continuation to Holders...............................................................         21
      Foreign Reporting...................................................................................         22
      Dissent Proceedings.................................................................................         22
      Interest Expense....................................................................................         22
    Company Consequences..................................................................................         22
    Tax-exempt Holders....................................................................................         23
    Non-resident Holders..................................................................................         23

INTEREST OF MANAGEMENT IN THE CONTINUATION................................................................         24

RIGHTS OF DISSENTING SHAREHOLDERS.........................................................................         24
  Right of Dissent........................................................................................         24
  Dissent Proceedings.....................................................................................         24

SELECTED FINANCIAL DATA...................................................................................         25

EXCHANGE RATE DATA........................................................................................         26

URBAN CANADA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........         27
  Overview................................................................................................         27
  Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998...........................         27
    Sales.................................................................................................         27
    Cost of Sales.........................................................................................         27
    Gross Profit..........................................................................................         28
    Expenses..............................................................................................         28
    Other Income (Expenses)...............................................................................         28
    Net Income (Loss).....................................................................................         28
  Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998...........................         28
  Investor Relations......................................................................................         29
  Litigation..............................................................................................         29
  Impact of the Year 2000 Computer Problem................................................................         29
  Results of Operations...................................................................................         30
  Year Ended December 31, 1998 Compared to Year Ended December 31, 1997...................................         30
    Sales.................................................................................................         30
    Cost of Sales.........................................................................................         30
    Gross Profit..........................................................................................         31
    Expenses..............................................................................................         31
    Other Income (Expenses)...............................................................................         31
    Net Loss..............................................................................................         32

                                                                                                              PAGE
                                                                                                            ---------
    Liquidity and Capital Resources.......................................................................         32
    Year Ended December 31, 1998 Compared to Year Ended December 31, 1997.................................         32
  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996...................................         32
    Sales.................................................................................................         33
    Cost of Sales.........................................................................................         33
    Gross Profit..........................................................................................         33
    Expenses..............................................................................................         33
    Other Income (Expenses)...............................................................................         34
    Net Loss..............................................................................................         34
    Product Development Costs.............................................................................         34
  Quarterly Operating Results; Seasonality................................................................         34
  U.S. GAAP Reconciliation................................................................................         36

URBAN CANADA BUSINESS.....................................................................................         36
  Urban Canada............................................................................................         36
    Corporate Structure...................................................................................         37
    Company Background....................................................................................         38
  The Alternative or New Age Beverage Industry............................................................         39
  Business Strategy.......................................................................................         39
    Brand Franchise.......................................................................................         40
    Distributor Network and Key Accounts..................................................................         40
  Brand and Product Development...........................................................................         41
    Market Evaluation.....................................................................................         41
    Distributor Evaluation................................................................................         41
    Production Evaluation.................................................................................         41
    Image and Design......................................................................................         41
  Products................................................................................................         42
    Proprietary Brands....................................................................................         42
    Licensed Products.....................................................................................         42
  Marketing, Sales and Distribution.......................................................................         43
  Seasonality.............................................................................................         44
  Production..............................................................................................         44
    Contract Packing Arrangements.........................................................................         44
    Raw Materials.........................................................................................         44
    Quality Control.......................................................................................         44
    Regulation............................................................................................         45
  Trademarks, Design Marks and Flavor Concentrate Trade Secrets...........................................         45
  Competition.............................................................................................         46
  Employees...............................................................................................         46

MANAGEMENT................................................................................................         47
  Directors, Executive Officers and Key Employees.........................................................         47
  Executive Compensation..................................................................................         48
    Executive Officers....................................................................................         48
    Summary Compensation Table............................................................................         49
    Compensation of Directors.............................................................................         49
    Remuneration of Directors and Executive Officers......................................................         49
    Options, Stock Appreciation Rights and Other Rights to Purchase Securities............................         50
    Directors' and Officers' Insurance....................................................................         50
    Long-Term Incentive Plans.............................................................................         50
    Pension Benefits......................................................................................         50

                                                                                                              PAGE
                                                                                                            ---------
    Other Benefits........................................................................................         51

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS..........................................................         51

MANAGEMENT CONTRACTS......................................................................................         51

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS................................................         51

DESCRIPTION OF URBAN CANADA CAPITAL STOCK.................................................................         51
  Common Shares and Warrants..............................................................................         51
  Escrow Shares...........................................................................................         52
  Pre-Continuation Sale of Assets.........................................................................         52

TRANSFER AGENT AND REGISTRAR..............................................................................         52

SHAREHOLDER'S RIGHTS UNDER THE WYOMING BUSINESS CORPORATION ACT...........................................         52
  The Organizational Documents............................................................................         52
    Amendments to Organizational Documents................................................................         53
  Share Capital...........................................................................................         53
  Appointment of Directors................................................................................         53
  Management..............................................................................................         54
  Rights of Shareholders..................................................................................         54
  Dissent Rights Under the Wyoming Business Corporations Act..............................................         54

LEGAL MATTERS.............................................................................................         55

EXPERTS...................................................................................................         55

FINANCIAL STATEMENTS......................................................................................        F-1

APPENDIX A................................................................................................        A-1

ARTICLES OF CONTINUANCE...................................................................................        A-1

APPENDIX B................................................................................................        B-1

COMPANY ACT OF BRITISH COLUMBIA...........................................................................        B-1

DIVISION 2--DISSENT PROCEEDINGS...........................................................................        B-1

INFORMATION NOT REQUIRED IN PROSPECTUS....................................................................       II-1
  Item 20. Indemnification Of Directors And Officers......................................................       II-1
  Item 21. Exhibits And Financial Statement Schedules.....................................................       II-1
  Item 22. Undertakings...................................................................................       II-2

SIGNATURES................................................................................................       II-4

POWER OF ATTORNEY.........................................................................................       II-4

EXHIBIT INDEX.............................................................................................

                      WHERE YOU CAN FIND MORE INFORMATION


    This proxy statement/prospectus constitutes a part of a registration statement on Form S-4 that we filed with the Securities and Exchange Commission under the Securities Act. This proxy statement/ prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information about our company and the common shares offered by this proxy statement/prospectus, please refer to the registration statement. We urge you to refer to the copy of the documents filed as exhibits to the registration statement filed with the SEC.


    We are subject to the informational requirements of the Securities Exchange Act of 1934 (United States), as applicable to foreign private issuers, and we file reports and other information with the SEC. You can inspect and copy the reports and other information filed with the SEC at the SEC's public reference facilities located at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the SEC's regional offices at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, CA 90036-3648. You may also obtain copies of these materials from the SEC at prescribed rates by mailing a request to the Public Reference Section of the SEC, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

    Some of our reports are filed electronically and maintained in the SEC's EDGAR database. You can view these electronically filed documents through the SEC's website at http://www.sec.gov.

                            ------------------------

    We have not authorized any dealer, salesperson or other individual to give any information or to make any representations other than those contained in this proxy statement/prospectus. You may not rely on any information or representations other than those set forth in this proxy statement/prospectus. This proxy statement/prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered by this proxy statement/prospectus to any person in any state or other jurisdiction in which that offer or solicitation is unlawful. The delivery of this proxy statement/prospectus at any time does not imply that information contained in this document is correct as of any time subsequent to its date.

                            WE USE CANADIAN G.A.A.P.

    Except as otherwise noted, financial data in this proxy statement/prospectus are presented in accordance with generally accepted accounting principles as applied in Canada.

                                    SUMMARY
    THE FOLLOWING IS A SUMMARY OF INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS DOCUMENT PROVIDES A COMPLETE SUMMARY OF THE SIGNIFICANT ASPECTS OF THE TRANSACTIONS DESCRIBED, BUT IT SHOULD BE REVIEWED TOGETHER WITH ALL THE SUPPLEMENTAL MATERIALS ATTACHED. WE URGE YOU TO REVIEW CAREFULLY ALL OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, THE ARTICLES OF CONTINUANCE ATTACHED AS APPENDIX A AND THE OTHER ATTACHED APPENDICES.
URBAN CANADA
    We develop, produce, market and distribute a broad selection of "alternative" or "New Age" beverages. We created in 1994, and launched in 1995, two brands unique to Urban Juice, JONES SODA CO. "a traditional 90's soda," and WAZU, a natural spring water.
CORPORATE RESTRUCTURING PRIOR TO CONTINUATION
    In order to better align the business operations of Urban Canada and our wholly-owned subsidiaries, WAZU Products Ltd. will sell assets used in its U.S. operations to Urban Juice & Soda (USA) Inc. The assets will be sold for proceeds equal to their fair market value. Urban Juice & Soda (USA) Inc. will assume debt of WAZU Products Ltd. equal to their fair market value of the U.S. assets. Under Canadian and US GAAP, this transaction will be treated as a transfer of assets under common control, and accordingly will be accounted for at historical cost in a manner similar to a pooling of interests.
THE CONTINUATION
    INTRODUCTION
    Our management is proposing that our corporate existence be continued out of British Columbia into the State of Wyoming. As a result of the continuation we will cease to be a British Columbia company governed by the provisions of the British Columbia Company Act and will become a Wyoming company governed by the provisions of the Wyoming Business Corporations Act. Our wholly-owned subsidiaries, WAZU Products Ltd. and Urban Juice & Soda (USA) Inc. will be wholly-owned subsidiaries of the Wyoming company.
    We believe that the continuation will provide us with a number of benefits including:
    - Integrating us more fully into the United States, our primary market
    - Increasing our access to United States capital and debt sources, which have been our primary source of both equity and debt financing
    - Better positioning ourselves for the possible future listing of our shares on a United States exchange
    - Increasing our access to qualified personnel
    To accomplish the continuation, we will adopt and file articles of continuance with the Secretary of State of Wyoming that will replace our current memorandum and articles. A copy of the proposed articles of continuance are attached as Appendix A and may be reviewed at our solicitors' office, Catalyst Corporate Finance Lawyers, 1100 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9 at any time during normal business hours.
    CONTINUATION
    At the meeting of shareholders, our management will ask you to approve the continuation by special resolution. We will also seek your consent to not proceed with the continuation in the event that the special resolution is passed by the shareholders at the meeting and we subsequently conclude that it would not be in our best interests to proceed.
    The continuation will not result in any change in our business or assets, liabilities, net worth or management, nor will the continuation impair any of our creditors' rights. A particular shareholder's holding will not change. The continuation is not, in itself, a corporate reorganization, amalgamation or merger.
    On the completion of the continuation, we will become Urban Wyoming subject to the provisions of the Wyoming Business Corporations Act. As Urban Wyoming we will establish a registered office in Wyoming and upon consummation of the continuation, we will file a Current Report on Form 8-K with the SEC to reflect the continuation for the purposes of Section 15(d) of the Exchange Act.
    RIGHTS OF DISSENTING SHAREHOLDERS
    The continuation gives rise to a shareholder's right of dissent. Section 207 of the British Columbia Company Act requires a dissenting shareholder to notify us in writing at least two days before the meeting scheduled for shareholder voting. The right to dissent will be lost if the shareholder fails to notify us in writing two days in advance of the meeting or if the shareholder votes in favor of the continuation. The written notice by the dissenting shareholder must contain holder and share information and demand an appraisal of the common shares identified. If the continuation is approved at the meeting, and we go forward with the continuation, shareholders who comply with the provisions of
Section 207 of the British Columbia Company Act will be entitled to receive payment for their shares. This could have an adverse effect on our cash flow. The payment amount is determined by agreement between us and the shareholder on the fair value of the common shares. However, if we cannot agree on the fair value, the value may be determined by court. A copy of Section 207 is attached as Appendix B to this proxy statement/prospectus.
    CONVERSION OF SHARES
    The current share certificates representing our common shares will represent an equivalent number of common shares of Urban Wyoming without other action by our shareholders. You will not have to exchange any share certificates. We will issue new certificates representing common shares of Urban Wyoming upon transfers of common shares or at your request.
    CONVERSION OF WARRANTS
    The current outstanding warrants to purchase common stock of Urban Canada will represent warrants to purchase an equivalent number of common shares of Urban Wyoming without other action by our warrant holders. Warrant holders will not have to exchange any warrants. Warrant holders who are not shareholders will not have a right to vote on the continuation proposal.
    CONTINUING DISCLOSURE OBLIGATION
    We will remain a "reporting issuer" in British Columbia, Alberta and Ontario after the continuation, and will continue to be obligated to prepare and issue news releases in British Columbia, Alberta and Ontario, file material change reports with the British Columbia Securities Commission, Alberta Securities Commission and the Ontario Securities Commission, prepare, file and provide to shareholders unaudited quarterly and audited annual financial statements, and otherwise comply with the British Columbia Securities Act, Alberta Securities Act and Ontario Securities Act, where applicable. Our insiders will continue to be subject to the insider trading and reporting requirements of the British Columbia Securities Act, Alberta Securities Act and the Ontario Securities Act.

                                  RISK FACTORS

STRONG OPPOSITION FROM TRADITIONAL NON-ALCOHOLIC BEVERAGE MANUFACTURERS MAY
  PREVENT US FROM EXPANDING OUR MARKET

    The alternative beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of which also distribute other beverage brands. Our products compete with all non-alcoholic beverages, most of which are marketed by companies with greater financial resources than Urban Canada and some of which are placing severe pressure on independent distributors not to carry competitive alternative or New Age beverage brands such as JONES SODA CO. We also compete with regional beverage producers and "private label" soft drink suppliers. If, due to such pressure or other competitive threats, we are unable to sufficiently develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce product extensions and additional brands. There can be no assurance that we will be able to do so or that other companies will not be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than Urban Canada, could have a material adverse affect on our ability to expand the market for our products.


OUR RELIANCE ON NON-CONTRACT, INDEPENDENT DISTRIBUTORS COULD MAKE THE
  DISTRIBUTION AND MARKETING OF OUR PRODUCT UNPREDICTABLE


    As is customary in the beverage industry, we have no contractual commitments from our independent distributors. In order to reduce inventory costs, independent distributors endeavor to order products from us on a "just in time" basis in quantities, and at such times, based on the demand for the products in a particular distribution area. Accordingly, there is no assurance as to the timing or quantity of purchases by any of our independent distributors or that any of our distributors will continue to purchase products from us in the same frequencies and/or volumes as they may have done in the past.

    For the year ended December 31, 1998, approximately 18.0% of the cases of our beverage products sold were sold through three distributors. Our ability to establish a market for our unique brands and products in new geographic distribution areas, as well as maintain and expand our existing markets, is dependent on our ability to establish and maintain successful relationships with reliable independent distributors strategically positioned to serve those areas. The ability to maintain our distribution system and to attract additional distributors in new distribution areas will depend on a number of factors, many of which are outside our control. These factors include, the level of demand for our brands and products in a particular distribution area, our ability to price our products at levels competitive with those offered by competing products, and our ability to deliver products in the quantity and at the time ordered by distributors. We cannot assume that we will be able to meet all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve any of these factors in a geographic distribution area will have a material adverse effect on our relationships with our distributors in that particular geographic area.

    Our marketing and sales strategy presently, and in the future, will rely on the availability and performance of our independent distributors. In addition, we do not currently have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from many of our distributors. Accordingly, there is no assurance that we will be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional expenditures to attract and/or maintain key distributors in one or more of our geographic distribution areas.

OUR DEPENDENCE ON THIRD-PARTY PACKERS OF OUR PRODUCTS COULD MAKE MANAGEMENT OF
  OUR MARKETING AND DISTRIBUTION EFFORTS INEFFICIENT OR UNPROFITABLE


    Even though we control and manage the entire manufacturing process of our products, we do not own the plant and equipment required to manufacture and package our beverage products and do not anticipate having such capabilities in the future. As a consequence, we depend on third-party or contract packers to produce our beverage products and to deliver them to distributors. Our ability to attract and maintain effective relationships with contract packers for the production and delivery of our beverage products in a particular geographic distribution area is important to the achievement of successful operations within each distribution area. Currently, the competition among contract packers for business allows us to have the choice of two or more acceptable contract packers in each of our geographic distribution areas. Under these circumstances, we are currently able to establish and maintain competitive arrangements with contract packers. However, there is no assurance that these conditions will continue to exist in either our current geographic distribution areas or in new areas we may enter. Accordingly, there is no assurance that we will be able to maintain our economic relationships with current contract packers or establish satisfactory relationships with contract packers in new geographic distribution areas we may enter. The failure to establish and maintain effective relationships with contract packers for a distribution area would likely prevent us from successfully selling our products in that area or materially reduce profits realized from the sale of our products in that area.

    As is customary in the contract packing industry for comparably sized companies, we are expected to arrange for our contract packing needs sufficiently in advance of anticipated requirements. To the extent demand for our products exceeds available inventory and the capacities produced by contract packing arrangements, we will be unable to fulfill distributor orders on demand. Conversely, we may produce more product than warranted by the actual demand for it, resulting in higher storage costs, the potential unavailability of adequate storage facilities to meet inventory levels, and the potential risk of inventory spoilage. Our failure to accurately predict our contract packaging requirements may impair relationships with our independent distributors and key accounts, which, in turn, would likely have a material adverse affect on our ability to maintain profitable relationships with those distributors and key accounts.

WE HAVE NOT EARNED A PROFIT IN ANY YEAR

    Through December 31, 1998, Urban Canada had an accumulated deficit of $10,616,388, most of which had resulted from our operations during the period in which we transformed Urban Canada from being a regional distributor of licensed and unlicensed beverage brands and products to a unique brand holder producing, developing and marketing our own products. We believe that to operate at a profit we must significantly increase the sales volume for our unique brands and products, achieve and maintain efficiencies in operations, maintain fixed costs at or near current levels and avoid significant increases in variable costs relating to production, marketing and distribution. Our ability to significantly increase sales from current sales levels will depend primarily on success in introducing our current brands and products, and possibly new unique brands and products, into new geographic distribution areas, particularly in the United States. Our ability to successfully enter new distribution areas will, in turn, depend on various factors, many of which are beyond our control including, but not limited to, the continued demand for our brands and products in target markets, the ability to price our products at levels competitive with competing products, the ability to establish and maintain relationships with distributors in each geographic area of distribution and the ability in the future to create, develop and successfully introduce one or more new brands, products, and product extensions. There is no assurance that we will successfully achieve all or any of these goals, or that we will achieve profitable operations.

BRAND NAME RECOGNITION AND ACCEPTANCE IS CRITICAL TO OUR SUCCESS OR FAILURE


    Our business is substantially dependent upon acceptance by independent distributors of the JONES SODA CO. brand as a beverage brand which may provide incremental sales growth rather than reduce distributors' existing beverage sales. It is still too early in the product life cycle of the JONES SODA CO. brand to determine whether it will achieve this level of acceptance by independent distributors or, ultimately, retail consumers. We believe that the success of the WAZU brand will also be substantially dependent upon acceptance of the JONES SODA CO. brand. Accordingly, any failure by the JONES SODA CO. brand to achieve acceptance or market penetration would likely have a material adverse affect on our profitability.


OUR ABILITY TO CONTINUE DEVELOPING NEW PRODUCTS TO SATISFY OUR CONSUMERS'
  CHANGING PREFERENCES WILL DETERMINE OUR LONG-TERM SUCCESS OR FAILURE


    The current JONES SODA CO. market distribution and penetration may be limited with respect to the population as a whole to determine whether the brand has achieved initial consumer acceptance, and there can be no assurance that this acceptance will ultimately be achieved. Based on industry information and our own experience, we believe that alternative or New Age beverage brands and products may be successfully marketed for five to nine years after the product is introduced in a geographic distribution area before consumers' taste preferences change. In light of the limited life for alternative or New Age beverage brands and products, a failure to introduce new brands, products or product extensions into the marketplace as current ones mature would likely prevent us from achieving long-term profitability.


THE LOSS OF KEY PERSONNEL WOULD DIRECTLY AFFECT OUR EFFICIENCY AND PROFITABILITY


    We are dependent upon the creative skills and leadership of our founder, Peter M. van Stolk, who serves Urban Canada as President and Chief Executive Officer, as well as the management and operational skills of other members of our senior management team. We have entered into an employment agreement with Mr. van Stolk which expires in 2001. The loss of Mr. van Stolk could have a material adverse affect on our ability to develop a long-term, profitable business plan.

    Our management team consists of several key production, distribution, sales and financial personnel who have been recruited within the past two years. In order to manage and operate Urban Canada successfully in the future, it may be necessary to further strengthen our management team; specifically, we anticipate we will need to recruit a senior executive to be the Chief Operating Officer of Urban Canada. The competition for such key personnel is intense, and there can be no assurance that we will be successful in attracting, retaining or motivating such individuals. The failure to attract, retain or motivate such key personnel would likely have a material adverse affect on our ability to operate our business efficiently and profitably.

OUR LIMITED OPERATING EXPERIENCE COULD HINDER OUR ABILITY TO EXPAND OUR MARKET

    We launched our first unique brand, WAZU, in March 1995, and our second unique brand, JONES SODA CO., in November 1995. In view of this limited operating experience as a brand holder, we are vulnerable to a variety of business risks usually associated with young companies or mature companies entering a new line of business including the lack of management's experience in expanding our market internationally. We believe that we must expand our market internationally, but we cannot assure that we will be able to operate successfully as an international producer, marketer and distributor of our beverage brands, and any failure to do so would likely have a material adverse affect on our profitability.

WE COULD BE EXPOSED TO PRODUCT LIABILITY CLAIMS FOR PERSONAL INJURY OR POSSIBLY
  DEATH

    Although we have product liability insurance in the aggregate amount of $5 million, with an each occurrence limit of $5 million, we cannot assure that the coverage will be sufficient to cover any or all product liability claims. To the extent our product liability coverage is insufficient, a product liability claim would likely have a material adverse affect upon our financial condition. In addition, any product liability claim successfully brought against us may materially damage the reputation of our products, thus adversely affecting our ability to continue to market that product.

OUR INABILITY TO PROTECT OUR TRADEMARKS, DESIGN MARKS AND FLAVOR CONCENTRATE
  TRADE SECRETS MAY PREVENT US FROM SUCCESSFULLY MARKETING OUR PRODUCTS

    We consider our trademarks, design marks and flavor concentrates to be of considerable value and importance to our business. We are pursuing the registration of our trademarks in the United States, Canada and internationally. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, design marks, flavor concentrates, trade dress and/or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us. Any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse affect on our ability to profitably exploit our unique products or recoup our associated research and development costs.

OUR BUSINESS IS SUBJECT TO MANY REGULATIONS AND NONCOMPLIANCE IS COSTLY

    The production and marketing of our unique beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products.

OUR INFORMATION TECHNOLOGY AND COMPUTER CONTROLLED SYSTEMS MAY NOT BE YEAR 2000
  COMPLIANT

    We may not accurately identify all potential Year 2000 problems within our business, and the corrective measures that we implement may be ineffective or incomplete. Any unexpected problems could interrupt our ability to develop and produce our products, process orders, accurately report operating and financial data or service our customers. Similar problems and consequences could result if any of our key suppliers or customers experience Year 2000 problems. Our failure or the failure of our significant suppliers and customers to adequately address the "Year 2000" issue could adversely affect our business, operating results and financial condition. For more information about our Year 2000 compliance efforts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impact of the Year 2000 Computer Problem."

             CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

    Some statements contained in this proxy statement/prospectus are forward-looking. Forward-looking statements can be identified by the use of words like "believe," "expect," "may," "will," "should," or "anticipate," or by discussions of strategy. We caution you that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from the results projected by the forward-looking statements contained in this proxy statement/prospectus. Some of these risks and uncertainties are discussed under "Risk Factors," beginning on page 9 of this proxy statement/prospectus.

                           MARKETS AND MARKET PRICES

COMMON SHARES

    Our common shares are currently traded on the Vancouver Stock Exchange under the symbol "UJS". Our common shares are also quoted on the OTC Bulletin Board. We have not made any application to list the common shares on any other exchange. The following table shows the high and low closing sale prices of the common shares for the calendar quarters indicated, as reported by the Vancouver Stock Exchange.

                                                                               HIGH         LOW
                                                                            -----------  ---------
1997:
First quarter.............................................................  Can.$  2.55       1.44
Second quarter............................................................  Can.$  2.50       1.45
Third quarter.............................................................  Can.$  1.90       1.30
Fourth quarter............................................................  Can.$  1.35       0.69

1998:
First quarter.............................................................  Can.$  1.10       0.73
Second quarter............................................................  Can.$  1.34       0.83
Third quarter.............................................................  Can.$  1.15       0.42
Fourth quarter............................................................  Can.$  0.56       0.40

1999:
First quarter.............................................................  Can.$  0.90       0.45
Second quarter............................................................  Can.$  1.35       0.76
Third quarter.............................................................  Can.$  1.48       1.05


    As of November 1, 1999, there were 18,685,918 common shares issued and outstanding of which 6,151,326 or approximately 32.9% were held by 183 record holders in the United States.


COMMON SHARE PURCHASE WARRANTS


    As of November 1, 1999, we had warrants outstanding to purchase an aggregate of 2,610,567 of our common shares. We issued warrants to purchase 40,000 common shares in connection with a bank loan that closed on June 18, 1998. These warrants expire on June 18, 2000 and have an exercise price of Can.$1.15 per share. We also issued warrants to purchase 914,000 common shares in connection with a private placement of common shares that closed on December 9, 1998. The exercise price of these warrants is Can.$0.60 per share and expire on December 9, 2000. Finally, in connection with a private placement of our common shares that closed on May 4, 1999, we issued warrants to purchase 1,656,567 common shares, with each two warrants exercisable for one of our common shares, at an aggregate exercise price of Can.$0.75 per share until May 4, 2000, and $0.90 per share until May 4, 2001. There is no trading market for the warrants and we do not intend to request the listing of the warrants on any exchange.


    We relied on Rule 506 of the Regulation D for the private placements closed on December 9, 1998 and May 4, 1999, as in both cases, the only purchasers of our common shares were "accredited investors" as such term is defined under Rule 501(a) of the Regulation D.

    To the best of our knowledge, Urban Canada is not directly or indirectly owned or controlled by another corporation or by any foreign government.

BENEFICIAL OWNERSHIP


    The following table sets forth certain information regarding beneficial ownership of our common shares, as of November 1, 1999, with respect to the total amount of the outstanding common shares owned by our officers and directors as a group. To the best of our knowledge, no shareholder is the beneficial owner of more than five percent of the outstanding common shares.


                                                                            AMOUNT        PERCENT OF
  TITLE OF CLASS               IDENTITY OF PERSONS OR GROUP                 OWNED            CLASS
------------------  --------------------------------------------------  --------------  ---------------
Common Shares       Officers and directors as a group                       1,598,021          10.5%

    Management knows of no arrangement which would result in a change in control of the Company subsequent to the date of this registration statement.

                       THE EXTRAORDINARY GENERAL MEETING


    This proxy statement/prospectus is being furnished to our shareholders in connection with the solicitation by our Board of Directors of proxies for the meeting. The meeting will be held at 1356 Frances Street, Vancouver, British Columbia, Canada, at 10:00 a.m. local time on December 17, 1999, and at its adjournment or postponement. The approximate date of mailing this proxy statement/ prospectus and the accompanying proxy card to our shareholders is November 15, 1999.


MANAGEMENT SOLICITATION AND APPOINTMENT OF PROXIES

    THE PEOPLE NAMED IN THE ACCOMPANYING FORM OF PROXY ARE NOMINEES OF OUR MANAGEMENT. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR AND ON THE SHAREHOLDER'S BEHALF AT THE MEETING OTHER THAN THE PEOPLE DESIGNATED AS PROXYHOLDERS IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MUST EITHER:

    (A) ON THE ACCOMPANYING FORM OF PROXY, STRIKE OUT THE PRINTED NAMES OF THE INDIVIDUALS SPECIFIED AS PROXYHOLDERS AND INSERT THE NAME OF THE SHAREHOLDER'S NOMINEE IN THE BLANK SPACE PROVIDED; OR

    (B) COMPLETE ANOTHER PROPER FORM OF PROXY.

    TO BE VALID, A PROXY MUST BE DATED AND SIGNED BY THE SHAREHOLDER OR BY THE SHAREHOLDER'S ATTORNEY AUTHORIZED IN WRITING. IN THE CASE OF A CORPORATION, THE PROXY MUST BE SIGNED BY A DULY AUTHORIZED OFFICER OF OR ATTORNEY FOR THE CORPORATION.

    THE COMPLETED PROXY, TOGETHER WITH THE POWER OF ATTORNEY OR OTHER AUTHORITY, IF ANY, UNDER WHICH THE PROXY WAS SIGNED OR A NOTARIALLY CERTIFIED COPY OF THE POWER OF ATTORNEY OR OTHER AUTHORITY, MUST BE DELIVERED TO PACIFIC CORPORATE TRUST COMPANY, OF SUITE 830 - 625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3B8, AT LEAST 48 HOURS BEFORE THE MEETING, EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS.

REVOCATION OF PROXIES

    At any time up to and including the last business day preceding the day of the meeting or any adjournment of the meeting, a shareholder who has given a proxy may revoke it at any time before the proxy is exercised. To revoke a proxy, a letter of revocation must be delivered to Pacific Corporate Trust Company of Suite 830 - 625 Howe Street, Vancouver, British Columbia V6C 3B8 or to the registered office of Urban Canada at Suite 1100 - 1055 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2E9, or delivered to the chairperson of the meeting on the day of the meeting or any adjournment of the meeting before any vote has been taken on a matter for which the proxy is to be used. To be effective, the letter must be signed by the shareholder, the shareholder's attorney authorized in writing or, where the shareholder is a corporation, a duly authorized officer or attorney of the corporation

    In addition, a proxy may be revoked by operation of law if, for example, the shareholder dies, becomes incompetent, or, if the shareholder is a corporation, partnership or other entity, the shareholder is dissolved.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING


    Holders of our common shares of record on the close of business on November 12, 1999, the record date, will be entitled to vote at the meeting. As of the record date, there were 18,685,918 of our common shares outstanding.


    Shareholders should not forward any stock certificates with their proxy cards. If the continuation is consummated, certificates representing our common shares will represent shares of Urban Wyoming common stock.

    Our directors and senior officers do not believe that any person beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of Urban Canada.

VOTING OF SHARES AND PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS

    To approve the continuation, the special resolution must be approved by at least 75% of the votes cast in person or by proxy.

    A shareholder may indicate the manner in which the persons named in the proxy are to vote regarding a matter to be acted upon at the meeting by marking the appropriate space. If the instructions as to voting indicated in the proxy are clear, the shares represented by the proxy will be voted or withheld from voting in accordance with the instructions given in the proxy.

    If no choice is specified in the proxy regarding a matter to be acted upon, the proxy confers discretionary authority regarding that matter upon the named in the proxy. It is intended that the proxyholder named by management in the accompanying form of proxy will vote the shares represented by the proxy in favor of each matter identified in the proxy.

    The proxy also confers discretionary authority upon the named proxyholder regarding amendments or variations to the matters identified in the attached notice of meeting and regarding any other matters which may properly be raised at the meeting. As of the date of this proxy statement/prospectus, we are not aware of any amendments or variations, or any other matters, that will be presented for action at the meeting other than those referred to in the accompanying notice of meeting. If, however, other matters that are not now known to us are properly raised at the meeting then the persons named in the accompanying form of proxy intend to vote on them in accordance with their best judgment.

SOLICITATION OF PROXIES

    Solicitations of proxies will be made primarily by mail and possibly supplemented by telephone or other personal contact by our directors, officers and employees without special compensation. We may reimburse shareholders' nominees or agents for the costs incurred in obtaining authorization to execute forms of proxy from their principals. We will bear any costs of solicitation of proxies.

                      TAX CONSEQUENCES OF THE CONTINUATION

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    As set forth in the opinion of KPMG LLP, attached to this registration statement as exhibit 8.2, and the following commentary, we have been advised that the continuation is a tax-free reorganization and will have no material United States federal income tax consequences for our shareholders. This summary of the principal United States federal income tax consequences of the continuation applies to U.S. holders who own common shares of Urban Canada as capital assets on the date of this proxy statement/prospectus. U.S. holders include U.S citizens and resident aliens, corporations and partnerships organized under the laws of the United States or any state thereof, estates subject to the U.S. federal income tax on their income regardless of source and trusts subject to the primary supervision of a court within the United States and control by a U.S. fiduciary. U.S. holders who own interests in Urban Canada indirectly through one or more non-U.S. entities or in carrying on business outside the United States through a permanent establishment or fixed place of business or U.S. holders who hold an interest in Urban Canada other than as a common shareholder should consult with their tax advisors.

    This summary also describes the U.S. federal income tax consequences of the continuation to Canadian holders who are, specifically, those persons resident in Canada who own common shares of Urban Canada as capital assets on the date of this proxy statement/prospectus. The discussion is limited to the U.S. federal income tax consequences to Canadian holders of their ownership and disposition of the common shares of Urban Canada as a result of the continuation and assumes the Canadian holders have no other U.S. assets or activities.

    This summary is based upon the facts set out in this proxy statement/prospectus and upon additional information possessed by our management and upon representations of our management. This discussion is also based upon the United States Internal Revenue Code of 1986, U.S. Treasury regulations, the Canada-United States Income Tax Convention, 1980 and subsequent protocols, and judicial and administrative interpretations as of the date of this proxy statement/prospectus. This discussion does not consider the potential effects, adverse or beneficial, of any recently proposed legislation, which if enacted, possibly could be applied on a retroactive basis at any time. There can be no assurance that new legislation with retroactive effect will not be introduced or that judicial or administrative interpretations may not change in a way that will materially change the U.S. federal income tax consequences described in this summary. We have not requested an advance income tax ruling from the Internal Revenue Service.

    This summary is not intended to address all provisions of the Internal Revenue Code that may be relevant to a particular shareholder. No attempt has been made to address the United States income tax consequences of the continuation to U.S. holders who have special status under the Internal Revenue Code or the Canadian Income Tax Act such as financial institutions, insurance companies, tax exempt organizations, broker-dealers or dual-residents of the U.S. and Canada, to U.S. citizens or U.S. resident aliens resident in Canada or to non-U.S. persons who are not resident in Canada. This summary does not address the U.S. federal income tax consequences to a person of the ownership, exercise or disposition of any compensatory options.

    This summary does not comment on state and local income tax consequences of the continuation because it is impractical to consider the state and local tax rules of each jurisdiction in which a particular U.S. Holder may be resident.

    THIS SUMMARY IS OF A GENERAL NATURE AND DOES NOT ADDRESS SPECIFIC TAX CONSEQUENCES WHICH MAY RESULT FROM A PARTICULAR SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES. U.S. HOLDERS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC UNITED STATES FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE CONTINUATION TO THEIR OWN CIRCUMSTANCES.

    U.S. HOLDERS

    The continuation of Urban Canada to the United States into the post-continuation company, Urban Wyoming, will be treated for U.S. federal income tax purposes as a tax-free reorganization. Generally, no gain or loss will be recognized to a U.S. Holder upon the continuation. A U.S. holder's adjusted basis in the shares of Urban Wyoming received in the exchange will be equal to the U.S. holders adjusted basis in the shares of Urban Canada surrendered in the exchange.

    A U.S. holder who sells or exchanges shares of a foreign corporation, such as the shares of Urban Canada, in transactions such as those undertaken in the continuation that are otherwise tax-free for U.S. income tax purposes, may be required to recognize gain, as provided in U.S. Treasury regulations. However, those regulations that uphold non-recognition treatment to U.S. holders who own less than

10% of the total voting power of the shares of the foreign corporation will be applied to the continuation. Management has represented that no U.S. holders of Urban Canada own 10% or more of the total voting power of the shares of Urban Canada, either directly, indirectly or constructively. Non-recognition treatment is conditioned upon a U.S. holder filing a notice under Reg. 1.367(b)-1(c)(1) containing prescribed information on or before the last day for filing a U.S. income tax return for the year of the exchange, taking timely extensions into account. This notice must be filed with the district director with whom the U.S. holder is required to file a U.S. federal income tax return for the year of exchange.

    U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPROPRIATE FILING REQUIREMENT WITH RESPECT TO THE SALE OR EXCHANGE OF URBAN CANADA'S SHARES.

    CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

    If more than 50% of the voting power of all classes of shares or of the total value of the shares of Urban Canada is owned, directly, indirectly, or constructively, by citizens or residents of the United States, U.S. domestic partnerships and corporations or estates or trusts other than foreign estates or trusts, each of whom owns 10% or more of the total combined voting power of all classes of shares of Urban Canada ("U.S. Shareholders"), Urban Canada will be treated as a controlled foreign corporation under Subpart F of the Internal Revenue Code. This classification would have many complex results, including the required inclusion in income of their pro rata shares of the "Subpart F income," of Urban Canada by U.S. Shareholders, as specifically defined by the Internal Revenue Code. Further, if Urban Canada is deemed to be a controlled foreign corporation, U.S. Shareholders may be subject to U.S. income tax on their pro rata shares of any increase in the average amounts of U.S. property held by Urban Canada.

    In addition, under Section 1248 of the Internal Revenue Code, gain from the sale or exchange of shares of Urban Canada by a holder who is or was a U.S. Shareholder at any time during the five-year period ending with such sale or exchange would be treated as dividend income and taxed at ordinary income rates to the extent of earnings and profits of Urban Canada attributable to the stock sold or exchanged.

    If Urban Canada is both a passive foreign investment company (as defined below) and a controlled foreign corporation, Urban Canada will not be treated as a passive foreign investment company with respect to the U.S. Shareholders.

    Management does not believe that Urban Canada is a controlled foreign corporation.

    PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

    Urban Canada will be classified as a passive foreign investment company for any taxable year during which either 75 percent or more of our gross income is passive income or the average quarterly value of our assets which produce or are held for the production of passive income for such taxable year equals or exceeds 50 percent of the average quarterly value of our total assets for the year. Classification of Urban Canada as a passive foreign investment company at any time during a particular U.S. holder's holding period may result in a number of unfavorable U.S. income tax consequences including recognition of gain on the disposition of Urban Canada shares, recognition of gain on the continuation of Urban Canada to the United States, taxation of that gain at rates applicable to ordinary income and an imposition of an interest charge on taxes apportioned to prior years in the U.S. holder's holding period for his Urban Canada shares.

    Management does not believe that Urban Canada satisfies either of the tests for passive foreign investment company status in this year or that it has satisfied either test in any previous year.

    FOREIGN PERSONAL HOLDING COMPANY

    Urban Canada will be classified as a foreign personal holding company for U.S. federal income tax purposes if both of the following tests are satisfied:
(i) at any time during Urban Canada's taxable year, five or fewer individuals who are U.S. citizens or residents own or are deemed to own (under certain attribution rules) more than 50% of all classes of Urban Canada's shares measured by voting power or value and (ii) Urban Canada receives at least 60% (50% in subsequent years) of its gross income (regardless of source), as specifically adjusted, from passive sources.

    If Urban Canada were to be classified as a foreign personal holding company, a portion of our "undistributed foreign personal holding company income" (as defined for U.S. federal income tax purposes) would be allocated to all of our U.S. shareholders who are U.S. holders on the last day on which Urban Canada is classified as a foreign personal holding company or the last day of Urban Canada's taxable year if earlier. This income would be includable in a U.S. holder's gross income as a dividend for U.S. federal income tax purposes. U.S. holders who dispose of their common shares prior to that date would not be subject to tax under these rules.

    Management does not believe that Urban Canada satisfies either the foreign personal holding company ownership test or the foreign personal holding company income test.

    DISSENTING SHAREHOLDERS

    U.S. holders who exercise their right of dissent and who receive cash in exchange for their common shares of Urban Canada will recognize gain or loss. Gain or loss will be treated as U.S. source capital gain or capital loss and will be measured as the difference between the money and the fair market value of other property received in exchange for the shares and the adjusted basis of the shares surrendered.

    URBAN CANADA WARRANTS

    A U.S. holder who holds warrants enabling the U.S. holder to acquire common shares of Urban Canada will not recognize gain or loss as a result of the change in entitlement to acquire common shares of Urban Wyoming as a result of the continuation. In addition, a U.S. holder who purchases Urban Wyoming shares pursuant to a warrant will not recognize any gain or loss on such a purchase and will have an adjusted tax basis in Urban Wyoming shares equal to the aggregate of the purchase price of the warrants and the purchase price of Urban Wyoming shares acquired pursuant to the warrants.

    UNITED STATES TAXATION OF INCOME, GAINS, AND LOSSES

    Distributions made by Urban Wyoming to U.S. holders of Urban Wyoming shares will be treated as dividends to the extent of Urban Wyoming's current and accumulated earnings and profits. Dividend income is treated as ordinary income. The maximum federal income tax rate on ordinary income of individuals is currently 39.6 percent.

    A corporate U.S. holder who receives a dividend from Urban Wyoming will be allowed a dividends received deduction from its taxable income in an amount equal to 70% of the dividend received if the corporate U.S. holder owns less than 20% of the voting power and the value of the shares of Urban Wyoming. A corporate U.S. holder who has an ownership percentage of at least 20% but less than 80% of the voting power and value of shares of Urban Wyoming will receive a dividends received deduction in the amount of 80% of the dividends received. A corporate U.S. holder that owns 80% or more of the voting power and value of the shares of Urban Wyoming will be allowed a dividends received deduction equal to 100% of the dividend received from Urban Wyoming.

    Distributions in excess of Urban Wyoming's current and accumulated earnings and profits will be tax-free to the extent of the U.S. holder's adjusted basis in their Urban Wyoming shares but will reduce the adjusted basis by the same amount.

    U.S. holders who hold their Urban Wyoming shares as a capital asset and who either dispose of their Urban Wyoming shares at a gain or who receive distributions in excess of Urban Wyoming's earnings and profits and adjusted basis will recognize a capital gain. Under current U.S. law, the net long term capital gains (assets held in excess of 12 months) of individuals are subject to a maximum federal income tax rate of 20 percent. Net short-term capital gains are taxed at the marginal tax rates for ordinary income. (For individuals the maximum marginal rate is 39.6% and for corporations the maximum marginal rate is 35%.)

    In order to determine the appropriate capital gains tax rate, U.S. holders who are individuals will need to determine the holding period of their Urban Wyoming shares (i.e., the period of time that the U.S. holder has owned the Urban Wyoming shares). In determining the holding period of the Urban Wyoming shares, the U.S. holder will include the period during which the shares of Urban Canada were held by the U.S. holder.

    For corporations, capital gains and ordinary income are taxed at the maximum federal income tax rate of 35 percent.

    Capital losses are deductible only to the extent of capital gains. However, in the case of taxpayers other than corporations, $3,000 ($1,500 in the case of a married person filing a separate return) of capital losses are deductible against ordinary income annually. In the case of individuals and other non-corporate taxpayers, capital losses that are not currently deductible may be carried forward to other years. In the case of corporations, capital losses that are not currently deductible are carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year.

    CANADIAN HOLDERS

    A Canadian holder will not be subject to United States federal income tax or reporting requirements on gain recognized as a result of the continuation.

    U.S. non-recognition treatment is mandatory rather than elective and will result in the Canadian holders receiving a U.S. federal income tax adjusted cost basis in the Urban Wyoming shares acquired pursuant to the exchange that is the same as the U.S. adjusted basis of their shares of Urban Canada surrendered.

    Canadian holders will not be subject to U.S. income tax on account of cash received on payments made pursuant to the dissent provisions of the continuation.

    SUBSEQUENT SALE OF URBAN WYOMING SHARES

    A Canadian holder will not be subject to United States federal income tax on gain recognized on the sale or other disposition of Urban Wyoming shares, unless the Urban Wyoming shares constitutes a United States real property interest at the time of disposition and the Canadian holder is a "5 percent shareholder." A Canadian holder who beneficially owns or owned more than five percent of the total fair market value of Urban Wyoming's regularly traded shares, either at the time of disposition or at any time in the five-year period ending on the disposition date, will be a 5 percent shareholder. Gain recognized by a 5 percent shareholder will be subject to United States tax unless the Canadian 5 percent shareholder establishes in a prescribed manner that Urban Wyoming is not a United States real property interest. Specifically, the Canadian 5 percent shareholder must establish that the fair market value of Urban Wyoming's United States real property interests is and was less than 50 percent of the fair market value of the sum of all of its trade or business assets, its real properties located outside the United States and its United States real property interests, both at the time of disposition and at any time in the five year period ending on the disposition date.

    Management believes that Urban Wyoming will not be a U.S. real property interest.

    RECEIPT OF DIVIDENDS ON URBAN WYOMING SHARES

    Distributions made by Urban Wyoming to Canadian holders of Urban Wyoming shares will be treated as U.S. source dividends to the extent of Urban Wyoming's current and accumulated earnings and profits. Canadian holders will generally be subject to 15 percent U.S. non-resident withholding tax, with no allowance for deductions, except in the case of a Canadian corporation that owns at least 10 percent of the Urban Wyoming voting shares, in which case the U.S. non-resident withholding tax rate is reduced to 5 percent pursuant to the Canadian-United States Income Tax Convention.

    Distributions in excess of Urban Wyoming's current and accumulated earnings and profits will be tax-free to the extent of the Canadian holder's adjusted basis in their Urban Wyoming shares but will reduce the adjusted basis by the same amount. Distributions in excess of Urban Wyoming's earnings and profits and adjusted basis will give rise to a capital gain, treated in the manner described in, "Subsequent Sale of Urban Wyoming Shares," above.

    FEDERAL ESTATE TAX TREATMENT

    Shares and warrants of Urban Wyoming held by an individual Canadian holder at the time of death are U.S. situs assets and are potentially subject to United States federal estate tax. A non-resident of the United States is eligible for an effective $60,000 exemption amount on U.S. situs assets. Estates with U.S. situs assets in excess of $60,000 are subject to estate tax rates ranging from 26% to 55%. A number of relieving provisions are available under the Canadian-United States Income Tax Convention, including a potentially enhanced effective exemption amount, a limited marital credit and, depending upon the circumstances, a Canadian foreign tax credit for all or a portion of any U.S. estate taxes paid. As well, individual Canadian holders whose world-wide gross estates, as computed under U.S. tax rules, are limited to $1.2 million or less are subject to U.S. estate tax only on properties the disposition of which would be subject to U.S. income tax under the Canadian-United States Income Tax Convention.

CANADIAN INCOME TAX CONSIDERATIONS

    Thorsteinssons, our Canadian tax counsel, has advised that the following general summary fairly describes the principal Canadian federal income tax consequences of the proposed continuation of Urban Canada to Wyoming to our Canadian holders who are, specifically, those shareholders and warrantholders who are resident in Canada, who own, either alone or together with related persons, less than 10% of the shares of Urban Canada, and to whom shares and warrants of Urban Canada constitute capital property for the purposes of the Canadian Income Tax Act. This summary also describes the principal Canadian federal income tax consequences of the proposed continuation of Urban Canada to Wyoming to non-resident holders who are, specifically, those shareholders and warrantholders who are non-residents of Canada, do not carry on business in Canada, and who own, either alone or together with related persons, less than 10% of the shares of Urban Canada. Other shareholders and warrantholders of the Company should consult their own tax advisors as the tax consequences to them of the proposed continuation are beyond the scope of this summary.

    This summary is based upon the current provisions of the Canadian Income Tax Act, the regulations therein, any proposed amendments to the Canadian Income Tax Act or regulations previously announced by the Federal Minister of Finance and counsel's understanding of the current administrative and assessing policies of Revenue Canada, Customs, Excise and Taxation. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the proposed amendments, nor does it take into account provincial or foreign tax considerations which may differ significantly from those discussed herein.

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE CANADIAN INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED CONTINUATION.

    NATURE OF SHARES AND WARRANTS OF URBAN CANADA HELD BY CANADIAN HOLDERS

    The shares and warrants of Urban Canada will generally constitute "capital property" to a Canadian holder, unless the Canadian holder is a trader or dealer in securities or is engaged in an adventure in the nature of trade with respect to the shares and warrants. Certain individual Canadian holders whose shares of Urban Canada might not otherwise qualify as "capital property" may be entitled to obtain such qualification by disposing of their shares before the time of the continuation and making an irrevocable election under subsection 39(4) of the Canadian Income Tax Act. After the continuation, the shares of Urban Canada will no longer constitute Canadian securities for purposes of the subsection 39(4) election. ANY INDIVIDUALS CONTEMPLATING MAKING AN ELECTION UNDER SUBSECTION 39(4) OF THE CANADIAN INCOME TAX ACT SHOULD CONSULT THEIR TAX ADVISORS AS THE ELECTION WILL AFFECT THE CANADIAN INCOME TAX TREATMENT OF THE DISPOSITION OF THE SHAREHOLDER'S OTHER CANADIAN SECURITIES.

    PRE-CONTINUATION TRANSACTION


    Before the continuation, WAZU Products Ltd., a subsidiary of Urban Canada, will sell the assets used in its U.S. operations to Urban Juice and Soda (USA) Inc., another subsidiary of Urban Canada, for proceeds of disposition equal to the fair market value of its assets. WAZU will realize a gain on the sale equal to the amount by which the proceeds exceed the tax cost of its assets, three quarters of which must be included in its income for the year of disposition. WAZU may deduct any non-capital losses available for carry-forward from the gain in computing its taxable income for the year in which the sale takes place.


    As of the date of this proxy statement/prospectus, in view of the fair market value and the tax cost of the assets to be sold by WAZU and the non-capital losses available to be carried forward by WAZU, we do not believe that Canadian income tax will be payable as a result of the sale.


    CONSEQUENCES OF CONTINUATION TO HOLDERS


    The continuation of Urban Canada into Wyoming will not constitute a taxable event for our Canadian holders. Canadian holders will continue to hold their shares and warrants at the same adjusted cost base as before the continuation.

    Any dividends paid by us to our Canadian shareholders after Urban Canada's continuation into Wyoming and reconstitution as Urban Wyoming will no longer be eligible for the dividend tax credit provided under the Canadian Income Tax Act. Under the Canada-US Income Tax Convention the U.S. tax that may be withheld from dividends paid by us to our Canadian shareholders will be limited to a maximum rate of 15%. Canadian shareholders may claim a foreign tax credit or a deduction in computing their taxable income for US tax withheld on dividends paid by Urban Canada.

    FOREIGN REPORTING

    A Canadian resident is required under the Canadian Income Tax Act to report his or her foreign property holdings if the aggregate cost amount of such holdings exceeds $100,000. Following the continuation, the shares and warrants of Urban Wyoming will constitute foreign property for the purposes of this rule and their "cost amount" will count towards the calculation of the $100,000 threshold.

    DISSENT PROCEEDINGS

    If a shareholder initiates formal dissent proceedings in respect of the proposed continuation, Urban Canada will be required to purchase the dissenting shareholder's shares for a cash payment equal to the fair value of the shares. The redemption proceeds will be treated as a dividend to the extent that the proceeds exceed the paid-up capital of the purchased shares. The balance of the redemption proceeds (i.e., the amount equal to the paid-up capital of the purchased shares) will be treated as proceeds of disposition of the shares for the purpose of computing the shareholder's capital gain or loss. Consequently, the dissenting shareholder will realize a capital gain or loss to the extent that the paid-up capital of the shares exceeds or is exceeded by the shareholder's adjusted cost base of the shares.

    A dissenting shareholder that is a private corporation or a subject corporation, as those expressions are defined in the Canadian Income Tax Act, will be liable to pay a 33 1/3% refundable tax under Part IV of the Canadian Income Tax Act on the redemption proceeds to the extent that they are treated as a dividend. A private corporation is one that is not public and is not controlled by one or more public companies and a subject corporation is one that is not private and is controlled by or for the benefit of one individual or a related group of individuals.

    If the dissenting shareholder is a corporation resident in Canada, the full amount of the redemption proceeds may be treated as proceeds of disposition with the result that no dividend will be deemed to have been paid to the shareholder and any gain or loss realized by the dissenting shareholder will be determined by reference to the full amount of the redemption proceeds.

    Any capital loss arising on the exercise of dissent rights by a corporate shareholder of Urban Canada will be reduced by the amount of dividends received or deemed to have been received, including any deemed dividend arising from the exercise of dissent rights, on the purchased shares where the period of ownership of the shares was less than 365 days or where the corporate holder (together with individuals or entities with whom it did not deal at arm's length) held more than 5% of the issued shares of any class of Urban Canada at the time the dividends were received or deemed to have been received.

    INTEREST EXPENSE

    Urban Canada's continuation to Wyoming will not affect the deductibility of interest incurred on money borrowed to purchase shares of Urban Canada. Interest that is deductible now will continue to be deductible by the shareholder after the continuation to Wyoming when paid or payable, depending on the method regularly followed by the shareholder. Interest will remain deductible only as long as the shareholder continues to own the shares of Urban Wyoming or uses the borrowed funds to earn income from a business or property. Compound interest is deductible only when paid.

    COMPANY CONSEQUENCES

    Once we have been granted a Certificate of Continuation or similar constitutional documents from Wyoming, Urban Canada will be deemed to have been incorporated in Wyoming at that time for purposes of the Canadian Income Tax Act and will cease to be a resident of Canada.

    The "corporate emigration" rules under the Canadian Income Tax Act will apply upon the continuation of Urban Canada to Wyoming. Accordingly, we will be deemed to have had a taxation year ended immediately before being granted a Certificate of Continuation in Wyoming. Each property owned by us immediately before the deemed year end will be deemed to have been disposed of for proceeds of disposition equal to that property's fair market value. Any gains or losses derived from this deemed disposition of property will be taken into account when determining the amount of our taxable income for the fiscal period which ends immediately before Urban Canada's continuation into Wyoming. The amount of any taxable income so determined will be subject to tax in accordance with the provisions of the Canadian Income Tax Act.

    As of the date of this proxy statement/prospectus, in view of the fair market value and tax cost of each property owned by us, we do not believe that Canadian income tax will be payable solely as a result of the deemed disposition of each of our properties.

    We will also be required to pay a special branch tax equal to 5% of the amount by which the fair market value of our assets exceed the aggregate of our liabilities, including any liabilities under the Canadian Income Tax Act, and the paid-up capital of issued and outstanding shares at the time of Urban Canada's continuation into Wyoming.

    As of the date of this proxy statement/prospectus, in view of the fair market value of our assets, liabilities and the paid-up capital of our issued and outstanding shares, we do not believe that we will be liable to pay the special branch tax.

    After our continuation into Wyoming, Urban Wyoming will cease to be liable for Canadian tax on our worldwide income. However, if we carry on business through a permanent establishment located in Canada, as that expression is defined in the Canadian-United States Income Tax Convention, we will continue to be subject to Canadian tax on business profits attributable to the permanent establishment.

    TAX-EXEMPT HOLDERS

    After the continuation takes effect, the shares of Urban Wyoming will remain listed on the Vancouver Stock Exchange which is a prescribed stock exchange for purposes of the Canadian Income Tax Act. In this way, the shares and warrants will be qualified investments for a trust governed by a registered retirement savings plan, deferred profit sharing plan, registered retirement income fund or registered pension plan, and certain other entities. However, the shares and warrants would constitute "foreign property" to these trusts and entities for the purposes of the Canadian Income Tax Act.

    Excepting foreign property that constitutes a qualified investment and property that was not foreign property when acquired but became foreign property within the preceding two years, trusts and other entities must pay a monthly tax under the Canadian Income Tax Act equal to 1% of the amount by which the cost amount of all the trust's foreign property as determined at the end of each month exceeds the aggregate of:

        (a) 20% of the cost amount of all the trust's property; and,

        (b) in certain circumstances, an additional amount in respect of the trust's "small business investment amount."

    The result of this rule is that the cost of the shares and warrants of Urban Wyoming will not be included in the excess foreign property subject to the monthly tax until two years after the date of the continuation.


    HOLDERS THAT ARE ONE OF THE TYPES OF ENTITIES DESCRIBED ABOVE SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE CONSEQUENCES OF HOLDING SHARES AND WARRANTS OF URBAN WYOMING.


    NON-RESIDENT HOLDERS

    The continuation of Urban Canada into Wyoming will not constitute a taxable event for federal Canadian income tax purposes for holders who are not resident in Canada for Canadian income tax purposes.

    Dividends paid by Urban Wyoming to these non-resident holders after our continuation into Wyoming will no longer be subject to Canadian withholding tax.

                   INTEREST OF MANAGEMENT IN THE CONTINUATION

    No director or senior officer of Urban Canada at any time since the beginning of our most recently completed financial year, no proposed nominee for election as a director of Urban Canada and no associate or affiliate of any person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the continuation, except for any interest arising from the ownership of shares of Urban Canada where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of Urban Canada.

                       RIGHTS OF DISSENTING SHAREHOLDERS

RIGHT OF DISSENT

    The British Columbia Company Act provides that our shareholders are entitled to exercise dissenter's rights in connection with the continuation. A shareholder validly exercising its right of dissent is entitled to be paid the fair value of its shares as determined by agreement between the dissenter and us. If we cannot agree on the fair value of the shares, the value will be determined by a court order. In determining the fair value of the dissenter's shares, the court will consider the value of the shares as of the day before the date the continuation resolution is passed, including any appreciation or depreciation in anticipation of the vote. The court may set the price and terms of the payment and sale or order that they be set by arbitration. The court is not bound by any single set of evidentiary standards, although the quoted stock market price is used as an indication of the fair value of the shares.

DISSENT PROCEEDINGS

    A dissenting shareholder must follow the appropriate procedures under the British Columbia Company Act or suffer the termination or waiver of its dissenter's rights.

    A shareholder electing to exercise dissenter's rights must, at least two days prior to the meeting, perfect its dissenter's rights by demanding in writing from Urban Canada the appraisal of its common shares of Urban Canada, as provided in Section 37 of the British Columbia Company Act. A holder who elects to exercise dissenter's rights should mail or deliver its written demand to Urban Canada at 1356 Frances Street, Vancouver, British Columbia, Canada V6L 1Y9, Attn: Corporate Secretary. The demand should specify the holder's name and mailing address, the number of common shares of Urban Canada owned and that the holder is demanding appraisal of its shares. Only a holder of record of common shares of Urban Canada, or its representative, is entitled to assert dissenter's rights for the shares registered in its name.

    Section 207 of the British Columbia Company Act applies after a holder of Urban Canada common shares has given its notice of dissent. If a holder exercises and perfects dissenter's rights in connection with the continuation under Section 207, any common shares of Urban Canada affected by those rights will not be converted into common shares of Urban Wyoming but instead will be converted into the right to receive the consideration as may be determined in accordance with Section 207.

    If any dissenting shareholder withdraws or loses its right to appraisal, its shares will be converted into common shares of Urban Wyoming in the continuance. A shareholder will lose its right to appraisal if it votes in favor of the continuation.

                            SELECTED FINANCIAL DATA

    The selected financial data as of December 31, 1994, 1995, 1996, 1997, 1998, and as of June 30, 1999, for the nine months ended December 31, 1994 and the years ended December 31, 1995, 1996, 1997 and 1998, are derived from the audited consolidated financial statements of Urban Canada (the "Consolidated Financial Statements"), and should be read in conjunction with the Consolidated Financial Statements and the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations. The unaudited selected financial data as of June 30, 1999 and comparative figures as of June 30, 1998 and for the six months ended June 30, 1999 and June 30, 1998, respectively, have been prepared by management of Urban Canada. The Consolidated Financial Statements are expressed in Canadian dollars and were prepared in accordance with Canadian generally accepted accounting principles, which do not materially differ from United States generally accepted accounting principles except as explained in "Consolidated Financial Statements--Note 14." We changed our fiscal year end to December 31, effective 1994. As a result, amounts reported for fiscal 1994 are for nine months ended December 31, 1994. Previously, Urban Canada had a fiscal year ending on March 31.


                                            NINE                                                       SIX         SIX
                                           MONTHS        YEAR       YEAR       YEAR        YEAR       MONTHS     MONTHS
                                            ENDED        ENDED      ENDED      ENDED      ENDED       ENDED       ENDED
STATEMENT OF OPERATIONS DATA              12/31/94     12/31/95   12/31/96   12/31/97    12/31/98    6/30/99     6/30/98
--------------------------------------  -------------  ---------  ---------  ---------  ----------  ----------  ---------
CANADIAN GAAP
Sales.................................  Can.$5,278,230 $4,412,338 $3,458,701 $3,265,317 $7,011,046  $8,263,627  $3,339,969
Cost of sales.........................      4,422,241  3,750,758  3,006,924  3,043,694   5,123,016   5,684,292  2,387,889
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
Gross margin..........................        855,989    661,580    451,777    221,623   1,888,030   2,579,335    952,080
Operating expenses....................      1,031,338  2,218,028  2,874,977  4,263,456   4,154,106   2,869,796  1,905,365
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
  Total operating loss................  Can.$ 175,349  $1,556,448 $2,423,200 $4,041,833 $2,266,046  $  290,461  $ 953,285
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
OTHER INCOME/EXPENSES:
Interest expense on debentures........  Can.$  27,649  $  21,703  $      --  $      --  $       --  $       --  $      --
Other interest expense................         10,436     31,578     26,527     10,002      16,347  $   13,522  $   8,736
Interest income.......................          3,314        401     29,055     57,146      27,725      15,518     23,910
Miscellaneous income (expense)........          4,264    113,875      1,341      5,167       3,028     (32,234)     1,696
Foreign exchange gain.................                                           6,361      72,224      22,604     26,787
Gain (loss) on disposal of capital
  assets..............................             --     18,823     (6,921)    12,584      17,813       4,307     (5,792)
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
  Net loss(1).........................  Can.$ 205,856  $1,476,630 $2,426,252 $3,970,577 $2,341,707  $  293,788  $ 915,420
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
Net loss per common share(2)..........  Can.$    0.04  $    0.23  $    0.28  $    0.33  $     0.17  $     0.02  $    0.08
Weighted average number of common
  shares outstanding(3)(4)............      5,544,200  6,345,285  8,779,905  11,868,160 14,037,202  17,228,815  13,850,643

DIFFERENCES TO US GAAP
Loss determined under Canadian GAAP...  Can.$ 205,856  $1,476,630 $2,426,252 $3,970,577 $2,341,707  $  293,788  $ 915,420
Stock compensation expense............             --         --         --         --      18,607          --     18,607
Expense (income) relating to product
  development costs...................             --     94,604    273,439     39,911     (84,000)     42,000    (42,000)
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
Loss determined under US GAAP.........  Can.$ 205,856  $1,571,234 $2,699,731 $4,010,488 $2,276,314  $  335,788  $ 892,027
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
Weighted average number of common
  shares outstanding under Canadian
  GAAP................................      5,544,200  6,345,285  8,779,905  11,868,160 14,037,202  17,228,815  13,850,643
Less common shares held in escrow.....      1,500,000  1,500,000  1,500,000  1,500,000   1,500,000   1,500,000  1,500,000
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
Weighted average number of common
  shares outstanding under U.S.
  GAAP................................      4,044,200  4,845,285  7,279,905  10,368,160 12,537,202  15,728,815  12,350,643
Net loss per common share under U.S.
  GAAP................................  Can.$    0.05  $    0.32  $    0.37  $    0.39  $     0.18  $     0.02  $    0.07
Shareholders deficit under Canadian
  GAAP................................  Can.$ 401,222  $1,877,852 $4,304,104 $8,274,681 $10,616,388 $10,910,176 $9,190,101
Development costs expensed under U.S.
  GAAP................................             --     94,604    368,083    407,994     323,994     365,994    365,994
Employee share purchase loans.........             --         --         --     21,400          --          --         --
Stock compensation....................             --         --         --         --      18,607      18,607     18,607
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
Shareholder deficit under U.S. GAAP...  Can.$ 401,222  $1,972,456 $4,672,187 $8,704,075 $10,958,989 $11,294,777 $9,574,702
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------
                                        -------------  ---------  ---------  ---------  ----------  ----------  ---------

                                    AS OF        AS OF       AS OF       AS OF        AS OF        AS OF       AS OF
BALANCE SHEET DATA                12/31/94      12/31/95    12/31/96    12/31/97    12/31/98      6/30/99     6/30/98
------------------------------  -------------  ----------  ----------  ----------  -----------  -----------  ----------
Current assets................  Can.$1,356,012 $1,740,613  $4,046,920  $3,677,130  $ 2,766,317  $ 6,122,289  $3,169,642
Capital assets................        378,790     321,149     229,552     667,764      834,975      778,896     891,856
Intangible assets.............        150,943     192,155     450,048     634,451      454,099      425,918     623,528
                                -------------  ----------  ----------  ----------  -----------  -----------  ----------
    Total assets..............  Can.$1,885,745 $2,253,917  $4,726,520  $4,979,345  $ 4,055,391  $ 7,327,103  $4,685,026
                                -------------  ----------  ----------  ----------  -----------  -----------  ----------
                                -------------  ----------  ----------  ----------  -----------  -----------  ----------
Current liabilities...........        431,636     869,394     681,237   1,204,941    1,696,929    2,845,910   1,633,193
Capital leases and long term
  debt........................        126,233     121,803      54,641          --       31,915       15,919          --
Debentures....................        520,000     248,302          --          --           --           --          --
Share capital.................      1,209,098   2,892,270   8,294,746  12,049,085   12,942,935   15,375,450  12,241,934
Accumulated deficit...........       (401,222) (1,877,852) (4,304,104) (8,274,681) (10,616,388) (10,910,176) (9,190,101)
                                -------------  ----------  ----------  ----------  -----------  -----------  ----------
Shareholders' equity..........  Can.$ 807,876   1,014,418   3,990,642   3,774,404    2,326,547    4,465,274   3,051,833
Common shares
  outstanding(3)(4)...........      5,824,379   7,354,701  10,742,612  13,651,164   15,150,164   18,660,918  13,936,164

------------------------------

(1) The amounts of the net losses are computed in accordance with Canadian GAAP. The net loss in accordance with U.S. GAAP differs from the amount in the Consolidated Financial Statements due to the expensing of product development costs as incurred and the recording of stock compensation on options and warrants granted to non-employees. Under U.S. GAAP, the net loss for the years ended December 31, 1995, 1996, 1997 and 1998 were Can.$1,571,234, Can.$2,699,731, Can.$4,010,488 and Can.$2,498,140,
    respectively.


(2) The amounts of net losses per share are computed in accordance with Canadian GAAP. The net loss per share for Canadian GAAP is calculated including the 1,500,000 common shares held in escrow. Under U.S. GAAP, such common shares would not be included in the loss per share calculation. Under U.S. GAAP, the net loss per share for the years ended December 31, 1995, 1996, 1997 and 1998 were Can.$0.32, Can.$0.37, Can.$0.39 and Can.$0.18, respectively.


(3) Does not include 2,412,000 common shares reserved for issuance upon exercise of outstanding stock options at exercise prices ranging from $0.75 to $1.75 per share as at August 11, 1999, 40,000 common shares reserved for issuance upon exercise of outstanding warrants at an exercise of Can.$1.15, 914,000 common shares reserved for issuance upon exercise of outstanding warrants at an exercise price of Can.$0.60 and 1,656,567 common shares reserved for issuance upon exercise of outstanding warrants at an exercise of Can.$0.75 per share if exercised by May 4, 2000, and then at $0.90 per share until May 4, 2001.

(4) 1,500,000 escrow shares are eligible for release at a rate of one escrow share released pro rata for each Can.$0.125 of cumulative cash flow from operations of Urban Canada. Release of these shares from escrow is subject to approval by the securities regulatory authorities. See "Description of Urban Canada Capital Stock -- Escrow Shares."

                               EXCHANGE RATE DATA

    The following table sets forth certain exchange rates based on the daily noon buying rate in New York City for the cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as U.S. dollars per Can.$1.00. On August 27, 1999, the inverse of the noon buying rate was Can.$1.00 per US$0.6702.

  FROM        TO       AVERAGE     HIGH        LOW
---------  ---------  ---------  ---------  ---------
4/1/94      12/31/94     0.7277     0.7457     0.7103
1/1/95      12/31/95     0.7286     0.7527     0.7023
1/1/96      12/31/96     0.7332     0.7513     0.7235
1/1/97      12/31/97     0.7220     0.7487     0.6945
1/1/98      12/31/98     0.6740     0.7105     0.6341
1/1/99       6/30/99     0.6702     0.6891     0.6535

                    URBAN CANADA MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    We currently produce and market two New Age Beverages. In 1994, we created, and in 1995 launched, two unique beverage brands, JONES SODA CO., a "premium" soda, and WAZU, a natural spring water. Prior to the launch of these two Urban Juice brands, we were solely a regional distributor of licensed and unlicensed alternative or New Age beverage brands and products in various territories located in Western Canada.

    In connection with transforming our business focus from being solely a regional distributor of licensed and unlicensed brands and products to being solely a developer, producer, marketer and distributor of our own brands and products, we believe our short-term sales growth will be substantially dependent on our ability to build the JONES SODA CO. brand franchise and expand our distributor network. We believe that our long-term sales growth will be largely dependent on the ability to continue to build the quality of our distributor network for our brands, and to successfully launch new unique beverage brands and products through that network when the lifecycle of our existing brands and products warrant doing so.

    One of the main reasons for our change in strategic direction was the potential to earn higher gross margins from the sale of our own unique beverage brands. We anticipate that gross margins will improve as we increase the volume of sales of our brands. This increase, we believe, will come from falling marginal costs as we increases our sales volume.


    In order to better align the business operations of Urban Canada and our wholly-owned subsidiaries, WAZU Products Ltd. will sell assets used in its U.S. operations to Urban Juice & Soda (USA) Inc. The assets will be sold for proceeds equal to their fair market value. Urban Juice & Soda (USA) Inc. will assume debt of WAZU Products Ltd. equal to their fair market value of the U.S. assets. Under Canadian and US GAAP, this transaction will be treated as a transfer of assets under common control, and accordingly will be accounted for at historical cost in a manner similar to a pooling of interests.


SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1998

    SALES

    Total sales increased by Can.$4,923,658 or 147%, from Can.$3,339,969 for the six months ended June 30, 1998 to Can.$8,263,627 for the six months ended June 30, 1999. The portion of total sales of JONES SODA for the six month period ending June 30, 1999, was 96.1%, with the balance of 3.9% comprising a combination of WAZU Natural Spring Water and wearable clothing of JONES SODA. JONES SODA sales increased 153% from Can.$3,145,996 in 1998 to Can.$7,944,306 in 1999, while sales of WAZU Spring Water and wearables increased 65% from Can.$193,973 in 1998 to Can.$319,321 in 1999.

    Sales of JONES SODA increased year over year due to increased case sales by existing distributors as well as new distributors that were added in late 1998 and early 1999. As of June 30, 1999, JONES SODA was sold in Western Canada, Ontario, Nova Scotia, Newfoundland, California, the Pacific Northwest, New York, New Jersey, Nevada, Arizona, Alaska, Yukon, select regions of New England, Philadelphia, Ohio, Illinois, Indiana, Michigan, South Dakota, Nebraska, Alabama, Iowa, Georgia, North Carolina, Florida and Hawaii.

    COST OF SALES

    Cost of sales, which consists of product and delivery and storage expenses, increased by Can.$3,296,403, or 138%, from Can.$2,387,889 for the six months ended June 30, 1998 to Can.$5,684,292 for the six months ended June 30, 1999. The increase in cost of sales was attributable to the increase in sales year over year. Cost of goods sold as a percent of sales was 68.8% for the six month period ending June 30, 1999 compared to 71.5% for the six month period ending June 30, 1998.

Delivery and storage was up as a percent of sales due to a wider distribution of customers to ship primarily from two bottling plants.

    GROSS PROFIT

    Gross profit increased by Can.$1,627,255, or 171%, from Can.$952,080 for the six months ended June 30, 1998 to Can.$2,579,335 for the six months ended June 30, 1999. The increase in gross profit reflects the increase in the sales compared to the same period last year. Gross margin increased from 28.5% for the six months ended June 30, 1998 to 31.2% for the six months ended June 30, 1999. The increase in gross margin reflects the lower cost of goods due to volume efficiencies.

    EXPENSES

    Total expenses increased by Can.$964,431 or 50.6% from Can.$1,905,365 for the six months ended June 30, 1998 to Can.$2,869,796 for the six months ended June 30, 1999. The increase in total expenses for the six month period ended June 30, 1999 compared to the same period last year is due primarily to an increase in promotion and selling expenses.

    Promotion and selling expenses increased by Can.$681,234, or 60% from Can.$1,143,503 for the six months ended June 30, 1998 to Can.$1,824,737 for the six months ended June 30, 1999. Promotion and selling increased year over year due to the increased amount of distributor programs due to the increased number of distributors of Jones Soda.

    Wages increased Can.$35,662 or 16% from Can.$222,431 for the six months ended June 30, 1998 to Can.$258,093 for the six months ended June 30, 1999 due to increased costs to serve a much larger sales force and distributor base.

    Professional fees increased Can.$98,311 or 236% from Can.$41,645 for the six months ended June 30, 1998 to Can.$139,956 for the six months ended June 30, 1999 and consulting fees increased Can.$79,312, or 87.5% from Can.$90,606 for the 1998 period to Can.$169,818 in the 1999. The increase in professional and consulting fees is attributable to increased legal and accounting fees associated with our lawsuit against Tastemaker as well as our re-incorporation into the United States.

    OTHER INCOME (EXPENSES)

    Other income (expense) was Can.$(3,327) for the six months ended June 30, 1999 compared to other income of Can.$37,865 for the six months ended June 30, 1998. Other expense for the six months ended June 30, 1999 consisted mainly of miscellaneous expense incurred to destroy old product and associated with the Tastemaker lawsuit and interest expense on our Operating Line of Credit, partially offset by foreign exchange gains and interest income earned on cash deposits.

    NET INCOME (LOSS)

    Our net loss decreased by Can.$621,632 or 68% from Can.$(915,420) for the six months ended June 30, 1998 to Can.$(293,788) for the six months ended June 30, 1999. As a percentage of total sales, the net loss decreased from 27.4% for the period ended June 30, 1998 to 3.6% for the period ended June 30, 1999. The improvement is due to a higher level of sales as well as improved gross margins.


SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1998.


    Net cashflow from operating activities for the six-month period ending June 30, 1999 was Can.$(1,287,687) compared to Can.$(1,380,668) for the same period in 1998. The Company invested in sales, marketing and administrative expenses to increase the Company's distributor network and promote the Company's lead brand, Jones Soda. Net cashflow from financing activities in 1999 was Can.$2,106,919 compared to Can.$151,098 in 1998. During the period ending June 30, 1999, the Company closed a Private Placement of Can.$2,432,515. Cash and cash equivalents increased for the six-month period ending June 30, 1999 to Can.$1,110,502 from Can.$136,902 in 1998.

    The current ratio of the Company's balance sheet as at June 30, 1999 was
2.15 compared to 1.94 as at June 30, 1998. Working capital as at June 30, 1999 was Can.$3,276,379 compared to Can.$1,536,449 for the same time last year. Inventory was Can.$1,652,362 as at June 30, 1999 compared to Can.$1,524,953 for the same time last year, and for 1999 included raw materials of Can.$643,249, WAZU finished goods of Can.$5,749 and Jones Soda finished goods of approximately Can.$934,759. Wearables and point of sale materials of Can.$68,605 made up the remaining inventory balance.

    We announced on May 4, 1999 that we had closed our Private Placement in the amount of Can.$2,484,850. The purpose of this financing was to finance the growth of the brand in 1999.

INVESTOR RELATIONS

    During the period ending June 30, 1999, we completed all investor relations activities in-house. We sent out copies of news or press releases, our corporate brochure, and communicated to shareholders with a monthly newsletter. As in-house activities, there are no material expenses associated with investor relations.

LITIGATION

    On February 19, 1997, we filed a Statement of Claim in the British Columbia Supreme Court (URBAN JUICE & SODA COMPANY LTD. V. HERCULES INCORPORATED ET AL.) The named defendants were Tastemaker, Tastemaker Canada Inc., Hercules Incorporated and Mallinckrodt Inc. Givaudan Roure Flavors Corporation, by agreement dated March 31, 1997, assumed the United States liabilities of Tastemaker, and on August 6, 1997 was substituted as the defendant in place of Mallinckrodt Inc., carrying under the name and style of Tastemaker, Hercules Incorporated, and Tastemaker. Thus, the defendants in the action are now Givaudan Roure Flavors Corporation and Tastemaker Canada, Inc. The trial date is set for March 2000. Tastemaker and its affiliated companies, were the flavor houses that created the concentrate for the original line of flavors for JONES SODA CO. We are seeking damages in excess of Can.$1,000,000 against the defendants for failing to design and produce concentrate in accordance with our specifications.

IMPACT OF THE YEAR 2000 COMPUTER PROBLEM


    In November 1998, we upgraded new billing, accounting and administrative systems which are now fully operational and which have been represented to be fully Year 2000 compliant. Failures of our internal systems could temporarily prevent us from processing orders, issuing invoices, manufacturing and developing products and could require us to devote significant resources to correcting resulting problems. We have tested all of our desktop computers for Year 2000 compliance with Year 2000 compliance testing software. All of our desktop units are Year 2000 compliant. We have received written assurances from the manufacturers of the computers used in our co-packing facilities that all of their computers are Year 2000 compliant. We are addressing our embedded systems on a prioritized piece-by-piece basis.



    In seeking Year 2000 status reports from our suppliers and distributors, we sent out an initial mailing of 200 questionnaires to all of our suppliers and 50 questionnaires to our distributors. To date, we have received 99 responses from suppliers and 34 responses from distributors. All responses describe Year 2000 compliance by those suppliers and distributors. With the growth of the business and increase in the number of distributors of our product, we sent out a subsequent mailing to 100 additional distributors which either replaced former distributors or which were new territory distributors.



    Of our suppliers and distributors, we have identified 12 suppliers and 15 distributors which we consider material third-parties to our business based on the volume of business and potential impact on our business these third-parties could have. As of September 30, 1999, we have received satisfactory questionnaire responses from 11 of the 12 material suppliers and 9 of the 15 material distributors. We expect to receive the remaining responses from material third parties by mid-November 1999.

    Among all of our suppliers and distributors, only two suppliers have been identified as being irreplaceable and these two suppliers have verbally assured us of their Year 2000 compliance. For all of our other suppliers, we have identified back-up suppliers that we can readily access in the event of Year 2000 problems by our current suppliers. We can also readily access replacement distributors for any of our major distributors in the event of Year 2000 problems on their part.

    If our customers are not Year 2000 compliant, they may experience material costs to remedy problems, may face litigation costs and may delay purchases of our products. As a result, our business, financial condition and results of operations could be seriously harmed. If our suppliers, particularly our contract packers, are not Year 2000 compliant, they may experience material costs to remedy problems, may face litigation costs and may delay production of our products. As a result, our business, financial condition and results of operations could be seriously harmed. We have funded our Year 2000 plan from cash balances. As of June 11, 1999, we have spent Can.$60,000 to address the Year 2000 problem, primarily on new computer software. We will incur approximately another Can.$10,000 in costs related to the Year 2000 plan for administrative personnel to manage the project, outside contractor assistance and software. In addition, we may experience material problems and costs with Year 2000 compliance that could seriously harm our business, financial condition and results of operations. We have begun to develop a contingency plan to address situations that may result if we are unable to achieve Year 2000 readiness of our critical operations. The cost of developing and implementing this plan may itself be significant. Finally, we are also subject to external forces that might generally affect industry and commerce, such as utility or transportation company interruptions caused by Year 2000 compliance failures.

RESULTS OF OPERATIONS

    By March 1995, Urban Canada made a strategic decision to focus time and resources on our own internally developed brands. This shift in business focus, combined with changes in consumer trends, resulted in a decline in the sales of other companies' beverage brands by us. By year-end 1998, we distributed only our own internally-developed brands and did not distribute the licensed or unlicensed brands of any third parties. The percentage of our total sales derived from the distribution of licensed and unlicensed brands was .3% in 1997, 28% in 1996 and 86% in 1995. As we complete the shift from being a distributor of licensed and unlicensed brands to a developer, producer, marketer and distributor of our own brands, our gross margins will continue to increase. Our gross margins increased from 13.1% in 1996 to 17.6% in 1997 and 26.9% in 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    SALES

    Total sales increased by Can.$3,745,729 or 115%, from Can.$3,265,317 for the year ended December 31, 1997 to Can.$7,011,046 for the twelve months ended December 31, 1998. Sales of Jones Soda increased year over year due to increased case sales by our 30 existing distributors as well as 70 new distributors that were added in 1998. Of the increase in sales, Can.$2,259,252 is attributable to the new distributors added in 1998. As of December 31, 1998, Jones Soda was sold in Western Canada, Ontario, Nova Scotia, Newfoundland, California, the Pacific Northwest, New York, New Jersey, Nevada, Arizona, Alaska, Yukon, select regions of New England, Philadelphia, Ohio, Illinois, Indiana, Michigan, South Dakota, Nebraska, Georgia, North Carolina and Florida.

    COST OF SALES

    Cost of sales, which consists of product and delivery and storage expenses, increased by Can.$2,079,322, or 68.3%, from Can.$3,043,694 for the twelve months ended December 31, 1997 to Can.$5,123,016 for the twelve months ended December 31, 1998. The increase in cost of sales was attributable to the increase in sales for Urban Canada year over year.

    1997 cost of sales includes a Can.$353,797 write-down of inventory. The write-down relates to goods acquired in 1996 which were determined to be unsaleable due to improper concentrate levels and labels which did not meet regulatory requirements.


    GROSS PROFIT

    Gross profit increased by Can.$1,666,407, or 752%, from Can.$221,623 for the twelve months ended December 31, 1997 to Can.$1,888,030 for the twelve months ended December 31, 1998. The increase in gross profit reflects the increase in the sales compared to the same period last year. Gross margin increased from 6.8% for the twelve months ended December 31, 1997 to 26.9% for the twelve months ended December 31, 1998. The increase in gross margin reflects the lower cost of goods due to the volume increases and efficiencies incurred with the production of the Jones Soda brand.

    EXPENSES

    Total expenses decreased by Can.$109,350 or 3% from Can.$4,263,456 for the twelve months ended December 31, 1997 to Can.$4,154,106 for the twelve months ended December 31, 1998. The decrease in total expenses for the twelve month period ended December 31, 1998 compared to the same period last year is due primarily to a reduction in office, administration and bad debt expenses, partially offset by a slight increase in promotion, selling and wage expenses.


    Total expenses include a Can.$102,871 write-down of intangible assets. The write-down relates to advertising services which were paid for in advance, and in June 1998 the marketing contract to which those services related was cancelled and the services were not going to be provided to us. We appropriately wrote-off the balance.


    Office and administration expenses decreased by Can.$184,863, or 23.3% from Can.$794,204 in 1997 to Can.$609,341 in 1998. The decrease is attributable to a strict review of costs and consequent reduction in insurance costs, office supplies, rent, and public company expenses.

    Bad debt expense improved in 1998 by Can.$379,905 from 1997. Bad debt expense as a percent of sales was 1.2% in 1998, compared to 14.2% in 1997. The improvement in bad debt experience is due to an increasingly stronger distributor network, combined with strict controls put into place to manage the credit risk.

    Promotion and selling expenses increased by Can.$110,421 or 5.2% from Can.$2,111,116 for the twelve months ended December 31, 1997 to Can.$2,221,537 for the twelve months ended December 31, 1998. Promotion and selling was relatively consistent year over year, however the allocation in 1998 was directed more heavily on building our sales team and initiating various marketing programs with our distributor network.

    Wages and commissions increased Can.$82,671 or 22.5% from Can.$366,137 for the twelve months ended December 31, 1997 to Can.$448,808 for the twelve months ended December 31, due to increased costs to serve a much larger sales force and distributor base.

    The amortization increase from December 31, 1997, to December 31, 1998, was due to increased purchase of capital assets, such as coolers and computer equipment, and the consequent increase in depreciation expense of these assets.

    OTHER INCOME (EXPENSES)

    Other expense was Can.$75,631 for the twelve months ended December 31, 1998 compared to income of Can.$71,256 for the twelve months ended December 31, 1997. Other expense for the twelve months ended December 31, 1998 consisted mainly of losses caused by changes in foreign exchange rates.

    NET LOSS

    Our net loss decreased by Can.$1,628,870 or 41% from Can.$3,970,577 for the twelve months ended December 31, 1997 to Can.$2,341,707 for the twelve months ended December 31, 1998. As a percentage of total sales, the net loss decreased from 121.5% for the year ended December 31, 1997 to 33.4% for the year ended December 31, 1998. The improvement is due to a higher gross margin based on a higher level of sales and a relatively consistent level of expenses.

    LIQUIDITY AND CAPITAL RESOURCES

    1998 expenses includes a Can.$102,871 write-down of intangible assets. The write-down relates to advertising services which were paid for in advance, and in June 1998, the marketing contract to which those services related was cancelled and the services were not going to be provided to us. We appropriately wrote-off the balance to operating expenses.


YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997


    Net cashflow from operating activities in 1998 was Can.$(2,098,030) compared to Can.$(3,060,716) for the year ended December 31, 1997. The Company invested in sales, marketing and administrative expenses, to increase the Company's distributor network and promote the Company's lead brand, Jones Soda. Net cashflow from financing activities in 1998 was Can.$884,319 compared to Can.$3,687,083 in 1997. During 1998 and 1997, the company raised capital through the issuance of commons shares. Net cashflow from investing activities for the year ended December 31, 1998 was Can.$424,992 compared to Can.$807,785 in 1997. In each of these years the Company invested in dedicated Jones Soda cooler equipment and also invested in trademarking of Jones Soda and its various slogans and design work. Cash and cash equivalents decreased to Can.$336,983 in 1998 from Can.$1,666,086 in 1997.

    The current ratio of our balance sheet as at December 31, 1998 was 1.63 compared to 3.05 as at December 31, 1997. Working capital as at December 31, 1998 was Can.$1,069,388 compared to Can.$2,472,189 as at December 31, 1997.
Inventory was Can.$823,514 as at December 31, 1998 compared to Can.$1,090,699 as at December 31, 1997, and for 1998 included raw materials of approximately Can.$383,280, WAZU finished goods of Can.$8,813 and JONES SODA finished goods of approximately Can.$375,518. Wearables and point of sale materials of Can.$55,903 made up the remaining inventory balance. The level of inventory is lower in 1998 than in 1997 even with higher sales levels due to better management of the JONES SODA inventory. We are currently planning approximately Can.$200,000 of capital expenditures, specifically 100,000 for a 34 foot marketing recreational vehicle and $100,000 for 100 coolers. The source of funds for these capital expenditures will be from operating cashflow and/or capital lease arrangements.

    We have an authorized operating line of credit in the amount of US$1,000,000. Security for the operating line of credit includes accounts receivable, inventory and other assets, including our brand trademarks. We have covenants in place, including current ratio, a minimum tangible net worth and maximum quarterly losses. As of today's date, we are in compliance with the covenants. In addition as of today's date, the balances drawn on the operating line of credit are nil.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    Net cashflow from operating activities in 1997 was Can.$(3,060,716) compared to Can.$(2,871,216) for the year ended December 31, 1996. We invested in the primary launch of JONES SODA in each of these years. Net cashflow from financing activities in 1997 was Can.$3,687,083 compared to Can.$5,095,103 in 1996. During 1997 and 1996, we raised capital through the issuance of common shares and with the purpose of financing the launch and growth of JONES SODA. Net cashflow from investing activities for the year ended December 31, 1997 was Can.$807,785 in 1997 compared to Can.$372,663 in 1996. In each of these years, we invested in dedicated JONES SODA cooler equipment and also invested in trademarking JONES SODA and its various slogans and design work. Cash and cash equivalents decreased to Can.$1,666,086 in 1998 from Can.$1,847,504 in 1997.

    The current ratio of our balance sheet as at December 31, 1997 was 3.2 compared to 5.9 as at December 31, 1996. Working capital as at December 31, 1997 was Can.$2,472,189 compared to Can.$3,365,683 as at December 31, 1996. Inventory as at December 31, 1997 was Can.$1,090,699 compared to Can.$899,102 as at December 31,1996, and for 1997 included raw materials of approximately Can.$375,380, WAZU finished goods of Can.$88,852 and JONES SODA finished goods of approximately Can.$644,467.

    SALES

    Total sales decreased by Can.$193,384, or 5.6%, from Can.$3,458,701 for the twelve months ended December 31, 1996 to Can.$3,265,317 for the twelve months ended December 31, 1997. Sales of our own brands increased Can.$764,270, or 30.7% from Can.$2,492,557 for the twelve months ended December 31, 1996 to Can.$3,256,827 for the twelve months ended December 31, 1997. Our sales of licensed and unlicensed brands decreased 99% from 1996 to 1997. This is consistent with our focus in 1997 on being a manufacturer, marketer and distributor of our own brands and products, Jones Soda and WAZU Natural Spring Water, in select markets in North America.

    COST OF SALES

    Cost of sales, which consists of product and delivery and storage expenses, increased by Can.$36,770, or 1.2%, from Can.$3,006,924 for the twelve months ended December 31, 1996 to Can.$3,043,694 for the twelve months ended December 31, 1997. The increase in cost of sales was primarily attributable to the inventory write-down of Can.$353,797, offset by a lower average cost of product for our brands in 1997 compared to the average cost of product for our licensed and unlicensed brands and our own brands in 1996. Delivery and storage costs were lower compared to the same period last year due primarily to better terms from suppliers for shipping and warehousing.

    We wrote down inventory of Can.$353,797 in 1997. We filed a Statement of Claim in February 1997 against Tastemaker, the flavor house that designed the original flavor concentrates in 1995-96 for Jones Soda. We are claiming damages for product that failed to meet certain flavor stability and performance standards. We are seeking damages for inventory and other costs in excess of Can.$1,000,000 from Tastemaker.

    GROSS PROFIT

    Gross profit decreased by Can.$230,154, or 50.9%, from Can.$451,777 for the twelve months ended December 31, 1996 to Can.$221,623 for the twelve months ended December 31, 1997. The decrease in gross profit reflects the overall increase in the cost of sales compared to the same period last year. Gross margin decreased from 13.1% for the twelve months ended December 31, 1996, to 6.8% for the twelve months ended December 31, 1997. The decrease in gross margin reflects the focus on our own brands in 1997 and the decreased emphasis on the sale of unlicensed and licensed brands.

    EXPENSES

    Total expenses increased by Can.$1,388,479, or 48.3%, from Can.$2,874,977 for the twelve months ended December 31, 1996 to Can.$4,263,456 for the twelve months ended December 31, 1997. Expenses for the twelve month period ended December 31, 1997 included advertising credits, (non-cash marketing expenses) of Can.$842,794 compared to nil for the twelve month period ending December 31, 1996.

    The increase in total expenses for the twelve months ended December 31, 1997 compared to the twelve months ended December 31, 1996 was attributable to higher advertising and promotion expenses incurred to launch, promote and sell our own brands and products in two of our key markets in the United States, partially offset by lower wages and commission expense. Advertising and promotion expenses, including the advertising credits, increased by Can.$803,440 or 61.4% from Can.$1,307,676 for the twelve months ended December 31, 1996 compared to Can.$2,111,116 for the twelve months ended December 31, 1997.

    Office and general administrative expenses increased by Can.$309,136, or 63.7%, from Can.$485,068 for the twelve months ended December 31, 1996 to Can.$794,204 for the twelve months ended December 31, 1997, as a result of higher insurance costs, public company expenses and additional offices.

    Bad debt expense increased by Can.$324,170, or 232.7%, from Can.$139,301 for the twelve months ended December 31, 1996 to Can.$463,471 for the twelve months ended December 31, 1997, due primarily to a write-down of an account receivable of Can.$275,000 owed by the Company's distributor in New York City.

    Wages and commissions decreased by Can.$225,517, or 38.1%, from Can.$591,654 for the twelve months ended December 31, 1996 to Can.$366,137 for the twelve months ended December 31, 1997.

    Consulting fees increased by Can.$94,420, or 131.1%, from Can.$72,006 for the twelve months ended December 31, 1996 to Can.$166,426 for the twelve months ended December 31, 1997 as certain of our sales people acted in consulting capacities. Professional fees increased by Can.$94,139, or 174.8%, from Can.$53,869 for the twelve months ended December 31, 1996 to Can.$148,008 for the twelve months ended December 31, 1997. Professional fees increased in 1997 due to our having to complete regulatory filings with the United States Securities and Exchange Commission.

    OTHER INCOME (EXPENSES)

    Other income (expenses) was Can.$(3,052) for the twelve months ended December 31, 1996 compared to Can.$71,256 of income, for the twelve months ended December 31, 1997. Other income (expenses) for the twelve months ended December 31, 1997 consists mainly of interest income earned on the Company's short term marketable securities.

    NET LOSS

    Our net loss increased by Can.$1,544,325, or 63.6% from Can.$2,426,252 for the twelve months ended December 31, 1996 to Can.$3,970,577 for the twelve months ended December 31, 1997. As a percentage of total sales, the net loss increased from 70.1% to 121.6%.

    PRODUCT DEVELOPMENT COSTS

    Product development costs (before amortization) as of December 31, 1997 included Can.$63,817 (December 31, 1996--Can.$433,160 and December 31, 1995--Can.$80,558) expended on the JONES SODA CO. project and Can.$0.00 (December 31, 1996--Can.$23,408 and December 31, 1995--Can.$17,586) expended on the WAZU project. Approximately $250,000 was paid to Orpheus Consulting Ltd. to complete the flavor development for JONES SODA CO., establish production, operation and quality control procedures, initiate a raw material inventory handling and monitoring system, negotiate with raw material suppliers, transportation companies and independent warehouses, and review our distribution agreements with some of its major customers. The balance was expended on artwork and design of JONES SODA CO. and WAZU labels and packaging, posters, point of sale materials, and presentation boards.

QUARTERLY OPERATING RESULTS; SEASONALITY

    The following table sets forth the case sales of our internally developed brands and licensed and unlicensed brands for the most recent thirteen quarters. The quarterly case sales reflect, in our opinion, all adjustments necessary to present the results of operations for such periods which include only normal recurring adjustments. Results of any one or more quarters are not necessarily indicative of annual results or continuing trends.

                                                                        FOR THE THREE MONTHS ENDED
                                                          ------------------------------------------------------
                                                           MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,
                                                             1996         1996          1996           1996
                                                          (UNAUDITED)  (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                                          -----------  -----------  -------------  -------------
OPERATING DATA (IN CASES SOLD):
  JONES SODA CO. and WAZU brands........................      20,061       64,519(1)      73,786        31,653
  Licensed brands.......................................      13,006       20,730         5,055          2,247
  Unlicensed brands.....................................       4,509        3,035         1,618             15
                                                          -----------  -----------       ------         ------
    Total...............................................      37,576       88,284        80,459         33,915
                                                          -----------  -----------       ------         ------
                                                          -----------  -----------       ------         ------

                                                                        FOR THE THREE MONTHS ENDED
                                                          ------------------------------------------------------
                                                           MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,
                                                             1997         1997          1997           1997
                                                          (UNAUDITED)  (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                                          -----------  -----------  -------------  -------------
OPERATING DATA (IN CASES SOLD):
  JONES SODA CO. and WAZU brands........................      17,783(2)    102,635       61,364         27,668
  Licensed brands.......................................          30           20             9              9
  Unlicensed brands.....................................          --           --            --             --
                                                          -----------  -----------       ------         ------
    Total...............................................      17,813      102,655        61,373         27,677
                                                          -----------  -----------       ------         ------
                                                          -----------  -----------       ------         ------

                                                          FOR THE THREE MONTHS ENDED
                               ---------------------------------------------------------------------------------
                                MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,    MARCH 31,     JUNE 30,
                                  1998         1998          1998           1998          1999          1999
                               (UNAUDITED)  (UNAUDITED)   (UNAUDITED)    (UNAUDITED)   (UNAUDITED)  (UNAUDITED)
                               -----------  -----------  -------------  -------------  -----------  ------------
OPERATING DATA (IN CASES
  SOLD):
  JONES SODA CO. and WAZU
    brands...................      86,218      125,358       128,762         97,129       170,143       335,124
  Licensed brands............          --           --            --             --            --            --
  Unlicensed brands..........          --           --            --             --            --            --
                               -----------  -----------  -------------       ------    -----------  ------------
    Total....................      86,218      125,358       128,762         97,129       170,143       335,124
                               -----------  -----------  -------------       ------    -----------  ------------
                               -----------  -----------  -------------       ------    -----------  ------------

------------------------

(1) Includes case sales of 15,229 which represent a recovery on account of certain production deficiencies which we believe were in the normal course of business. The supplier of bottle caps incorrectly produced the wrong color of caps, which were utilized in a production run of 15,229 cases. From an image/marketing perspective, the product was deemed unfit for sale in the marketplace and these 15,299 cases were sold back to the supplier pursuant to the terms of the supply contract.

(2) Case sales decreased during the first quarter of 1997 due to a production delay in connection with the launch of five new JONES SODA CO. flavors. We did not begin shipping these products until February when the new flavors came off the production line. At this time, we also changed our concentrate manufacturer from Tastemaker to Pro Liquitech due to Tastemaker's inability to meet industry standards for flavor stability and performance.

    We have experienced significant fluctuations in quarterly results that have been the result of many factors, including the following: the addition or deletion of certain licensed brands to our distribution portfolio; the shift in our business focus from being solely a regional distributor of licensed and unlicensed brands and products to being solely a developer, producer, marketer and distributor of our internally developed brands and products; the seasonal demand for beverages; and competition and general economic conditions. Due to these and other factors, our results of operations have fluctuated from period to period. As a result, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance.

    Like many other companies in the beverage industry, we generate a substantial percentage of our revenues during the warm weather months of April through September. We believe that the demand for our products will reflect such seasonal consumption patterns. While we expand our distribution network and increase its market penetration, however, such seasonality may not be easily discernible from our results of operations. Due to all of the foregoing factors, our operating results in a particular quarter may fail to meet market expectations. See Item 1. "Description of Business--Seasonality."

U.S. GAAP RECONCILIATION


    Our Consolidated Financial Statements have been prepared by our management in accordance with Canadian GAAP. Such Consolidated Financial Statements vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected net loss and net loss per share calculations as disclosed in Note 14 to the Consolidated Financial Statements. The amounts of net loss and net loss per share are computed in accordance with Canadian GAAP. The net loss in accordance with U.S. GAAP differs from the amount in the Consolidated Financial Statements due to the expensing of product development costs as they are incurred. The net loss and net loss per share in accordance with U.S. GAAP for the year ended December 31, 1998 were $2,276,314 and $0.18 per share, respectively.


                             URBAN CANADA BUSINESS

URBAN CANADA

    Urban Canada develops, produces, markets and distributes "alternative" or "New Age" beverages. In 1994 we created, and in 1995 launched, two unique beverage brands, JONES SODA CO., "a traditional 90's soda," and WAZU, a natural spring water.

    Our business strategy is to increase sales by expanding distribution of our internally developed brands in new and existing markets, stimulating consumer trial of our products and increasing consumer awareness of, and brand loyalty to, our unique brands and products. Key elements of our business strategy include:

    - the creation of strong distributor relationships;

    - stimulating strong consumer demand for our existing brands and products throughout Canada and the United States; and

    - ongoing development of unique alternative beverage brands and products.

    The premise underlying our business strategy is that the success of any alternative or New Age beverage brand will, in large part, be determined by its brand image. Moreover, due to the limited life cycle of beverages in the alternative or New Age category of the beverage industry, we believe that the ongoing process of creating new brands, products and product extensions will be an important factor in our long-term success.

    Beginning in March, 1995, our business has shifted from being solely a regional distributor of licensed and unlicensed brands and products to being solely a developer, producer, marketer and distributor of our internally developed brands and products. During this period we have also reorganized and strengthened our senior management team. Sales of our unique brands have increased from 1995 through 1998, as follows:

    - from $634,625 for the year ended December 31, 1995 to $2,492,557 for the year ended December 31, 1996, for an increase of $1,857,932 or 293%;

    - from $2,492,557 for the year ended December 31, 1996 to $3,256,827 for the year ended December 31, 1997, for an increase of $764,270, or 30.7%; and

    - from $3,256,827 for the year ended December 31, 1997 to $7,011,046 for the year ended December 31, 1998, for an increase of $3,754,219 or 115.3%.

    We use contract packers to prepare, bottle and package Urban Canada's internally developed products, continually reviewing our contract packing needs in light of regulatory compliance and logistical requirements. Currently, our primary contract packers are located in Burnaby, British Columbia and Elizabethtown, Kentucky. Substantially all of the raw materials used in the preparation, bottling and packaging of our products are purchased by us or by our contract packers in accordance with our specifications.

    We arrange with independent trucking companies to have product shipped from various contract packers to independent warehouses. From such independent warehouses, we deliver our products through independent trucking companies to our distributors. Distributors sell and deliver our products either to sub-distributors or directly to retail outlets, and such distributors or sub-distributors stock the retailers' shelves with our products.

    CORPORATE STRUCTURE

    The following outlines our current organizational structure:

                                     [LOGO]

    WAZU Products Ltd. is the entity through which Urban Juice generates the majority of our revenues. WAZU Products was incorporated on March 6, 1987 pursuant to the laws of Alberta under the name Urban Hand Limited. On July 2, 1991, WAZU Products continued pursuant to the laws of British Columbia under the name Urban Hand Enterprises Limited. On February 20, 1995, WAZU Products changed its name to its current name.

    Zip City Distribution Co. Vancouver Ltd. previously distributed licensed and unlicensed beverage products in the Vancouver, British Columbia market. Zip City was incorporated in British Columbia on May 31, 1991 and was acquired by WAZU Products Ltd. in June 1993. In April 1995, Zip City changed its name to its current name from its previous name, Southpines Juice & Soda Company Inc. Zip City no longer distributes beverage products and is currently inactive.

    Vancouver Island Beverage Company Ltd. previously operated as distribution arm for Urban Juice on Vancouver Island. By December 1994, the operations of this company were reorganized in order to take advantage of efficiencies at both Zip City and WAZU Products. This company was incorporated in British Columbia on March 31, 1992 and is currently inactive.

    Urban Juice & Soda (USA) Inc. was incorporated in the State of Washington on August 3, 1995, and currently conducts minimal business activities.

    COMPANY BACKGROUND

    We were incorporated on December 23, 1986, under the British Columbia Company Act under the name 2072 Investment Ltd. On September 25, 1987, we changed our name to Republic Aircraft Manufacturing Corporation. On June 9, 1992, we changed our name to International Republic Aircraft Manufacturing Corporation and finally to our present name on May 26, 1993.

    The genesis of our business dates back to March 1987 when Peter M. van Stolk founded Urban Hand Limited ("Urban Hand") in Edmonton, Alberta. In September 1987, Urban Hand began marketing and distributing Just Pik't Juices, a patented line of fresh squeezed juices, for all of Western Canada. In 1989, Urban Hand moved its principal place of business from Edmonton to Calgary, Alberta and in 1990, it moved its principal place of business from Calgary to Vancouver, British Columbia. By the end of 1991, Urban Hand had become the leading distributor on a per capita basis for Just Pik't Juices in North America. In 1992, Urban Hand began to implement an aggressive plan to acquire the distribution rights to a full-line of complementary alternative or New Age beverage brands.

    In 1992, Urban Hand acquired the exclusive distribution rights to Thomas Kemper Sodas, hand crafted brewed soda products, for all of Canada. In May 1993, Urban Hand was acquired by International Republic Aircraft Manufacturing Corporation, with a mandate to acquire distribution companies, acquire rights to additional alternative or New Age beverages, and to create, manufacture and distribute one or more internally developed beverage brands. In June 1993, we acquired Southpines Juice & Soda Company, Inc. (since renamed Zip City), a beverage distribution company serving the greater Vancouver and Whistler areas of British Columbia. In September 1993, we acquired Vancouver Island Beverage Company Ltd., a full-line beverage distribution company serving southern Vancouver Island. By acquiring our own distribution and our own trucks, we gained more control over our distribution system and assured our access to retailers for our line of licensed products. In September 1993, we acquired the exclusive distribution rights to AriZona Iced Teas for Western Canada. By early 1994, we had also acquired the exclusive distribution rights to all of Canada (except Quebec) for the West End Soda Brew line of products.

    By the end of 1994, we had established our business as a full-line beverage distribution company focusing on the distribution of alternative beverage products in Western Canada. During 1994, we simultaneously completed the creation of two internally developed products and began work on the creation of a third internally developed product. In March 1995, coinciding with the accelerating demand for bottled water, we launched our first unique brand, WAZU, a natural spring water. In November 1995, we launched our second trademarked brand, JONES SODA CO.

    During this period, we had also been selling AriZona Iced Teas in the Western Canadian market. By March 1995, however, we had made a strategic decision to focus our time and resources on our own brands. Because the AriZona Iced Tea relationship required a high degree of managerial time and resources, and because of certain other factors, we sold our rights to distribute AriZona Iced Teas to another independent Vancouver, British Columbia based distributor. In April 1995, we acquired the rights to Lahaina Iced Teas and Lemonades, ready-to-drink teas. In May 1995, we acquired the rights to distribute Odwalla, all natural fresh fruit and vegetable-based beverages. In order to increase our business focus on our own brands, however, we discontinued the distribution of Odwalla in February 1996, Lahaina Iced Teas and Lemonades in May 1996, Thomas Kemper Sodas in

September 1996, West End Soda Brews in October 1996, and Just Pik't Juices in December 1996. We no longer sell licensed or unlicensed brands nor operate as a beverage distributor.

THE ALTERNATIVE OR NEW AGE BEVERAGE INDUSTRY

    JONES SODA CO. and WAZU, which are classified as New Age or alternative beverages, as well as other unique brands and products that we may develop in the future, compete with beverage products of all types, including soft drinks, beer, fruit juices and drinks, bottled water, wine and spirits.

    In its annual beverage market survey for calendar year 1998, Beverage World magazine estimated that the New Age or alternative beverage markets grew 12.6% over 1997, to approximately $7.73 billion in total sales.

    New Age or alternative beverages are distinguishable from mainstream carbonated soft drinks in that they tend to contain less sugar, less carbonation, and natural ingredients. As a general rule, three criteria have been established for such a classification: (1) relatively new introduction to the market-place; (2) a perception by consumers that consumption is healthful compared to mainstream carbonated soft drinks; and (3) the products use natural ingredients and flavors. According to Beverage Aisle magazine (January 1998 issue), the New Age or alternative beverage category consists of the following segments:

    - Retail polyethylene terephthalate (PET) bottled waters

    - Ready-to-drink (RTD) teas

    - Single-serve fruit beverages

    - Sports drinks

    - Sparkling water

    - Premium Sodas

    - RTD Coffees

    - All Others

BUSINESS STRATEGY

    After witnessing the proliferation of hundreds of new ready-to-drink tea brands during the first half of 1995, we anticipated what we believed to be a peak in the product life cycle for this segment of the New Age beverage category and decided to launch our trademarked brand, JONES SODA CO., which we believed was creating a new category and offering distributors something new to sell. In its January 1998 issue, Beverage Aisle magazine renamed the all-natural soda segment as the premium soda segment and cited JONES SODA CO. as an example of a beverage in this category. Thus, we believe that the JONES SODA CO. brand and product line have helped to create a new segment in the New Age or alternative beverage industry.

    Utilizing creative but relatively low cost marketing and brand promotion techniques, we are currently focused on building a strong distributor network for our lead brand, JONES SODA CO., and its complementary brand, WAZU. We believe that our experience as a distributor of licensed and non-licensed New Age beverage brands has given, and will continue to give, our company credibility in connection with its efforts to build a quality network of independent distributors. Moreover, we believe that our first hand experience watching other companies' fortunes rise and fall with a single New Age beverage brand has been incorporated into our business strategy. Five New Age beverage brands, including Sundance, New York Seltzer, Koala Springs, Clearly Canadian and Snapple, have each achieved a minimum of $100,000,000 in revenues. Each of these brands were the first brands in a new segment of the New Age beverage category and each brand had a certain fashion or trend component. For instance, Koala Springs increased sales at a time when Australia was popular as a travel destination. In developing the JONES SODA CO. brand, we believe we have created a leading brand in the premium soda segment of the New Age beverage category and have marketed the product with a distinct fashion component. The fashion component includes black and white labels, which is representative of current overall fashion trends. See "Products--Proprietary Brands--JONES SODA CO." We believe we will be ready to launch new unique brands, products and/or product extensions through our then-existing distributor network if and when the consumer demand for JONES SODA CO. and/or WAZU brands or products begins to decline.

    Our business strategy is to attempt to increase sales by expanding product distribution in new and existing markets, stimulating consumer trial of our products and increasing consumer awareness of and brand loyalty to our unique brands and products. We believe that products in the New Age beverage category, much like certain fashion trends, tend to have a limited life cycle of approximately five to nine years. As part of our business strategy, we intend to launch new brands, products and/or product extensions at approximately eighteen to thirty month intervals. See "--Brand and Product Development."

    Key elements of our business strategy include the following:

    BRAND FRANCHISE

    We believe that the market for alternative beverages is dependent to a large extent on image more than taste, and that this market is driven by trendy, young consumers between the ages of 15 and 34. Accordingly, our strategy is to develop eclectic brand names, slogans and trade dress. In addition to eclectic labeling, we provide each of our distributors with point-of-sale promotional materials and branded apparel items. We promote interaction with our customers through the use of such point-of-sale items as posters, stickers, table cards, shelf danglers, post cards, hats, pins, T-shirts, and our proprietary lighted display box. In addition, through the labels on its bottles, we invite consumers to access our website and to send in photographs to be featured on the JONES SODA CO. labels. We believe that our labeling, marketing and promotional materials increase distributor, retailer and consumer awareness of our brands and products.

    DISTRIBUTOR NETWORK AND KEY ACCOUNTS

    We distribute our products through a network of independent distributors. We have also obtained listings for the JONES SODA CO. brand with certain key retail accounts. We have pursued this strategy both in an effort to increase sales and to encourage distributors to distribute our brands and products to our key accounts and other accounts of our distributors.

    We usually grant independent distributors the right to distribute finished cases of one or more of our brands in a particular region, province, state or local territory, subject to our overall management directives. We select distributors who we believe will have the ability to get our unique brands and products on the "street level" retail shelves in convenience stores, delicatessens, sandwich shops and selected supermarkets. Ultimately, we have chosen, and will continue to choose, our distributors based upon their perceived ability to build our brand franchise.

    We currently maintain a network of approximately 100 distributors in select markets of the Western, Central and Eastern regions of North America. In the Western region, distributors are located in Alaska, Yukon, Western Canada, Pacific Northwest, California, Nevada, Arizona and New Mexico. In the Central region, distributors are located in Illinois, Wisconsin, Ohio, Indiana, Missouri, Minnesota, Michigan and Ontario. In the Eastern region, distributors are located in New England, New York, New Jersey, Pennsylvania, Maryland, Georgia, Nebraska, North Carolina and Florida.

    We have additionally pursued distribution to "alternative" or "non-traditional" beverage retailers. We have entered into exclusive distribution agreements with approximately 200 independent non-traditional beverage retailers, including music stores, skateboard shops, comic book stores and clothing stores in San Diego, Seattle and Vancouver, British Columbia. We intend to selectively pursue distribution to these national and independent non-traditional beverage accounts as part of our distribution and marketing strategy.

BRAND AND PRODUCT DEVELOPMENT

    We have developed and intend to continue to develop our brands and products in-house. We used a similar process to create the WAZU and JONES SODA CO. brands, and intend to continue utilizing this process in connection with the creation of our future brands. This process primarily consists of the following steps:

    MARKET EVALUATION

    First we perform a complete review of the beverage industry in general, including a review of existing beverage categories and segments, and the product life cycle stages of such categories and segments. In addition, we review the fashion industry and the consumer products industry to determine the general trends in such industries. Based on these findings, we also review and attempt to determine the direction of future fashion and consumer product trends. Finally, we evaluate the strengths and weaknesses of certain categories and segments of the beverage industry with a view to pinpointing potential opportunities.

    DISTRIBUTOR EVALUATION

    We prepare a thorough analysis of existing and potential distribution channels. This analysis addresses, among other things, which companies will distribute particular beverage brands and products, where such companies may distribute such brands and products, and what will motivate these distributors to distribute such brands and products.

    PRODUCTION EVALUATION

    We review all aspects of production in the beverage industry, including current contract packing capacity, strategic production locations, and quality control, and prepare a cost analysis of the various considerations that will be critical to producing our unique brands and products.

    IMAGE AND DESIGN

    In light of our market, distribution and production evaluations, we then create and develop the concept for a beverage brand or product extension. Although we control all aspects of the creation of each brand or product extension, we contract with outside creative artists to help design our brands. We have used, and intend to continue to use, a different artist, or group of artists, whose portfolio of work best suits Urban Juice with respect to the creation of a particular new brand. Such artists work closely with us to finalize the creation of a new brand image and design. Our technical services department then works with various flavor concentrate houses to test, choose and develop product flavors for the brand.

    In addition to the WAZU and JONES SODA CO. brands and products, we have developed the concept for a third unique brand in a different segment of the alternative or New Age beverage category. However, we currently anticipate that we will not launch this brand until the life cycle of our existing brands or products warrant doing so. Due to the limited life cycle of beverages in the alternative or New Age category, we believe that the ongoing process of creating new brands, products and product extensions will be an important factor in our long-term success.

PRODUCTS

    PROPRIETARY BRANDS

    JONES SODA CO. We believe that our trademarked JONES SODA CO. brand and product line is a leader in the new segment of the New Age beverage category called premium sodas. The JONES SODA CO. product line currently consists of the following twelve flavors:

- Orange              - Strawberry lime     - Fufu berry             - Crushed Melon
- Grape               - Vanilla cola        - Blue bubble gum        - Pink
- Cherry              - Root beer           - Green apple            - Club Soda
- Lemon lime          - Cream soda          - Pineapple upside-down

Each of the current JONES SODA CO. products is made from natural and artificial flavors. Some flavors distributed in the U.S. market may contain caffeine. Each flavor has a different color profile which we believe is readily distinguishable on a retail shelf. Most JONES SODA CO. beverage products come in twelve ounce (355 ml.) clear long-neck bottles with primarily black and white labels displaying a variety of urban American 1990s images. We also encourage consumers of JONES SODA CO., through the labels on our bottles, to send in photographs that may potentially be used on one of the JONES SODA CO. labels.

    In June of 1998, we launched three flavors of NATURAL JONES SODA:

    - Passion

    - Lemon ginger

    - Peach ginseng

    In January of 1999, we launched four flavors of SLIM JONES and added a fifth flavor in June 1999. Our current SLIM JONES beverage products are:

    - Orange

    - Lime cola

    - Fufu berry

    - Cream Soda

    - Black Cherry

    WAZU. We also seek to distinguish our WAZU brand and product line from other competitive brands and product lines in the now well-developed PET bottled water segment of the alternative or New Age beverage category. Each of the WAZU products contains water currently sourced from springwater in Burnaby, British Columbia. We have positioned the WAZU brand and product line in the middle price point of the PET bottled water category. In doing so, we offer WAZU to distributors as a brand that will offer enhanced incremental sales without damaging sales of their current brands.

    The WAZU product line currently consists of the following stock keeping units:

    - wee WAZU: (16.9 fluid ounces or 500ml) (with or without sport-cap)

    - TRUE WAZU: (33.8 fluid ounces or 1L) (with or without sport-cap)

    - BIG WAZU: (50.7 fluid ounces or 1.5L) (with or without sport-cap)

    LICENSED PRODUCTS

    In order to increase our business focus on our internally developed brands, we discontinued the distribution of Odwalla in February 1996, Lahaina Iced Teas and Lemonades in May 1996, Thomas Kemper Sodas in September 1996, West End Soda Brews in October 1996, and Just Pik't Juices in December 1996. We no longer hold marketing and distribution rights to any licensed brands. See "The Company--Company Background."

MARKETING, SALES AND DISTRIBUTION

    Our unique products are sold in six provinces and 25 states, primarily in convenience stores, delicatessens, sandwich shops and selected supermarkets. Our products are sold by approximately 100 independent distributors. Our policy is to grant our distributors rights to sell particular brands within a defined territory. The majority of our distributors carry other beverage products. Agreements with our distributors vary, but are usually oral and terminable by either party at will, as is common in the beverage industry.

    During 1998 the three primary distributors of our products purchased approximately 6.9%, 5.7% and 5.4%, respectively, of the total number of cases sold by Urban Juice. We believe that, concurrent with the expected increase in consumer awareness of our brands, we will upgrade and expand our distributor network which may result in a decreased dependence on any one or more of our independent distributors.

    It is our business practice to require our independent distributors to place their purchase orders for our products at least 10 days in advance of shipping. To the extent we have additional product available in inventory, it will fulfill other purchase orders when and as received. We contract with outside trucking companies to deliver our products from our independent warehouses to our independent distributors. After an independent distributor receives delivery of our products it will most often, in turn, resell and deliver those products directly to a retail outlet and stock the retailer's shelves with our products.

    Our pricing policies for the JONES SODA CO. and WAZU brands take into consideration competitors' prices and our perception of what a consumer is willing to pay for the particular brand and product. The goal is to competitively price our unique products with the other New Age beverages. Since we can control our production costs, we work back through the distribution chain so that our suggested retail prices are proportional with respect to the anticipated profit margins of each chain in the distribution process. The suggested retail price for JONES SODA CO. products is Can.$0.99 - Can.$1.29 in Canada and $0.79 - $1.09 in the United States. The suggested retail price for a wee WAZU (500ml bottle) is Can.$0.89 - Can.$0.99 in Canada and $0.59 - $0.79 in the United States.

    During 1997, our sales force was organized into four regional groups (U.S. Northeast, California, Pacific Northwest and Ontario), as well as certain second tier markets. In 1998, this expanded to include Central and Southeast U.S. and with Peter Strahm, the Vice President of Sales and Distribution ultimately responsible for each region. All of our sales personnel have had prior industry experience. Senior sales personnel are responsible for large retail accounts located in their regions, the management of existing independent distributor relationships and the selection of new independent distributors as may be required. Junior sales personnel work closely with the sales representatives of our independent distributors to help them open street level retail accounts and train them in our sales and marketing techniques.

    We primarily use point-of-sale materials such as posters, stickers, table cards, shelf danglers, post cards, hats, pins, T-shirts and jackets to increase consumer awareness of our proprietary brands. In response to consumer demand, we sell our wearables on our web site HTTP://WWW.JONESSODA.COM. Through cooperative advertising, certain of our independent distributors fund a portion of our marketing budget, based upon case sales. In selected cities, we have planned or are planning to sponsor or participate on a "grass roots" level at certain events in an attempt to increase brand awareness and loyalty. We have also devised a number of other low cost techniques which involve all Urban Juice personnel (and which we treat as trade secrets) to create distinct personalities for each of our brands. We have also begun a program of signing up extreme sport athletes to promote JONES SODA CO. Pursuant to the program, we have signed up several athletes in the skateboard, snowboard and mountain bike industries. We also use a leased recreational vehicle painted with the JONES SODA CO. colors and logos to create consumer awareness and enthusiasm to assist distributors as they open new markets. In addition to these marketing techniques, we also initiated a campaign of cross-promotions with other companies. Such cross promotions in 1998 were with BMG Entertainment, Armani A/X, Namco Limited and Diesel Stores.

SEASONALITY

    Typically, the beverage industry as a whole generates a substantial percentage of its revenues during the warm weather months of April through September. We believe that the demand for our unique products will reflect such seasonal consumption patterns. As we expand our distribution network and increase our market penetration, such seasonality may not be easily discernible from our results of operations. We use independent contract packers, truckers and distributors to increase the amount of product available during peak seasonal periods without incurring expenses for personnel or equipment during our slower periods.

PRODUCTION

    CONTRACT PACKING ARRANGEMENTS

    We currently use two main independent contract packers known as "co-packers" to prepare and bottle our products. As is customary in the contract packing industry, we are expected to arrange for our contract packing needs sufficiently in advance of anticipated requirements. Accordingly, it is our business practice to require our independent distributors to place their purchase orders for our products at least 10 days in advance of shipping. Other than minimum case volume requirements per production run, we do not have any minimum production requirements, except as detailed below.

    During 1998, we used several contract packing facilities to produce all requirements of both JONES SODA CO. and WAZU. We have made arrangements with another contract packing facility to produce NATURAL JONES, our upscale pasteurized version of JONES SODA CO.

    RAW MATERIALS

    The raw materials used in the preparation and packaging of our products (consisting primarily of concentrate, glass, labels, caps and packaging) are purchased from suppliers selected either directly by our contract packers or by us which, in turn, supply those raw materials to our contract packers.

    We believe that we have adequate sources of raw materials which are available from multiple suppliers. Currently, we purchase all of our flavor concentrate for JONES SODA CO. products from Pro-Liquitech, Inc., a flavor concentrate company, on an exclusive basis. We intend to purchase flavor concentrate from multiple flavor houses for future JONES SODA CO. flavors and/or additional products, with the intention of developing secondary sources of flavor concentrate for each of our products. The water used to produce JONES SODA CO. is filtered and is also treated to reduce alkalinity.

    QUALITY CONTROL

    Our products are made from high quality ingredients and natural and artificial flavors. We seek to ensure that all of our products satisfy our quality standards. Contract packers are selected and monitored by our own quality control representatives in an effort to assure adherence to our production procedures and quality standards. We analyze samples of our products from each production run undertaken by each of our contract packers.

    For every run of product, extensive on-line testing of product quality and packaging is completed. This includes testing levels of sweetness, carbonation, taste, product integrity, packaging and various regulatory cross checks. For each product, the contract packer must transmit all quality control test results to us on a daily basis. These test results are reviewed by technical staff for compliance with our standards. In addition, samples from every production run are forwarded to our Quality Control

Department. These samples are then re-tested by us to double check the production facilities' quality control. Based on our experience, we believe this cross check on product meets or exceeds standard procedures established in the industry.

    Testing at both the Urban Juice facility and the contract production facilities includes microbiological checks and other tests to ensure the production facilities meet the standards and specifications of our quality assurance program. This information is then logged into a database for rapid statistical analysis and followed up with each contract packer. We believe our production facilities inspection program meets or exceeds industry standards. Water quality is monitored during production and at scheduled testing times to ensure compliance with applicable government regulatory requirements. Flavors are pre-tested before shipment to contract packers from the flavor manufacturer. We are committed to an on-going program of product improvement with a view toward ensuring the high quality of our product.

    We believe we source and select only those suppliers that use only quality components. We also inspect packaging suppliers' production facilities and monitor their product quality.

    REGULATION

    The production and marketing of our licensed and proprietary beverages are subject to the rules and regulations of various federal, provincial, state and local health agencies, including without limitation, Health Canada, Agriculture and Agri-Food Canada and the United States Food and Drug Administration. The FDA and Agriculture and Agri-Food Canada also regulate labeling of our products. From time to time, we may receive notifications of various technical labeling and/or ingredient infractions with respect to our licensed products. We believe that we have a compliance program in place to ensure compliance with production, marketing and labeling regulations on a going-forward basis, and that none of the foregoing notifications or actions would have a material adverse affect on our business, financial condition or results of operations. There are no potential notifications or actions currently outstanding.

TRADEMARKS, DESIGN MARKS AND FLAVOR CONCENTRATE TRADE SECRETS

    We own a number of different trademarks, including the following which are registered in Canada and the United States: "JONES SODA CO.," "I'VE GOT A JONES FOR A JONES," "URBAN JUICE & SODA CO.," Urban Juice & Soda & Design, Urban Juice & Soda Co. & Design and Wazu & Design. In Canada the trademarks expire 15 years from the registration date and in the United States 10 years from the registration date, although in the U.S., they may be renewed for a nominal fee. In addition, we have applied for trademark protection in Canada and the United States for a number of other trademarks for slogans and product design, including "WET YOURSELF," "I'VE GOT A JONES FOR SODA," "IT MAY NOT BE YOUR THING" and "FUFU BERRY SODA." In addition, trademark protection for the marks JONES SODA CO. and WAZU have also been applied for in the United Kingdom, Germany, Japan, and other foreign jurisdictions.

    To date, we have the exclusive rights to nineteen flavor concentrates developed with Pro-Liquitech, Inc., which we protect as trade secrets. We will continue to take appropriate measures, such as entering into confidentiality agreements with our contract packers and exclusivity agreements with our flavor houses, to maintain the secrecy and proprietary nature of our flavor concentrates.

    We consider our trademarks, design marks and flavor concentrates to be of considerable value and importance to our business. No challenges to our trademarks or design marks have arisen and we have no reason to believe that any such challenges will arise in the future.

COMPETITION

    The beverage industry is highly competitive. The principal methods of competition in the beverage industry include brand name, brand image, price, labeling and packaging, product quality and taste, trade and consumer promotions and the development of new brands, products and product extensions. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of which also distribute other beverage brands. Our products compete with all non-alcoholic beverages, most of which are marketed by companies with substantially greater financial resources than Urban Juice. We also compete with regional beverage producers and "private label" soft drink suppliers.

    In order to compete effectively in the beverage industry, we believe that we must first convince independent distributors that JONES SODA CO. is a leading brand in the newly created premium soda segment of the alternative or New Age beverage industry. As such, JONES SODA CO. provides distributors with the opportunity for incremental beverage sales growth rather than replacing their existing beverage sales. In connection with or as a follow-up to the establishment of an independent distributor relationship for the JONES SODA CO. brand, we sell WAZU as a complementary brand which may replace competitive PET bottled water products carried by such distributors. As a means of maintaining and expanding our distribution network, we intend to introduce new products and product extensions, and when warranted, new brands. Although we believe that we will be able to continue to create unique, exciting and fashionable brands, there can be no assurance that we will be able to do so or that other companies will not be more successful in this regard over the long term.

    Pricing of the products is also important. The JONES SODA CO. products are priced in the same price range as competitive New Age beverage brands and products. WAZU products are priced in the middle of the pricing range for PET bottled water products.

EMPLOYEES

    As of December 31, 1998, we had 25 full-time employees, of whom 15 were employed in sales and marketing capacities, five were employed in administrative capacities, and five were employed in manufacturing and quality control capacities. None of our employees are represented by labor unions. We believe that our relationships with our employees are good.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information regarding our directors, executive officers and key employees, as of August 11, 1999.

                        DIRECTORS AND EXECUTIVE OFFICERS


                                                                                                         CONTRACTUAL
NAME                   AGE                        TITLE                     WITH URBAN CANADA SINCE      ARRANGEMENT
-----------------      ---      ------------------------------------------  ------------------------  ------------------

Peter M. van               36   President, Chief Executive Officer and      Officer and Director      5-year Employment
Stolk                           Director                                    since May 1993            Agreement(1)

Jennifer L. Cue            36   Chief Financial Officer, Secretary and      Director since March      3-year Employment
                                Director                                    1995 Officer since        Agreement(1)
                                                                            October 1995

Peter Strahm               37   Vice President of Sales--North America      Officer since April 1998  N/A

Ron B. Anderson            46   Director                                    Director since July 1994  N/A

Michael M.                 50   Director                                    Director since April      N/A
Fleming                                                                     1997

Matthew Kellogg            35   Director                                    Director since May 1999   N/A

Peter Cooper               46   Director                                    Director since May 1999   N/A


    PETER M. VAN STOLK has served as our President, Chief Executive Officer and a director since May 1993. Mr. van Stolk began his career in the beverage industry in 1987 when he founded Urban Hand. He served in a similar capacity with Urban Hand prior to it being acquired by Urban Canada in 1993. Mr. van Stolk is also a member of the Social Venture Network. Since 1987, Mr. van Stolk has worked in virtually all aspects of the beverage distributor business. He attended Grant McKewan College in Edmonton, Alberta.

    JENNIFER L. CUE has served as our Corporate Secretary since August 1997, Chief Financial Officer since February 1997, Vice President, Corporate and Financial Development, between October 1995 and January 1997, and a director since March 1995. Prior to October 1995, Ms. Cue served as Vice President Investment Research of D. Grant Macdonald Capital Corporation from February 1994, and prior to that served as Vice President, Investments at Penfund Management in Toronto, Ontario from November 1990. From 1986 to 1988, Ms. Cue worked in Commercial Banking for Lloyds Bank Canada. Ms. Cue holds an MBA from McGill University in Montreal and a Bachelor of Commerce from the University of British Columbia in Vancouver, British Columbia.

    PETER STRAHM has served as our Vice President of Sales--North America since April 1998. Prior to April 1998, Mr. Strahm served as Vice President, Eastern Region for R.J. Groux Corporation, a beverage distribution company based in New York. From 1989 to 1996 Mr. Strahm served in various positions at Snapple Beverage Corporation. From 1989 to 1992, Mr. Strahm was the New York State Area Manager for Snapple. From 1992 to 1993, Mr. Strahm served as Midwest Regional Manager for Snapple where he oversaw the newly formed Midwest regional office. From 1993 to 96, Mr. Strahm was President & CEO of Mr. Natural Inc., the company-owned distributor for Snapple in the New York area. Prior to Snapple, Mr. Strahm was with the Pepsi organization for five years. Mr. Strahm holds a Bachelor of Science degree and an M.B.A.

    RON B. ANDERSON has served as one of our directors since July 1994. Mr. Anderson is currently the Vice President, Corporate Development of ParkSide Developments L.P., a private partnership involved in real estate development. From July 1995 to December 1995, Mr. Anderson was a full-time consultant to The Loewen Group Inc., a funeral service company. From August 1993 to June 1995, he was President of D. Grant Macdonald Capital Corporation, a private merchant bank. From September 1987 to July 1993, he was Senior Manager, British Columbia District for National Bank of Canada. Mr. Anderson is a Certified General Accountant and holds a B. Comm. from the University of British Columbia in Vancouver, British Columbia.

    MICHAEL M. FLEMING has served as one of our directors since April 1997. Mr. Fleming is currently a Partner with the law firm of Ryan, Swanson & Cleveland in Seattle, Washington, and specializes in real estate, dispute resolution, securities and environmental matters. He is also the President and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, Washington. Since April 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming is currently a board member of several entities, including Caring Products International, Inc., the Washington Chapter of the Cystic Fibrosis Foundation and the Seattle Children's Museum.


    MATTHEW KELLOGG was appointed as one of our directors on May 28, 1999. Mr. Kellogg is currently the Managing Member of Kingfisher Capital, LLC. From 1995 to 1999, Mr. Kellogg served as the Managing Member of MTC, LLC, a restaurant management firm. From 1997 to 1998, Mr. Kellogg was the Business Development Director for Playnetwork, Inc. following his position at Enviros Inc. as Business Development Manager from 1993 through 1995.



    PETER COOPER was appointed as one of our directors on May 28, 1999 and has served as Chairman of the Board since October 24, 1999. Mr. Cooper is currently the owner of Cooper & Company, a U.S. based investment company with interests in real estate and private companies. Mr. Cooper is also a founding partner of Cooper & LeVasseur, a "special situation" investment parnership. From 1986 through 1994, Mr. Cooper served as Chief Executive of L.D. Nathan & Co., Ltd., a New Zealand based retail and consumer brand company and following the merger with Lion Breweries as an Executive Director of Lion Nathan Limited. Mr. Cooper received an Honors Degree in Law from Auckland University and was admitted as a Barrister and Solicitor in New Zealand in 1977.


EXECUTIVE COMPENSATION

    EXECUTIVE OFFICERS

    For purposes of this proxy statement/prospectus, "executive officer" of Urban Canada means an individual who at any time during the year was the Chair or a Vice-Chair of Urban Canada where the person performed the functions of such office on a full-time basis; the President of Urban Canada; any Vice-President of Urban Canada in charge of a principal business unit such as sales, finance or production; any officer of Urban Canada or of a subsidiary of Urban Canada; or any other person who performed a policy-making function in respect of Urban Canada.

    The summary compensation table below discloses compensation paid to the following individuals:

    (a) our chief executive officer ("CEO");

    (b) each of our four most highly compensated executive officers, other than the CEO, who were serving as executive officers as at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; and

    (c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of Urban Canada at the end of the most recently completed financial year

    We currently have two executive officers so qualified: Peter van Stolk (Chief Executive Officer and President) and Peter Strahm (Vice President of Sales).

    SUMMARY COMPENSATION TABLE

    The following table contains a summary of the compensation paid to the Messrs. van Stolk and Strahm during the three most recently completed financial years. In the column headings, "SAR" or "stock appreciation right" means a right granted by Urban Canada, as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of Urban Canada, and "LTIP" or "long term incentive plan" means any plan that provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

                                                                                           LONG TERM COMPENSATION
                                                                                 -------------------------------------------
                                                    ANNUAL COMPENSATION                      AWARDS
                                             ----------------------------------  ------------------------------
                                                                        OTHER     SECURITIES      RESTRICTED       PAYOUTS
                                                                       ANNUAL        UNDER         SHARES OR     -----------
                                                                       COMPEN-   OPTIONS/SARS     RESTRICTED        LTIP
NAME AND                           YEAR        SALARY       BONUS      SATION       GRANTED       SHARE UNITS      PAYOUTS
PRINCIPAL POSITION                ENDED       (CAN.$)      (CAN.$)     (CAN.$)        (#)           (CAN.$)        (CAN.$)
-----------------------------  ------------  ----------  -----------  ---------  -------------  ---------------  -----------
Peter van Stolk,.............    Dec. 31/96  $   50,000         Nil      61,760       70,000             Nil            Nil
  CHIEF EXECUTIVE                Dec. 31/97  $   54,885         Nil         Nil      295,000             Nil            Nil
  OFFICER                        Dec. 31/98  $   83,400         Nil   $  10,210      320,000             Nil            Nil

Peter Strahm,................    Dec. 31/96         Nil         Nil         Nil          Nil             Nil            Nil
  VICE PRESIDENT,                Dec. 31/97         Nil         Nil         Nil          Nil             Nil            Nil
  SALES                          Dec. 31/98  $  114,742         Nil         Nil      100,000             Nil            Nil


                                 ALL OTHER
                                  COMPEN-
NAME AND                          SATION
PRINCIPAL POSITION                (CAN.$)
-----------------------------  -------------
Peter van Stolk,.............          Nil
  CHIEF EXECUTIVE                      Nil
  OFFICER                              Nil
Peter Strahm,................          Nil
  VICE PRESIDENT,                      Nil
  SALES                                Nil

    COMPENSATION OF DIRECTORS

    None of our directors has received any remuneration for acting as director of Urban Canada except for the incentive stock options as disclosed below. In addition, directors are paid out of pocket expenses incurred in attending Board of Directors and committee meetings of the Board.

    REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The aggregate remuneration paid or payable by Urban Canada and its subsidiaries in 1998 to the directors and executive officers of Urban Canada was Can.$288,142.

    OPTIONS, STOCK APPRECIATION RIGHTS AND OTHER RIGHTS TO PURCHASE SECURITIES

    The following table sets out the incentive stock options and stock appreciation rights granted to Messrs. van Stolk and Strahm during our most recently completed financial year.

                                                                                   MARKET VALUE OF
                                                % OF TOTAL                           SECURITIES
                               SECURITIES      OPTIONS/SARS                          UNDERLYING
                                  UNDER         GRANTED TO        EXERCISE OR      OPTIONS/SARS ON
                              OPTIONS/SARS     EMPLOYEES IN       BASE PRICE      THE DATE OF GRANT     EXPIRATION
NAME                           GRANTED (#)    FINANCIAL YEAR   (CAN.$/SECURITY)   (CAN.$/SECURITY)         DATE
---------------------------  ---------------  ---------------  -----------------  -----------------  ----------------
Peter van Stolk............       100,000             4.15%        $    1.15             Nil             May 22, 2003
                                  100,000             4.15%        $    1.15             Nil             June 1, 2003
                                   20,000            0.008%        $    1.00             Nil            July 24, 2003
                                  100,000             4.15%        $    0.75             Nil             Feb. 8, 2003

Peter Strahm...............       100,000             4.15%        $    1.00             Nil            Mar. 24, 2003

    Since the beginning of our most recently completed financial year, the following options and other rights to purchase securities of Urban Canada were granted to the directors and executive officers of Urban Canada, as a group:

                 EXERCISE
 SECURITIES        PRICE                                      CONSIDERATION RECEIVED
UNDER OPTION     PER SHARE      DATE OF GRANT/EXPIRY DATE          FOR THE GRANT
-------------  -------------  -----------------------------  -------------------------
 180,000...     Can.$  0.75       Feb 8, 1999/Feb 8, 2004                  Nil
    115,000     Can.$  0.80      Feb. 9, 1999/Feb. 2, 2004                 Nil
    150,000     Can.$  0.85      Mar. 5, 1999/Mar. 5, 2004                 Nil

    Since the beginning of our most recently completed financial year, no options and other rights to purchase securities of Urban Canada were exercised by the directors and executive officers of Urban Canada.

    DIRECTORS' AND OFFICERS' INSURANCE


    We maintain directors' and officers' insurance for our directors and officers as well as those of our subsidiaries as a group. The yearly coverage limit of such insurance is $3,000,000 per occurrence and $3,000,000 in the aggregate, subject to a corporate deductible of $50,000 per loss on non-securities claims and $150,000 per loss on securities claims. We paid a premium of $36,000 in the last completed fiscal year with respect to the period October 9, 1999 to October 8, 2000.


    LONG-TERM INCENTIVE PLANS

    During the financial year ended December 31, 1998, there were no payments made to directors or executive officers pursuant to the long-term incentive plan.

    PENSION BENEFITS

    We currently have no pension benefits arrangement under which we have made payments to the directors and executive officers of Urban Canada during our most recently completed financial year or intend to make payments to our directors and executive officers upon their retirement (other than the payments set out above and those made, if any, pursuant to the Canada Pension Plan or any government plan similar to it).

    OTHER BENEFITS

    We did not pay any remuneration pursuant to any existing plan or arrangement during our most recently completed financial year to the directors and executive officers of Urban Canada, as a group, directly or indirectly, other than the payments set out above and those made pursuant to the Canada Pension Plan or any government plan similar to it and payments to be made for, or benefits to be received from, group life or accident insurance, group hospitalization or similar group benefits or payments. We do not propose to make any payments, directly or indirectly, in the future to the directors and executive officers of Urban Canada, as a group, pursuant to any existing plan or arrangement.

                INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

    Other than indebtedness incurred in the ordinary course of our business, not exceeding Can.$5,000 per occurrence, no director or executive officer of Urban Canada, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any director, executive officer or proposed nominee, is or has been indebted to Urban Canada, or to any other entity that was provided a guarantee or similar arrangement by Urban Canada in connection with the indebtedness, at any time since the beginning of our most recently completed financial year. For fiscal year 1998 there was no single transaction in excess of $60,000.

                              MANAGEMENT CONTRACTS

    Our directors and officers perform all of the material management functions in Urban Canada.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

    Other than as set forth in this proxy statement/prospectus, no insider of Urban Canada, no proposed nominee for election as a director and no associate or affiliate of any such insider or proposed nominee has had any material interest, direct or indirect, in any transaction since the beginning of our most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect our operations.

                   DESCRIPTION OF URBAN CANADA CAPITAL STOCK

    The authorized capital of Urban Canada consists of 100,000,000 common shares. The following summary description of Urban Canada capital stock is qualified in its entirety by reference to the memorandum and articles of Urban Canada, copies of which are filed as exhibits to the registration statement on Form 8-A, filed with the SEC on October 3, 1996, as amended, and Urban Canada's Form 6-K Report of Foreign Private Issuer containing unaudited financial statements for the six months ended June 30, 1999.

COMMON SHARES AND WARRANTS

    Urban Canada is authorized to issue 100,000,000 common shares without par value. The common shares are all of the same class and rank equally as to dividends, voting powers and participation in assets. No common shares are subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption, retraction, purchase for cancellation, surrender or sinking or purchase funds. Provisions as to the modification, amendment or variation of such rights or provisions are contained in the British Columbia Company Act. See "Markets and Market Prices" for a description of our outstanding common shares and common share purchase warrants.

ESCROW SHARES

    Presently 1,500,000 of our common shares are held in trust by Pacific Corporate Trust Company pursuant to a performance escrow share agreement dated March 29, 1993, as required by the policies of the Vancouver Stock Exchange. The purpose of the escrow is to provide performance incentives to the holders of the escrow shares. The parties to the escrow agreement as amended, are Pacific Corporate Trust Company, Urban Canada, Peter von Stolk, William Wong, Carl Mark, Tony Peiffer and Brian G. Richards, who were all officers or directors of the company on that date. The escrow shares are restricted and any dealings with them are subject to the direction or determination of the Vancouver Stock Exchange. The escrow restrictions prohibit all trading or dealing in any manner with, or release of, the escrow shares without the consent of the Vancouver Stock Exchange and further prohibit the recording of trading or any transfer of the escrow shares prior to release from escrow without such consent. A holder of escrow shares, rather than Pacific Corporate Trust Company, has the right to vote the escrow shares, except on a resolution to cancel the escrow shares but has waived the right to receive dividends and to participate in our assets and property on our winding-up or dissolution.

    The escrow shares may be released from escrow, on a pro rata basis, based upon our cumulative cash flow. "Cumulative cash flow" is net income before tax with depreciation, amortization and expensed research and development costs added back. One escrow share will be released pro rata for each Can.$0.125 of cumulative cash flow. Upon release from the escrow, the shares will be freely tradable by the holder.

PRE-CONTINUATION SALE OF ASSETS

    In order to better align the business operations of Urban Canada and our wholly-owned subsidiaries, WAZU Products Ltd. will sell assets used in its U.S. operations to Urban Juice & Soda (USA) Inc. The assets will be sold for proceeds equal to their fair market value. Urban Juice & Soda (USA) Inc. will assume debt of WAZU Products Ltd. equal to their fair market value of the U.S. assets. Under Canadian and US GAAP, this transaction will be treated as a transfer of assets under common control, and accordingly will be accounted for at historical cost in a manner similar to a pooling of interests. For the tax consequences of this transaction, see "Canadian Income Tax Considerations--Pre-Continuation Transaction."

                          TRANSFER AGENT AND REGISTRAR

    Our common share transfer agent and registrar is Pacific Corporate Trust Company, whose address is 830 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8.

        SHAREHOLDER'S RIGHTS UNDER THE WYOMING BUSINESS CORPORATION ACT

    The following is a discussion of the material provisions of the Wyoming Business Corporations Act. This discussion includes, where relevant, a summary of certain differences between the Wyoming Business Corporations Act and the British Columbia Company Act. However, the following summary is not intended to be exhaustive and its focus is primarily upon shareholder rights and safeguards. Nothing that follows should be construed as legal advice to any particular shareholder of Urban Canada and shareholders should consult with their own legal advisors respecting all of the implications of the continuation.

THE ORGANIZATIONAL DOCUMENTS

    Under the British Columbia Company Act, a British Columbia company is required to have organizational documents made up of a memorandum and articles. Under the Wyoming Business Corporations Act, a Wyoming company which has continued from another jurisdiction is required to have organizational documents made up of articles of continuance. The articles of continuance will set forth Urban Canada's name and authorized share capital and take the place of Urban Canada's current memorandum.

    AMENDMENTS TO ORGANIZATIONAL DOCUMENTS

    Both the Wyoming Business Corporations Act and the British Columbia Company Act require shareholders to approve substantive changes to the organizational documents of a company. However, the requisite majority of votes necessary to approve substantive changes to the organizational documents under the British Columbia Company Act is 75% (3/4) of the votes cast whereas under the Wyoming Business Corporations Act a simple majority of 50% of shareholders entitled to vote on the proposed resolution is required. Both the Wyoming Business Corporations Act and the British Columbia Company Act provide that in the case of certain fundamental changes, such as the alteration of special rights and restrictions attached to issued shares or a proposed amalgamation or continuation to another jurisdiction, a resolution similarly approved by each class of shares is also required.

SHARE CAPITAL

    Upon the completion of the continuation and the adoption of the proposed new articles of continuance, the authorized share capital of Urban Wyoming will consist of 100,000,000 common shares without par value. Urban Wyoming will have only one kind and class of shares and there will be no unusual rights or restrictions attached to that class. All of the current issued common shares of Urban Canada will be converted into shares of this class automatically without any further action by the shareholders.

    All of the common shares of Urban Canada in this new class will rank equally as to voting rights, participation in a distribution of the assets of Urban Wyoming on a liquidation, dissolution or winding-up of Urban Canada and the entitlement to dividends. The holders of the common shares will be entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each common share will carry with it the right to one vote.

    In the event of the liquidation, dissolution or winding-up of Urban Wyoming or other distribution of its assets, the holders of the common shares will be entitled to receive, on a pro rata basis, all of the assets remaining after Urban Wyoming has paid out its liabilities. Distribution in the form of dividends, if any, will be set by the Board of Directors.

    Provision as to the modification, amendment or variation of the rights attached to the common shares of Urban Wyoming will be contained in Urban Wyoming's articles of continuance and the Wyoming Business Corporations Act. Generally speaking, substantive changes to the share capital require the approval of the shareholders by majority resolution.

APPOINTMENT OF DIRECTORS

    Under both the British Columbia Company Act and the Wyoming Business Corporations Act, the company's directors are elected by the shareholders at each annual general meeting and typically hold office until the next annual general meeting at which time they may be re-elected or replaced. Individuals appointed as directors to fill vacancies on the Board or added as additional directors hold office like any other director until the next annual general meeting at which time they may be re-elected or replaced. A director may be removed between annual meetings by way of a shareholder resolution passed in that regard at a meeting of the shareholders called for that purpose.

MANAGEMENT

    The Board of Directors will be responsible for the overall management of Urban Wyoming. However, they are permitted to delegate much of their responsibility to the officers and employees of Urban Wyoming and to committees formed by the board. As a "reporting issuer" in British Columbia, Urban Wyoming will continue to be required to have an audit committee.

    The directors and senior officers are required, under the Wyoming Business Corporations Act, to act honestly, in good faith and with a view to the best interests of Urban Wyoming. The directors have a fiduciary responsibility to Urban Wyoming and they are required to disclose conflicts of interests. The fiduciary standards of directors under the Wyoming Business Corporations Act is similar to the standards under the British Columbia Company Act. Both laws require directors to act in good faith and in our best interest, with the same care as would be exercised by a reasonable, prudent person.

RIGHTS OF SHAREHOLDERS

    In addition to the voting, dividend and liquidation rights attached to the common shares as described under "Share Capital" above, the Wyoming Business Corporations Act affords shareholders certain rights such as the right to call a shareholders' meeting or cause a derivative action to be brought on behalf of Urban Wyoming, as well as certain rights to review the minute books of Urban Wyoming.

    The Wyoming Business Corporations Act provides that a shareholder or a director may commence or defend a legal action on behalf of a company (a derivative action) to enforce a right, duty or obligation owed to Urban Wyoming by another party or to obtain damages for any breach of that right, duty or obligation. A shareholder is entitled to commence a derivative action if:

    - the shareholder was a shareholder of Urban Wyoming at the time of the act or omission complained of, or became a shareholder through transfer by operation of law from one who was a shareholder at the time; and

    - the shareholder fairly and adequately represents the interests of Urban Wyoming in enforcing the rights of Urban Wyoming.

    Court approval is also required to discontinue, settle or dismiss any action brought under any of these provisions.

    Under the British Columbia Company Act, a shareholder of a company has the right to apply to court on the grounds that Urban Canada is acting or proposes to act in a way that is prejudicial to the shareholder (this is referred to as an oppression action). On such an application, the court may make such order as it sees fit, including an order to prohibit any act proposed by Urban Canada. The Wyoming Business Corporations Act does not contain a comparable provision and, accordingly, this remedy is not available to the shareholders of a Wyoming company.

DISSENT RIGHTS UNDER THE WYOMING BUSINESS CORPORATIONS ACT

    The rights of shareholders to dissent to actions proposed to be taken by a Wyoming company are not significantly different from the right to dissent provided the shareholders of a British Columbia company under the British Columbia Company Act.

                                 LEGAL MATTERS

    Legal matters relating to the legality of the issuance of the common shares offered by this proxy statement/prospectus will be passed upon for Urban Canada by Catalyst Corporate Finance Lawyers, Vancouver, British Columbia. Legal matters will be passed upon for Urban Wyoming by Bagley Law Office, Cheyenne, Wyoming, and Van Valkenberg Furber Law Group P.L.L.C., Seattle, Washington, special United States counsel to Urban Canada. Van Valkenberg Furber Law Group P.L.L.C. will rely on the opinions of Catalyst Corporate Finance Lawyers on Canadian law and Bagley Law Office on Wyoming law.

                                    EXPERTS

    KPMG, LLP, independent chartered accountants, have audited our financial statements as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998. We have included our financial statements in this proxy statement/prospectus and elsewhere in the registration statement in reliance on KPMG, LLP, reports, given on their authority as experts in accounting and auditing.

                      CONSOLIDATED FINANCIAL STATEMENTS OF

                        URBAN JUICE & SODA COMPANY LTD.

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                        URBAN JUICE & SODA COMPANY LTD.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Accountants..........................................................................        F-2

Consolidated Balance Sheets................................................................................        F-3

Consolidated Statements Of Operations And Deficit..........................................................        F-4

Consolidated Statements Of Changes In Financial Position...................................................        F-5

Notes to Consolidated Financial Statements.................................................................        F-6

Schedule of Office and Administration Expenses.............................................................       F-22

Schedule II--Valuation and Qualifying Accounts.............................................................       F-23

                                AUDITORS' REPORT

To the Directors
Urban Juice & Soda Company Ltd.

    We have audited the consolidated balance sheets of Urban Juice & Soda Company Ltd. as at December 31, 1998 and 1997 and the consolidated statements of operations and deficit and changes in financial position for each of the years in the three year period ended December 31, 1998 and the attached financial statement schedule for each of the years in the three year period ended December 31, 1998. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1997, and the results of its operations and the changes in its financial position for each of the years in the three year period ended December 31, 1998 in accordance with generally accepted accounting principles in Canada. Also in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole presents fairly, in all material respects, the information set forth therein.

    Significant measurement differences between Canadian and United States accounting principles as they affect these consolidated financial statements are explained and quantified in note 14.

/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada

February 12, 1999, except
as to note 2(a) which is as
of April 12, 1999

                        URBAN JUICE & SODA COMPANY LTD.

                          CONSOLIDATED BALANCE SHEETS

                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                       JUNE 30,             DECEMBER 31,
                                                                    --------------  -----------------------------
                                                                         1999            1998           1997
                                                                    --------------  --------------  -------------
                                                                     (UNAUDITED)
                                                     ASSETS

Current assets:
    Cash and term deposits........................................  $    1,110,502  $      336,983  $   1,666,086
    Accounts receivable (note 3)..................................       3,056,049       1,271,470        809,418
    Inventory (note 4)............................................       1,652,362         823,514      1,090,699
    Prepaid expenses..............................................         303,376         334,350        110,927
                                                                    --------------  --------------  -------------
                                                                         6,122,289       2,766,317      3,677,130

Capital assets (note 5)...........................................         778,896         834,975        667,764

Intangible assets (note 6)........................................         425,918         454,099        634,451
                                                                    --------------  --------------  -------------
                                                                    $    7,327,103  $    4,055,391  $   4,979,345
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Bank indebtedness (note 7)....................................                  $      309,600  $          --
    Accounts payable and accrued liabilities......................  $    2,822,265       1,363,684      1,139,850
    Current portion of long-term debt (note 8)....................          23,645          23,645         65,091
                                                                    --------------  --------------  -------------
                                                                         2,845,910       1,696,929      1,204,941

Long-term debt (note 8)...........................................          15,919          31,915             --

Shareholders' equity:
    Share capital (note 9)........................................      15,375,450      12,942,935     12,049,085
    Deficit.......................................................     (10,910,176)    (10,616,388)    (8,274,681)
                                                                    --------------  --------------  -------------
                                                                         4,465,274       2,326,547      3,774,404

Operations (note 2(a))
Commitments and contingencies (note 10)
                                                                    --------------  --------------  -------------
                                                                    $    7,327,103  $    4,055,391  $   4,979,345
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------

          See accompanying notes to consolidated financial statements.

                        URBAN JUICE & SODA COMPANY LTD.

               CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

                        (EXPRESSED IN CANADIAN DOLLARS)

                                        SIX MONTHS ENDED JUNE 30,              YEAR ENDED DECEMBER 31,
                                      -----------------------------  --------------------------------------------
                                           1999           1998            1998           1997           1996
                                      --------------  -------------  --------------  -------------  -------------
                                       (UNAUDITED)     (UNAUDITED)
Sales...............................  $    8,263,627  $   3,339,969  $    7,011,046  $   3,265,317  $   3,458,701
Cost of sales.......................       5,684,292      2,387,889       5,123,016      3,043,694      3,006,924
                                      --------------  -------------  --------------  -------------  -------------
                                           2,579,335        952,080       1,888,030        221,623        451,777

Expenses:
    Amortization....................         156,885        107,480         317,449        197,754        199,446
    Bad debts.......................           7,215          1,034          83,566        463,471        139,301
    Consulting fees.................         169,916         90,606         167,664        166,426         72,006
    Filing fees and transfer
      agent.........................          19,574         16,524          23,925         16,340         25,957
    Office and administration
      (schedule)....................         293,418        282,142         609,341        794,204        485,068
    Professional fees...............         139,956         41,645         178,945        148,008         53,869
    Promotion and selling...........       1,824,737      1,143,503       2,221,537      2,111,116      1,307,676
    Wages...........................         258,093        222,431         448,808        366,137        591,654
    Write-off of intangible
      assets........................              --             --         102,871             --             --
                                      --------------  -------------  --------------  -------------  -------------
                                           2,869,796      1,905,365       4,154,106      4,263,456      2,874,977
                                      --------------  -------------  --------------  -------------  -------------

Loss from operations................        (290,461)      (953,285)     (2,266,076)    (4,041,833)    (2,423,200)

Other income (expense):
    Foreign exchange gain (loss)....          22,604         26,787         (72,224)         6,361             --
    Other interest expense..........         (13,522)        (8,736)        (16,347)       (10,002)       (26,527)
    Interest income.................          15,518         23,910          27,725         57,146         29,055
    Miscellaneous income............         (32,234)         1,696           3,028          5,167          1,341
    Gain (loss) on disposal of
      capital assets................           4,307         (5,792)        (17,813)        12,584         (6,921)
                                      --------------  -------------  --------------  -------------  -------------
                                              (3,327)        37,865         (75,631)        71,256         (3,052)
                                      --------------  -------------  --------------  -------------  -------------

Loss for the year...................        (293,788)      (915,420)     (2,341,707)    (3,970,577)    (2,426,252)

Deficit, beginning of year..........     (10,616,388)    (8,274,681)     (8,274,681)    (4,304,104)    (1,877,852)
                                      --------------  -------------  --------------  -------------  -------------
Deficit, end of year................  $  (10,910,176) $  (9,190,101) $  (10,616,388) $  (8,274,681) $  (4,304,104)
                                      --------------  -------------  --------------  -------------  -------------
                                      --------------  -------------  --------------  -------------  -------------
Loss per share (note 2(g))..........  $        (0.02) $       (0.08) $        (0.17) $       (0.33) $       (0.28)
                                      --------------  -------------  --------------  -------------  -------------
                                      --------------  -------------  --------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                        URBAN JUICE & SODA COMPANY LTD.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                        (EXPRESSED IN CANADIAN DOLLARS)

                                         SIX MONTHS ENDED JUNE 30,              YEAR ENDED DECEMBER 31,
                                        ----------------------------  -------------------------------------------
                                            1999           1998           1998           1997           1996
                                        -------------  -------------  -------------  -------------  -------------
                                         (UNAUDITED)    (UNAUDITED)
Cash provided by (used in):

Operations:
    Loss for the year.................  $    (293,788) $    (915,420) $  (2,341,707) $  (3,970,577) $  (2,426,252)
    Items not involving cash:
        Amortization..................        156,885        107,480        317,449        197,754        199,446
        Loss (gain) on disposal of
          capital assets..............         (4,307)         5,792         17,813        (12,584)         6,921
        Write-down of inventory
          subject to legal claim......             --             --             --        353,797             --
        Write-down of intangible
          assets......................             --             --        102,871             --             --
    Changes in non-cash operating
      working capital:
        Accounts receivable...........  $  (1,784,579) $    (493,118)      (462,052)      (271,545)       (34,884)
        Inventory.....................       (828,848)      (434,254)       267,185       (545,394)       289,730
        Prepaid expenses..............         30,974        (94,324)      (223,423)       651,514       (713,649)
        Accounts payable and accrued
          liabilities.................      1,458,581        470,004        223,834        536,319       (192,528)
                                        -------------  -------------  -------------  -------------  -------------
                                           (1,265,082)    (1,353,840)    (2,098,030)    (3,060,716)    (2,871,216)

Financing:
    Increase in long-term debt........             --             --         46,982             --             --
    Repayment of long-term debt.......        (15,996)       (41,752)       (56,513)       (67,256)       (59,071)
    Convertible debenture.............             --             --             --             --       (248,302)
    Issuance of share capital, net....      2,432,515        192,849        893,850      3,754,339      5,402,476
                                        -------------  -------------  -------------  -------------  -------------
                                            2,416,519        151,097        884,319      3,687,083      5,095,103

Investments:
    Proceeds on disposal of capital
      assets..........................          4,307          2,800         11,200         18,084         52,062
    Purchase of capital assets........        (44,645)      (284,004)      (401,352)      (545,178)       (73,581)
    Purchase of intangible assets.....        (27,980)       (45,237)       (34,840)      (280,691)      (351,144)
                                        -------------  -------------  -------------  -------------  -------------
                                              (68,318)      (326,441)      (424,992)      (807,785)      (372,663)
                                        -------------  -------------  -------------  -------------  -------------

Increase (decrease) in cash (bank
  indebtedness).......................      1,083,119     (1,529,184)    (1,638,703)      (181,418)     1,851,224

Cash (bank indebtedness), beginning of
  year................................         27,383      1,666,086      1,666,086      1,847,504         (3,720)
                                        -------------  -------------  -------------  -------------  -------------
Cash, end of year.....................  $   1,110,502  $     136,902  $      27,383  $   1,666,086  $   1,847,504
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

Cash is defined as cash and term deposits less bank indebtedness.

          See accompanying notes to consolidated financial statements.

                        URBAN JUICE & SODA COMPANY LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

1. NATURE OF OPERATIONS:

    The Company develops and distributes sodas and water which are bottled under contract by third parties.

2. SIGNIFICANT ACCOUNTING POLICIES:

    (a) Operations:

       These consolidated financial statements have been prepared on a basis which assumes the realization of assets and settlement of liabilities in the normal course of business. During the years ended December 31, 1998, and 1997, the Company incurred losses of $2,341,707 and $3,970,577, respectively. The Company's ability to continue with its planned course of expansion and to recover its investment in capital and intangible assets is dependent upon raising additional financing and generating future profitable operations. Subsequent to year end, the Company entered into private placements to raise $2,000,000 in equity financing.

    (b) Basis of consolidation:

       The consolidated financial statements include the assets, liabilities, revenues and expenses of Urban Juice & Soda Company Ltd. (the parent) and its wholly-owned subsidiaries, Wazu Products Ltd., Zip City Distribution Co. (Vancouver) Ltd., Vancouver Island Beverage Company Ltd., and Urban Juice and Soda (USA) Inc. All material intercompany transactions and balances have been eliminated.

    (c) Inventory:

       Inventory has been valued at the lower of cost and net realizable value with cost being determined on a First In - First Out basis. Cost includes laid-down cost that is cost of material plus the cost of direct labour applied to the product and applicable overhead chargeable to production plus delivery and storage costs plus applicable overheads.

    (d) Capital assets:

       Capital assets are recorded at cost and are amortized on the declining balance basis over the estimated useful lives of the assets as follows:

Equipment.............................................   20% to 50%
Automobile and computers..............................          30%
Leasehold improvements................................          20%
Equipment under capital lease.........................   lease term

    (e) Intangible assets:

        (i) The Company follows the policy of capitalizing development costs, including artwork and design, marketing and production, and consulting and licencing relating to new projects. Deferred development costs are amortized on a straight-line basis over five years from

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
           the date of commercial production. When a project is abandoned, the related development costs are written off.

        (ii) Trademarks and patents are amortized over their estimated useful lives of five years.

    (f) Revenue recognition:

       Sales are recorded upon shipment of products, and represent amounts realized net of sales returns, discounts and allowances.

       Sales returns are recognized once the Company has picked up the returned goods by issuing a credit note to the customer. Discounts are offered to customers via promotional events. Discounts are recorded by issuing a credit note for the discounted amount on shipment of the goods.

    (g) Loss per share:

       Basic loss per share is based upon the weighted average number of common shares outstanding of 14,037,202 (1997--11,868,160; 1996--8,779,905).
       Fully diluted loss per share has not been presented as all outstanding options (1998--1,494,750; 1997--1,054,076; 1996-- 1,123,696)
       (1998--914,000; 1997--2,631,700; 1996--3,397,700) and warrants are anti-dilutive.

    (h) Foreign currency:

       The Company's foreign operations are considered to be integrated and accordingly the Company uses the temporal method of translation. Monetary items denominated in foreign currency are translated to Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenues and expenses are translated at rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

    (i) Use of estimates:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Items involving the significant use of management estimates include the carrying value of intangible assets, collectibility of accounts receivable, useful lives of capital assets, and valuation of inventory. Actual results could differ from those estimates.

    (j) Advertising costs:

       The Company expenses all advertising costs as incurred. Prepaid advertising costs are amortized over a 12 month period which is the average period the related advertising services are being provided. During the years ended December 31, 1998, 1997, and 1996, the Company incurred advertising costs of $1,133,599, $1,419,416 and $555,374, respectively.

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

3. ACCOUNTS RECEIVABLE:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1998          1997
                                                       JUNE 30,    ------------  ------------
                                                         1999
                                                     ------------
                                                     (UNAUDITED)
Trade..............................................  $  3,308,828   $1,543,110    $  986,832
Other..............................................        71,050       36,584       108,195
Allowance for doubtful accounts....................      (323,829)    (308,224)     (285,609)
                                                     ------------  ------------  ------------
                                                     $  3,056,049   $1,271,470    $  809,418
                                                     ------------  ------------  ------------
                                                     ------------  ------------  ------------

4. INVENTORY:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1998          1997
                                                       JUNE 30,    ------------  ------------
                                                         1999
                                                     ------------
                                                     (UNAUDITED)
Finished goods.....................................  $  1,009,113   $  440,234    $  733,319
Raw materials......................................       643,249      383,280       357,380
                                                     ------------  ------------  ------------
                                                     $  1,652,362   $  823,514    $1,090,699
                                                     ------------  ------------  ------------
                                                     ------------  ------------  ------------

       During 1997, $353,797 of inventory was written off to cost of sales as the inventory was determined to be unsaleable due to improper concentrate levels and labels which did not meet certain regulations. This inventory was initially acquired during 1996, and it was determined to be unsaleable in February 1997.

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

5. CAPITAL ASSETS:

                                                                      ACCUMULATED    NET BOOK
JUNE 30, 1999 (UNAUDITED)                                   COST      AMORTIZATION    VALUE
------------------------------------------------------  ------------  ------------  ----------
Equipment.............................................  $  1,232,761   $  536,878   $  695,883
Equipment under capital lease.........................        49,455       12,363       37,092
Automotive............................................        87,629       42,519       45,110
Leasehold improvements................................         1,306          495          811
                                                        ------------  ------------  ----------
                                                        $  1,371,151   $  592,255   $  778,896
                                                        ------------  ------------  ----------
                                                        ------------  ------------  ----------

                                                                      ACCUMULATED    NET BOOK
DECEMBER 31, 1998                                           COST      AMORTIZATION    VALUE
------------------------------------------------------  ------------  ------------  ----------
Equipment.............................................  $  1,249,669   $  462,737   $  786,932
Equipment under capital lease.........................        49,455        7,418       42,037
Automotive............................................        40,408       35,343        5,065
Leasehold improvements................................         1,306          365          941
                                                        ------------  ------------  ----------
                                                        $  1,340,838   $  505,863   $  834,975
                                                        ------------  ------------  ----------
                                                        ------------  ------------  ----------

                                                                      ACCUMULATED    NET BOOK
DECEMBER 31, 1997                                            COST     AMORTIZATION    VALUE
--------------------------------------------------------  ----------  ------------  ----------
Equipment...............................................  $  927,545   $  267,227   $  660,318
Automotive..............................................      40,048       33,328        6,720
Leasehold improvements..................................         906          180          726
                                                          ----------  ------------  ----------
                                                          $  968,499   $  300,735   $  667,764
                                                          ----------  ------------  ----------
                                                          ----------  ------------  ----------

6. INTANGIBLE ASSETS:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1998          1997
                                                       JUNE 30,    ------------  ------------
                                                         1999
                                                      -----------
                                                      (UNAUDITED)
Artwork and design..................................  $   164,867   $  164,867    $  164,867
Marketing and production, consulting and
  licensing.........................................      418,318      418,318       418,318
Trademarks and patents..............................      225,736      176,314       244,345
                                                      -----------  ------------  ------------
                                                          808,921      759,499       827,530
Less amortization...................................     (383,008)    (305,400)     (193,079)
                                                      -----------  ------------  ------------
                                                      $   425,918   $  454,099    $  634,451
                                                      -----------  ------------  ------------
                                                      -----------  ------------  ------------

    In June 1998 it became apparent that advertising services previously paid for in advance were not going to be provided once the marketing contract to which these services were related was

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

6. INTANGIBLE ASSETS: (CONTINUED)
    cancelled, and accordingly the Company wrote off the amount capitalized. The amount written off was $102,871. The write-down relates to assets to be disposed of after amortization expense of $102,870 in 1998 ($3,960--1997, $89,177--1996).

7. BANK INDEBTEDNESS:

    Operating line of credit up to an amount of $1,500,000 (U.S. $1,000,000) bearing interest at prime plus 1.5% (9.25%), secured by assignment of all assets.

8. LONG-TERM DEBT:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1998          1997
                                                       JUNE 30,    ------------  ------------
                                                         1999
                                                      -----------
                                                      (UNAUDITED)
Bank term loans, repayable in various monthly
  instalments with interest at prime plus 1.75%
  (8.5%), secured by chattel mortgages over
  equipment of the Company..........................   $      --    $    8,578    $   65,091
Capital lease obligations payable in monthly
  instalments of $1,605 including principal and
  interest at 10.4%, maturing October 2001..........      39,564        46,982            --
                                                      -----------  ------------  ------------
                                                          39,564        55,560        65,091
Less current portion................................     (23,645)      (23,645)      (65,091)
                                                      -----------  ------------  ------------
                                                       $  15,919    $   31,915    $       --
                                                      -----------  ------------  ------------
                                                      -----------  ------------  ------------

    Principal portion of long-term debt due within each of the next three years are as follows:

1999...............................................................  $  23,645
2000...............................................................     16,712
2001...............................................................     15,203
                                                                     ---------
                                                                     $  55,560
                                                                     ---------
                                                                     ---------

9. SHARE CAPITAL:

    (a) Authorized:

       100,000,000 common shares without par value.

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

9. SHARE CAPITAL: (CONTINUED)
    (b) Issued:

                                                                      NUMBER
                                                                    OF SHARES       AMOUNT
                                                                   ------------  -------------
Balance, December 31, 1995.......................................     7,354,701  $   2,892,270

Issued for cash:
  Exercise of share purchase options.............................       429,872        547,252
  Exercise of share purchase warrants............................       300,000        303,000
  Private placement..............................................       186,000        427,320
  Conversion of debentures.......................................       160,191        248,296
  Public offering (net of issue costs of $1,324,014).............     2,281,700      3,793,647
Issued for debt..................................................        30,148         82,825
Underwriters' unit warrants......................................            --            136
                                                                   ------------  -------------
                                                                      3,387,911      5,402,476
                                                                   ------------  -------------

Balance, December 31, 1996.......................................    10,742,612      8,294,746

Issued for cash:
  Exercise of share purchase options.............................       214,974        271,637
  Exercise of share purchase warrants............................       400,000        368,000
  Private placement (net of issue costs of $271,505).............     2,293,578      3,168,862
  Share issue costs..............................................            --        (54,160)
                                                                   ------------  -------------
                                                                      2,908,552      3,754,339
                                                                   ------------  -------------

Balance, December 31, 1997.......................................    13,651,164     12,049,085

Return of shares to treasury.....................................       (20,000)       (21,400)

Issued for cash:
  Exercise of share purchase options.............................       605,000        490,250
  Private placement (net of issue costs of $32,000)..............       914,000        425,000
                                                                   ------------  -------------
                                                                      1,519,000        915,250
                                                                   ------------  -------------

Balance, December 31, 1998.......................................    15,150,164     12,942,935
                                                                   ------------  -------------

Issued for cash:
  Private placement (net of issue costs of $200,550).............     3,510,754      2,432,515
                                                                   ------------  -------------

Balance, June 30, 1999...........................................    18,660,918  $  15,375,450
                                                                   ------------  -------------
                                                                   ------------  -------------

        (i) The shares returned to treasury in 1998 relate to a promissory note signed by an employee of the Company to exercise their option to purchase 20,000 shares at the exercise price of $1.07 which was never paid, therefore, the shares were returned to treasury.

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

9. SHARE CAPITAL: (CONTINUED)
        (ii) The 7% per annum convertible debentures had a conversion feature, allowing the holder to convert the debentures to common shares based on a conversion price of $1.30 per share for the first year
             (1995), $1.55 for the second year (1996), and $1.80 for the third year (1997). The conversion price for the first year was based on market price at the date when the debentures were issued, with $0.25 per share incremental increases for each of the next two years that the debentures were not converted, up to a maximum of three years. During 1996, debentures aggregating $248,296 were converted to 160,191 common shares.

    (c) Share purchase options:

                                                      OUTSTANDING                                       OUTSTANDING
                                                      DECEMBER 31,                                      DECEMBER 31,
EXPIRY DATES                                 PRICE        1995        ISSUED     EXERCISED    EXPIRED       1996
-----------------------------------------  ---------  ------------  ----------  -----------  ---------  ------------
May 1, 1997..............................  $    0.95       37,500           --      22,500          --       15,000
July 21, 1997............................       0.84       15,000           --      10,000          --        5,000
August 14, 1997..........................       0.86      249,568           --     237,068          --       12,500
August 26, 1997..........................       1.07      125,000           --       5,000          --      100,000
August 29, 1997..........................       1.13       25,000           --      25,000          --           --
October 3, 1997..........................       1.64       10,000           --         304          --        9,696
November 29, 1997........................       2.15      200,000           --     130,000          --       70,000
February 14, 1998........................       2.50           --       90,000          --          --       90,000
February 22, 1998........................       3.05           --       60,000          --          --       60,000
April 22, 1998...........................       3.25           --       41,500          --          --       41,500
November 5, 1998.........................       2.00           --      165,000          --          --      165,000
December 13, 1998........................       1.50           --      210,000          --          --      210,000
December 13, 1999........................       1.50           --       25,000          --          --       25,000
December 19, 1998........................       1.60           --      320,000          --          --      320,000
                                                      ------------  ----------  -----------  ---------  ------------
                                                          662,068      911,500     429,872                1,123,696
                                                      ------------  ----------  -----------  ---------  ------------
                                                      ------------  ----------  -----------  ---------  ------------

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

9. SHARE CAPITAL: (CONTINUED)

                                                      OUTSTANDING                                       OUTSTANDING
                                                      DECEMBER 31,                                      DECEMBER 31,
EXPIRY DATES                                 PRICE        1996        ISSUED     EXERCISED    EXPIRED       1997
-----------------------------------------  ---------  ------------  ----------  -----------  ---------  ------------
May 1, 1997..............................  $    0.95       15,000           --       4,000      11,000           --
July 21, 1997............................       0.84        5,000           --       5,000          --           --
August 14, 1997..........................       0.86       12,500           --      12,500          --           --
August 26, 1997..........................       1.07      100,000           --      86,800      13,200           --
August 29, 1997..........................       1.64        9,696           --          --       9,696           --
October 3, 1997..........................       2.15       70,000           --          --      70,000           --
November 29, 1997........................       2.50       90,000           --          --      90,000           --
February 14, 1998........................       3.05       60,000           --          --      55,000        5,000
February 22, 1998........................       3.25       41,500           --          --      11,500       30,000
April 22, 1998...........................       3.25           --        6,500          --          --        6,500
November 5, 1998.........................       2.00      165,000       30,000          --          --      195,000
December 13, 1998........................       1.50      210,000           --     106,674     103,326           --
December 13, 1999........................       1.50       25,000           --          --          --       25,000
December 19, 1998........................       1.60      320,000           --          --      26,174      293,826
February 7, 1999.........................       1.50           --      122,000          --      56,750       65,250
November 10, 1999........................       1.60           --       87,500          --          --       87,500
April 29, 1999...........................       1.75           --      191,000          --          --      191,000
September 17, 1999.......................       1.50           --      155,000          --          --      155,000
                                                      ------------  ----------  -----------  ---------  ------------
                                                        1,123,696      592,000     214,974     446,646    1,054,076
                                                      ------------  ----------  -----------  ---------  ------------
                                                      ------------  ----------  -----------  ---------  ------------

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

9. SHARE CAPITAL: (CONTINUED)

                                                      OUTSTANDING                                       OUTSTANDING
                                                      DECEMBER 31,                                      DECEMBER 31,
EXPIRY DATES                                 PRICE        1997        ISSUED     EXERCISED    EXPIRED       1998
-----------------------------------------  ---------  ------------  ----------  -----------  ---------  ------------
February 14, 1998........................  $    2.00        5,000           --          --       5,000           --
February 22, 1998........................       3.05       30,000           --          --      30,000           --
April 22, 1998...........................       3.25        6,500           --          --       6,500           --
November 5, 1998.........................       2.00      195,000           --          --     195,000           --
December 13, 1999........................       1.50       25,000           --          --          --       25,000
February 7, 1999.........................       1.50       65,250           --          --          --       65,250
December 19, 1998........................       1.60      293,826           --          --     293,826           --
March 10, 2002...........................       1.60       87,500           --          --          --       87,500
April 29, 1999...........................       1.75      191,000           --          --      99,000       92,000
September 17, 1999.......................       1.50      155,000           --          --      75,000       80,000
January 19, 2003.........................       0.85           --      350,000     285,000       6,000       59,000
February 13, 2003........................       1.00           --      350,000     320,000          --       30,000
February 23, 2003........................       1.00           --      295,000          --          --      295,000
March 24, 2003...........................       1.00           --      100,000          --          --      100,000
May 22, 2003.............................       1.15           --      125,000          --          --      125,000
September 17, 1999.......................       1.15           --        5,000          --          --        5,000
May 22, 2000.............................       1.15           --       11,000          --          --       11,000
June 1, 2003.............................       1.15           --      232,000          --          --      232,000
July 24, 2003............................       1.00           --      270,000          --          --      270,000
October 9, 2003..........................       1.00           --       10,000          --          --       10,000
June 1, 2000.............................       1.15           --        8,000          --          --        8,000
                                                      ------------  ----------  -----------  ---------  ------------
                                                        1,054,076    1,756,000     605,000     710,326    1,494,750
                                                      ------------  ----------  -----------  ---------  ------------
                                                      ------------  ----------  -----------  ---------  ------------

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

9. SHARE CAPITAL: (CONTINUED)

                                                                                                        OUTSTANDING
                                                      OUTSTANDING                                         JUNE 30,
                                                      DECEMBER 31,                                          1999
EXPIRY DATES                                 PRICE        1998        ISSUED     EXERCISED    EXPIRED   ------------
-----------------------------------------  ---------  ------------  ----------  -----------  ---------
                                                                                                        (UNAUDITED)
February 14, 1998........................       2.00           --           --          --          --           --
February 22, 1998........................       3.05           --           --          --          --           --
April 22, 1998...........................       3.25           --           --          --          --           --
November 5, 1998.........................       2.00           --           --          --          --           --
December 13, 1998........................       1.50       25,000           --          --          --       25,000
February 7, 1999.........................       1.50       65,250           --          --      50,250       15,000
December 19, 1998........................       1.60           --           --          --          --           --
March 10, 2002...........................       1.60       87,500           --          --      22,500       65,000
April 29, 1999...........................       1.75       92,000           --          --      57,000       35,000
September 17, 1999.......................       1.50       80,000           --          --      20,000       60,000
January 19, 2003.........................       0.85       59,000           --          --          --       59,000
February 13, 2003........................       1.00       30,000           --          --          --       30,000
February 23, 2003........................       1.00      295,000           --          --      10,000      285,000
March 24, 2003...........................       1.00      100,000           --          --          --      100,000
May 22, 2003.............................       1.15      125,000           --          --          --      125,000
September 17, 1999.......................       1.15        5,000           --          --          --        5,000
May 22, 2000.............................       1.15       11,000           --          --          --       11,000
June 1, 2003.............................       1.15      232,000           --          --          --      232,000
July 24, 2003............................       1.00      270,000           --          --          --      270,000
October 9, 2003..........................       1.00       10,000           --          --          --       10,000
June 1, 2000.............................       1.15        8,000           --          --          --        8,000
February 23, 2000........................       1.00           --       10,000          --          --       10,000
February 9, 2001.........................        .80           --       25,000          --          --       25,000
March 5, 2001............................       1.00           --       60,000          --          --       60,000
November 5, 2001.........................       2.00           --       30,000          --          --       30,000
September 17, 2002.......................       1.50           --       20,000          --          --       20,000
February 28, 2004........................        .75           --      350,000          --          --      350,000
February 9, 2004.........................        .80           --      280,000          --          --      280,000
March 5, 2004............................        .85           --      160,000          --          --      160,000
May 7, 2004..............................       1.15           --       67,000          --          --       67,000
May 31, 2004.............................        .90           --      100,000          --          --      100,000
                                                      ------------  ----------  -----------  ---------  ------------
                                                        1,494,750    1,102,000          --     159,750    2,437,000
                                                      ------------  ----------  -----------  ---------  ------------
                                                      ------------  ----------  -----------  ---------  ------------

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

9. SHARE CAPITAL: (CONTINUED)
    (d) Share purchase warrants:

                                                              OUTSTANDING                            OUTSTANDING
                                                              DECEMBER 31,                           DECEMBER 31,
EXPIRY DATES                                       PRICE          1995        ISSUED     EXERCISED       1996
----------------------------------------------  ------------  ------------  ----------  -----------  ------------
On or before June 9, 1996.....................  $       1.01      300,000           --     300,000            --
On or before August 14, 1997..................          0.92      400,000           --          --       400,000
On or before November 14, 1997................          1.96      300,000           --          --       300,000
On or before February 26, 1997/98.............     2.50/2.88           --      350,000          --       350,000
On or before January 17, 1997/98..............     1.52/1.75           --       66,000          --        66,000
On or before September 17, 1997/98............    2.70/3.375           --    2,281,700          --     2,281,700
                                                              ------------  ----------  -----------  ------------
                                                                1,000,000    2,697,700     300,000     3,397,700
                                                              ------------  ----------  -----------  ------------
                                                              ------------  ----------  -----------  ------------

                                                              OUTSTANDING                          OUTSTANDING
                                                              DECEMBER 31,                         DECEMBER 31,
EXPIRY DATES                                       PRICE          1996      EXERCISED    EXPIRED       1997
----------------------------------------------  ------------  ------------  ----------  ---------  ------------
August 14, 1997...............................  $       0.92      400,000      400,000         --           --
November 14, 1997.............................  $       1.96      300,000           --    300,000           --
February 26, 1997/98..........................  $  2.50/2.88      350,000           --         --      350,000
January 17, 1997/98...........................  $ 1.52/$1.75       66,000           --     66,000           --
September 17, 1997/98.........................  $ 2.70/$3.75    2,281,700           --         --    2,281,700
                                                              ------------  ----------  ---------  ------------
                                                                3,397,700      400,000    366,000    2,631,700
                                                              ------------  ----------  ---------  ------------
                                                              ------------  ----------  ---------  ------------

                                                              OUTSTANDING                          OUTSTANDING
                                                              DECEMBER 31,                         DECEMBER 31,
EXPIRY DATES                                       PRICE          1997       ISSUED     EXPIRED        1998
----------------------------------------------  ------------  ------------  ---------  ----------  ------------
February 26, 1997/98..........................  $ 2.50/$2.88      350,000          --     350,000           --
September 17, 1997/98.........................  $ 2.57/$3.75    2,281,700          --   2,281,700           --
December 9, 2000/2001.........................  $       0.60           --     850,000          --      850,000
                                                              ------------  ---------  ----------  ------------
                                                                2,631,700     850,000   2,631,700      850,000
                                                              ------------  ---------  ----------  ------------
                                                              ------------  ---------  ----------  ------------

                                                                                                      OUTSTANDING
                                                               OUTSTANDING                              JUNE 30,
                                                               DECEMBER 31,                               1999
EXPIRY DATES                                        PRICE          1998        ISSUED      EXPIRED    ------------
-----------------------------------------------  ------------  ------------  ----------  -----------  (UNAUDITED)
December 9, 2000/2001..........................  $       0.60      850,000           --          --       850,000
May 4, 2000/2001...............................  $ 0.75/$0.90           --    1,458,947          --     1,458,947
                                                               ------------  ----------         ---   ------------
                                                                   850,000    1,458,947          --     2,308,947
                                                               ------------  ----------         ---   ------------
                                                               ------------  ----------         ---   ------------

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

9. SHARE CAPITAL: (CONTINUED)

    (e) Brokers' unit warrants and other share purchase warrants:



        In addition to the share purchase warrants summarized above, the Company issued two-year warrants to purchase 40,000 common shares on June 18, 1998 at an exercise price of $1.00 per share for the first year, and $1.15 per share for the second year in connection with the closing of a bank loan. Two-year brokers' unit warrants were also issued to purchase 64,000 common shares at an exercise price of $0.60 per share in connection with a private placement that closed on December 9, 1998. Subsequent to year end, additional two-year brokers' unit warrants to purchase 197,620 common shares at an exercise price of $0.75 per share for the first year and $0.90 per share for the second year were issued in connection with the closing of a private placement on May 4, 1999.



        In 1996, in conjunction with a public offering, the Company issued two-year underwriters' warrants to purchase 212,103 common shares at an exercise price of $2.70 for the first year and $3.38 for the second year.



        The exercise prices associated with warrants issued are determined by the market price at the warrant is granted based on the price per share at end of day market close. The Company uses the intrinsic value method to account for these warrants and accordingly no stock based compensation has been recorded.



                                                  OUTSTANDING                                        OUTSTANDING
                                                  DECEMBER 31,                                       DECEMBER 31,
EXPIRY DATES                           PRICE          1996       ISSUED     EXERCISED     EXPIRED        1997
----------------------------------  ------------  ------------  ---------  -----------  -----------  ------------
September 27, 1997/1998...........  $ 2.70/$3.38      212,103          --          --           --       212,103



                                                  OUTSTANDING                                        OUTSTANDING
                                                  DECEMBER 31,                                       DECEMBER 31,
EXPIRY DATES                           PRICE          1997       ISSUED     EXERCISED     EXPIRED        1998
----------------------------------  ------------  ------------  ---------  -----------  -----------  ------------
December 9, 2000/2001.............  $       0.60           --      64,000          --           --        64,000
September 27, 1997/1998...........  $ 2.70/$3.38      212,103          --          --      212,103            --
                                                  ------------  ---------  -----------  -----------  ------------
                                                      212,103      64,000          --      212,103        64,000
                                                  ------------  ---------  -----------  -----------  ------------
                                                  ------------  ---------  -----------  -----------  ------------



                                                  OUTSTANDING                             EXPIRED    OUTSTANDING
                                                  DECEMBER 31,                          -----------    JUNE 30,
EXPIRY DATES                           PRICE          1998       ISSUED     EXERCISED                    1999
----------------------------------  ------------  ------------  ---------  -----------  (UNAUDITED)  ------------
December 9, 2000/2001.............  $       0.60       64,000          --          --           --        64,000
May 4, 2000/2001..................  $ 0.75/$0.90           --     197,620          --           --       197,620
                                                  ------------  ---------  -----------  -----------  ------------
                                                       64,000     197,620          --           --       261,620
                                                  ------------  ---------  -----------  -----------  ------------
                                                  ------------  ---------  -----------  -----------  ------------

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)


10. COMMITMENTS AND CONTINGENCIES:


    (a) Lease commitments:

       The Company has lease commitments for office and warehouse premises expiring at various dates. All rental payments are fixed rental payments, as the Company does not have any contingent rental payments. The agreements require base rental payments over the next five years as follows:

1999..............................................................  $  52,534
2000..............................................................     52,744
2001..............................................................     53,623
2002..............................................................     55,380
2003..............................................................     55,380
                                                                    ---------
                                                                    $ 269,661
                                                                    ---------
                                                                    ---------

    (b) Uncertainty due to the Year 2000 Issue:

       The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

11. INCOME TAXES:

    The Company, through its subsidiaries, has tax losses carried forward of approximately $10,000,000 which may be applied against future earnings. These losses expire between 1999 and 2005. The future income tax benefits which may result from these losses have not been recognized in the financial statements, as there is no sufficient assurance that these tax benefits will be realized.

12. SEGMENTED INFORMATION AND EXPORT SALES:

    The Company operates in one industry segment and substantially all of its operations are based in Canada. During the year ended December 31, 1998, export sales to the United States were approximately $5,460,000 (1997--$2,143,000).

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

13. FINANCIAL INSTRUMENTS:

    (a) Fair values:

       As at December 31, 1998, the carrying amounts reported in the balance sheets for cash and term deposits, accounts receivable, accounts payable and accrued liabilities approximate fair values, due to short term to maturity of these instruments. Fair value of long term debt is based on the present value of contractual payments using current market interest rates as a discount factor. The carrying value of long term debt reported on the balance sheet approximates fair value either because the debt bears interest at floating rates, or because it bears interest at fixed rates which approximate current market rates.

    (b) Concentration of credit risk:

       The Company mainly sells its products to customers in the United States and Canada. Customers in the United States represent 78% or $1,203,626 (1997--76% or $749,992), while customers in Canada represent 22% or $339,484 (1997--24% or $236,840) of year end accounts receivable trade balances. The Company has credit policy controls in place to mitigate this risk.

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP):

    (a) The following table sets forth a reconciliation of loss determined under Canadian GAAP with that determined under United States GAAP adjusted to expense product development costs as period costs and to record stock compensation expense,


                                                                       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                           1998           1997           1996
                                                           JUNE 30,    -------------  -------------  -------------
                                                             1999
                                                          -----------
                                                          (UNAUDITED)
Loss determined under Canadian GAAP.....................  $  (293,788) $  (2,341,707) $  (3,970,577) $  (2,426,252)
Stock compensation expense (note 14(g)).................           --        (18,607)            --             --
Income (expense) relating to product development
  costs.................................................      (42,000)        84,000        (39,911)      (273,479)
                                                          -----------  -------------  -------------  -------------
Loss determined under United States GAAP................  $  (335,788) $  (2,276,314) $  (4,010,488) $  (2,699,731)
                                                          -----------  -------------  -------------  -------------
                                                          -----------  -------------  -------------  -------------


    (b) Loss per share:

       The Company has adopted Statement of Financial Accounting Standard No. 128 ("SFAS 128") "Loss Per Share".

       The loss per share computed in accordance with Canadian GAAP includes 1,500,000 common shares held in escrow. The Vancouver Stock Exchange requires that these shares be held in escrow, and any dealings in these shares are subject to the direction or determination of the Vancouver Stock Exchange. The escrow restrictions prohibit all trading or dealing in any manner with or release of, the escrow shares without the consent of the Vancouver Stock Exchange and further prohibit the recording of trading or any transfer of the escrow shares prior to release from escrow without such consent. The holder of escrow shares has the right

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP): (CONTINUED)
       to vote the escrow shares, except on a resolution to cancel the escrow shares, but has waived the right to receive dividends and to participate in our assets and property on our winding-up or dissolution. These escrow shares are held by Peter van Stolk (573,500), William Wong (301,250), Brian G. Richards (250,000), Carl Mark (225,000) and Tony Peiffer (150,000), all of whom were either directors or officers of the Company at the time of the escrow agreement. The holders of the escrow shares will be entitled to the pro-rata release of a number of shares equal to the amount of cumulative cash flow produced by the Company not previously applied toward a release, divided by the earned price of $0.125. Under U.S. GAAP, such common shares would not be included in loss per share calculations, and, upon eligibility for release from escrow, the fair value of these shares would be charged against income as compensation expense. Loss per share calculated in accordance with U.S. GAAP would be as follows:

       Under US GAAP, any release of these escrow shares would be recorded as compensation expense at the time of release in accordance with APB 25 (note 14(g)).


                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1998          1997          1996
                                                            JUNE 30,    ------------  ------------  ------------
                                                              1999
                                                          ------------
                                                          (UNAUDITED)
Weighted average number of common shares................    17,228,815   14,037,202    11,868,160     8,779,905
Less common shares held in escrow.......................     1,500,000    1,500,000     1,500,000     1,500,000
                                                          ------------  ------------  ------------  ------------
Weighted average number of shares for purposes of loss
  per share calculation.................................    15,728,815   12,537,202    10,368,160     7,279,905
                                                          ------------  ------------  ------------  ------------
                                                          ------------  ------------  ------------  ------------

Loss per share..........................................  $      (0.02)  $    (0.18)   $    (0.39)   $    (0.37)
                                                          ------------  ------------  ------------  ------------
                                                          ------------  ------------  ------------  ------------

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP): (CONTINUED)
    (c) The following sets forth the effect of adjusting for expenditures relating to product development costs, which are expensed as period costs under U.S. GAAP, on the assets and shareholders' equity of the Company:


                                                                                     DECEMBER 31,   DECEMBER 31,
                                                                                         1998           1997
                                                                        JUNE 30,     -------------  -------------
                                                                          1999
                                                                      -------------
                                                                       (UNAUDITED)
Artwork and design expenditure......................................  $     164,867  $     164,867  $     164,867
Marketing, production consulting and licensing expenditures.........        418,318        418,318        418,318
Amortization........................................................       (217,191)      (259,191)      (175,191)

Decrease in intangible asset........................................  $     365,994  $     323,994  $     407,994
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

Share capital under Canadian GAAP...................................  $  15,375,450  $  12,942,935  $  12,049,085
Share issue costs under US GAAP (Note 14(g))........................       (307,131)      (247,179)      (231,646)
                                                                      -------------  -------------  -------------
Share capital under US GAAP.........................................  $  15,068,319  $  12,695,756  $  11,817,439
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

Share purchase warrants under Canadian GAAP.........................  $          --  $          --  $          --
Share purchase warrants under US GAAP:
  Issued in connection with bank loan...............................         18,607         18,607             --
  Issued to brokers and underwriters................................        307,131        247,179        231,646
                                                                      -------------  -------------  -------------
Share purchase warrants under US GAAP...............................  $     325,738  $     265,786  $     231,646
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

Shareholders deficit under Canadian GAAP............................  $  10,910,176  $  10,616,388  $   8,274,681
Artwork and design expenditures.....................................        164,867        164,867        164,867
Marketing, production consulting and licensing expenditures.........        418,318        418,318        418,318
Amortization........................................................       (217,191)      (259,191)      (175,191)
Stock compensation..................................................         18,607         18,607             --
Employee share purchase loans.......................................             --             --         21,400
                                                                      -------------  -------------  -------------
Shareholders deficit under US GAAP..................................  $  11,204,777  $  10,958,989  $   8,704,075


       Employee share purchase loans:

       Under U.S. GAAP, employee share purchase loans are to be recorded as a reduction to shareholders' equity, which differs from Canadian GAAP whereby they are recorded as an account receivable. This adjustment for U.S. GAAP purposes would result in a decrease in accounts receivable by $21,400 and a decrease in shareholders' equity by $21,400 in 1997. There would be no adjustment in 1998 relating to employee share purchase loans.

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP): (CONTINUED)
    (d) Statements of cash flows:

       Cash flows from operating, financing and investing activities would be presented as follows under United States accounting principles:


                                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                              1998           1997           1996
                                                             JUNE 30,     -------------  -------------  -------------
                                                               1999
                                                           -------------
                                                            (UNAUDITED)
Cash flows from operating activities:
  Loss for the year......................................  $    (335,788) $  (2,276,314) $  (4,010,483) $  (2,699,731)
  Items not involving cash:
    Amortization.........................................        198,885        233,452        119,354        106,195
    Loss (gain) on disposal of capital assets............         (4,307)        17,813        (12,584)         6,921
    Write down of inventory..............................             --             --        353,797             --
    Write down of intangible assets......................             --        102,871             --             --
    Shares issued for services...........................             --             --             --        204,000
  Stock compensation.....................................             --         18,607             --             --
  Changes in non-cash operating working capital:
    Accounts receivable..................................     (1,784,579)      (462,052)      (271,545)       (34,884)
    Inventory............................................       (828,848)       267,185       (545,394)       289,730
    Prepaid expenses.....................................         30,974       (223,423)       651,514       (713,649)
    Accounts payable and accrued liabilities.............      1,458,581        223,834        536,319       (109,701)
                                                           -------------  -------------  -------------  -------------
Cash used in operating activities........................     (1,265,082)    (2,098,027)    (3,179,027)    (2,951,119)
                                                           -------------  -------------  -------------  -------------
Cash flows from financing activities:
  Increase (decrease) in bank indebtedness...............       (309,600)       309,600             --             --
  Proceeds on issuance of share capital, net.............      2,432,515        915,250      3,754,339      4,867,347
  Payments of bank loans.................................        (15,996)       (56,513)       (67,256)       (33,784)
                                                           -------------  -------------  -------------  -------------
Cash flows provided by financing activities..............      2,106,919      1,168,377      3,687,083      4,833,562
                                                           -------------  -------------  -------------  -------------
Cash flows from investing activities:
  Purchase of capital assets.............................        (44,645)      (354,370)      (545,178)       (98,868)
  Proceeds on disposal of capital assets.................          4,307         11,200         18,084         52,062
  Purchase of intangible assets..........................        (27,980)       (56,513)      (162,380)        15,586
                                                           -------------  -------------  -------------  -------------
                                                                 (68,318)      (399,453)      (689,474)       (31,220)

Increase (decrease) in cash..............................        773,519     (1,329,103)      (181,418)     1,851,224
Cash (bank indebtedness), beginning of year..............        336,983      1,666,086      1,847,504         (3,720)
                                                           -------------  -------------  -------------  -------------
Cash, end of year........................................  $   1,110,502  $     336,983  $   1,666,086  $   1,847,504
                                                           -------------  -------------  -------------  -------------
                                                           -------------  -------------  -------------  -------------

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP): (CONTINUED)
       The following non-cash transactions have not been reflected in the above statement:

                                                                        DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                                            1998           1997            1996
                                                            JUNE 30,    ------------  ---------------  ------------
                                                              1999
                                                           -----------
                                                           (UNAUDITED)
Shares issued for services (60,000 common shares at
  $3.40/share)...........................................          --            --             --        (204,000)
Conversion of accounts payable to shares (30,148 common
  shares at $2.75/share).................................   $      --    $       --      $      --      $  (82,825)
Conversion of debentures.................................          --            --             --        (248,302)
Capital lease obligations................................          --        46,982             --              --
Return of shares to treasury.............................          --       (21,400)

       Shares issued for services and accounts payable during 1996 were valued by their market price at the date the settlement transaction occurred, based on the price per share at end of day market close.

    (e) Accounting for income taxes:

       Under the asset and liability method of Statement of Financial Accounting Standard No. 109 ("FAS 109"), deferred income tax assets and liabilities are measured using enacted tax rates to reflect the future income tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax losses. There is no effect of adopting the provisions of FAS 109 on the Company's financial statements, since the Company's deferred tax assets under U.S. GAAP as at December 31, 1998 and 1997 were fully offset by a valuation allowance, on the basis that it is not more likely than not that the deferred tax assets will be realized due to the ongoing losses incurred by the Company.

       The Company's deferred tax asset consists of the following:

                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      1998           1997
                                                                  -------------  -------------
Net operating loss carry forwards...............................  $   4,500,616  $   2,856,051
Capital assets..................................................        234,869        112,965
Intangible assets...............................................       (204,345)      (285,503)
                                                                  -------------  -------------
Total gross deferred tax assets.................................      4,531,140      2,683,513
Less valuation allowance........................................     (4,531,140)    (2,683,513)
                                                                  -------------  -------------
Net deferred tax assets.........................................  $          --  $          --
                                                                  -------------  -------------
                                                                  -------------  -------------

    (f) Comprehensive income:

       Net income for the Company is the same as comprehensive income.

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP): (CONTINUED)
    (g) Stock based compensation:


       Options granted under the Company's stock option plan have a maximum term of five years. Under the terms of the plan an employee can exercise 25% of the options received on the date they are received, 25% in six months, 25% in 12 months and the balance after 12 months. An employee has 30 days to exercise their options from the date of termination of employment with the Company, otherwise they expire. The Company has 3,400,000 shares authorized for options. Warrants have a maximum term of two years, with no specified limit of shares authorized for warrants. Options and warrants are issued as incentives to employees, officers, directors and consultants, and are valued based on their intrinsic value using the fair value of the shares, less applicable nominal discounts reflecting marketability of the shares, at the time of issuance. To date, substantially all of these options and warrants have been priced at the market value of the shares at the time of issuance.


       For United States GAAP purposes the Company has adopted the disclosure provisions of Statement of Financial Accounting Standard No. 123 ("FAS 123"), Accounting for Stock-Based Compensation. The Company continues to record compensation expense following the intrinsic value principles of APB 25 for Accounting for Stock Issued to Employees, under which no compensation expense has been recognized in 1998, 1997 or 1996.

       Had compensation cost been determined based on fair value at grant dates for awards under those plans consistent with the measurement provisions of FAS 123, unaudited pro forma information with respect to the impact of the fair value of stock options at the date of grant on reported income for the years presented is as follows:


                                                                           1998           1997           1996
                                                                       -------------  -------------  -------------
Net loss in accordance with US GAAP..................................  $  (2,276,314) $  (4,010,488) $  (2,699,731)
Compensatory fair value of options granted...........................       (784,311)      (275,388)      (498,177)
                                                                       -------------  -------------  -------------
Pro forma net loss in accordance with US GAAP........................  $  (3,060,765) $  (4,285,876) $  (3,197,908)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Pro forma--Basic loss per share under US GAAP........................  $       (0.24) $       (0.32) $       (0.44)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------


       For these purposes, the fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield 0% (1997--0%; 1996--0%), Canadian risk-free interest rates 4.84% (1997--5.22%; 1996--4.24%) and expected option term of between one to five years. The weighted average fair value of the options granted was $0.45 (1997--$0.51; 1996--$0.55) per option.


       Under United States GAAP, the Company is required to record stock-based compensation relating to stock options and warrants issued to non-employees, using the fair value provisions of FAS 123. For these purposes, the fair value of each option and warrant is estimated on the

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP): (CONTINUED)

       date of the grant using the Black-Scholes Option-Pricing model based on the parameters described above.



       Under US GAAP, the warrants issued in connection with the closing of a bank loan as described in Note 9(e) would give rise to stock compensation of $18,607 in the year ended December 31, 1998, such amount to be recognized as interest expense over the term of the loan. As the loan is due on demand, the entire amount has been recorded as interest in 1998.



       Under US GAAP, the brokers' unit warrants and underwriters' warrants issued in connection with the issue of common shares as described in Note 9(e) would give rise to stock based compensation, such amounts to be recognized as share issue costs and reflected as a reduction of share capital:



                                                                        DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                                            1998           1997            1996
                                                            JUNE 30,    ------------  ---------------  ------------
                                                              1999
                                                           -----------
                                                           (UNAUDITED)
Share issue costs........................................   $  59,952    $   15,533             --      $  231,646
                                                           -----------  ------------         -----     ------------
                                                           -----------  ------------         -----     ------------


                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1998          1997          1996
                                                            JUNE 30,    ------------  ------------  ------------
                                                              1999
                                                           -----------
                                                           (UNAUDITED)
NUMBER OF OPTIONS:
Outstanding at beginning of period.......................   1,494,750     1,054,076     1,123,696       662,068
Granted during period....................................   1,102,000     1,756,000       592,000       911,500
Exercised during period..................................          --       605,000       214,974       429,872
Expired during period....................................     159,750       710,326       446,646            --
Outstanding at end of period.............................   2,437,000     1,494,750     1,054,076     1,123,696
Exercisable at end of period.............................     494,500     1,051,750     1,024,196     1,033,568

WEIGHTED AVERAGE OPTION PRICES:
Options outstanding at beginning of period...............       $1.17         $1.74         $1.82         $1.32
Options granted during period............................       $0.88         $1.00         $1.64         $1.91
Options exercised during period..........................          --         $0.93         $1.26         $1.27
Options expired during period............................       $1.57         $1.79         $2.02            --
Options outstanding at end of period.....................       $1.01         $1.17         $1.74         $1.82
Options exerciseable at end of period....................       $1.21         $1.43         $1.73         $1.66

    (h) Sales return policy:


       The Company's policy to record sales returns at the time the goods have been picked up by the Company and issue a credit note to the customer differs from SFAS 48. Under US GAAP, a reasonable estimate of costs or losses that may be expected in connection with returns is accrued at the time of sale and sales would be reduced and a contra-receivable established for

                        URBAN JUICE & SODA COMPANY LTD.

                YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
              SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP): (CONTINUED)

       the amount of the estimated returns. The impact of this difference is not material for any of the periods presented.


    (i) Prepaid advertising costs.

       The Company's policy of amortizing prepaid advertising costs over a twelve month period, which is the average period for which the related advertising services are being provided, differs from US GAAP, which would require those costs be amortized to expenses in the actual period or periods in which the related advertising services are being provided. The impact of this difference is not material for any periods provided.

15. COMPARATIVE FIGURES:

    Certain of the 1996 and 1997 comparative figures have been reclassified to conform with the financial presentation adopted in 1998.

16. CONTINUATION TRANSACTION:


    Subsequent to December 31, 1998, WAZU Products Ltd. intends to sell the assets used in its United States operations to Urban Juice and Soda USA Inc., which will be accounted for at historical cost under both Canadian and United States GAAP since the parties to the transaction are under common control.

                        URBAN JUICE & SODA COMPANY LTD.

                 SCHEDULE OF OFFICE AND ADMINISTRATION EXPENSES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                 AND SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                                                      JUNE 30,
                                                                                                        1999
                                                           DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  -----------
                                                               1998          1997          1996
                                                           ------------  ------------  ------------  (UNAUDITED)
Automobile...............................................   $   62,326    $   54,955    $   16,072    $  29,859
Bank charges.............................................       18,532        12,054        26,502       10,188
Insurance, taxes and licences............................       96,144       176,100        52,646       41,901
Office supplies, printing and postage....................      201,190       225,599       125,367       91,359
Public company expense...................................       19,656       101,025        26,013       10,296
Rent.....................................................       91,869       105,816       114,358       47,371
Repairs and maintenance..................................        5,842        10,513        18,428        3,394
Telephone................................................      113,782       108,142       105,682       59,050
                                                           ------------  ------------  ------------  -----------
                                                            $  609,341    $  794,204    $  485,068    $ 293,418
                                                           ------------  ------------  ------------  -----------
                                                           ------------  ------------  ------------  -----------

                        URBAN JUICE & SODA COMPANY LTD.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                               DECEMBER 31, 1998

                                         BALANCE AT                                                         BALANCE AT
                                          BEGINNING   CHARGED TO COSTS   CHARGED TO OTHER                     END OF
DESCRIPTION                               OF PERIOD     AND EXPENSES         ACCOUNTS       DEDUCTIONS(1)     PERIOD
---------------------------------------  -----------  -----------------  -----------------  -------------  ------------
Allowance for doubtful accounts........
Year ended December 31, 1998...........     285,609          83,567                  0           (60,952)      308,224
Year ended December 31, 1997...........           0         463,470                  0          (177,861)      285,609
Year ended December 31, 1996...........           0         139,301                  0          (139,301)            0

(1) Uncollected receivables written off, net of recoveries

                                   APPENDIX A
                            ARTICLES OF CONTINUANCE
                                       OF
                        URBAN JUICE & SODA COMPANY LTD.

 (i) A certified copy of the Memorandum and Articles of Urban Juice & Soda Company Ltd. ("Urban Canada"), including all amendments thereto, are attached hereto as EXHIBIT A.

 (ii) The name of the corporation is "Urban Juice & Soda Company Ltd."

 (iii) Urban Canada was incorporated on December 23, 1986 under the British Columbia Company Act under the name 2072 Investment Ltd. On September 25, 1987, Urban Canada changed its name to Republic Aircraft Manufacturing Corporation. On June 9, 1992, Urban Canada changed its name to International Republic Aircraft Manufacturing Corporation and finally to its present name on May 26, 1993. It has perpetual existence.

 (iv) The address of Urban Canada's principle place of business is 1356 Frances Street, Vancouver, B.C. V5L 1Y9, Canada.

 (v) The address of the proposed registered office of Urban Juice & Soda Company, Ltd. in Wyoming is 1720 Carey Avenue, Cheyenne, Wyoming 82001 and the name of the registered agent at that address is CT Corporations System.

 (vi) The purpose of Urban Juice & Soda Company, Ltd. is to conduct any lawful business.


 (vii) The names and respective business addresses of the directors and officers of Urban Canada that will become officers and directors of Urban Juice & Soda Company, Ltd., a Wyoming corporation, upon effectiveness of the continuation are Peter M. van Stolk, President, Chief Executive Officer and Director, Jennifer L. Cue, Chief Financial Officer, Secretary and Director, Peter Strahm, Vice President of Sales--North America, Ron B. Anderson, Director, Michael M. Fleming, Director, Matthew Kellogg, Director and Peter Cooper, Director. Their business addresses are all 1356 Frances Street, Vancouver, B.C. V5L 1Y9, Canada.


(viii) The aggregate number of shares that Urban Canada is authorized to issue is 100,000,000 common shares without par value. The common shares are all of the same class and rank equally as to dividends, voting powers and participation in assets. No common shares are subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption, retraction, purchase for cancellation, surrender or sinking or purchase funds.


 (ix) As of November 1, 1999, Urban Canada has 18,685,918 common shares issued and outstanding.


 (x) Urban Canada accepts the constitution of the State of Wyoming in compliance with the requirements of Article 10, Section 5 of the Wyoming constitution.

    Executed as of the     day of          , 1999.

                                          Peter van Stolk,
                                          PRESIDENT

                                   APPENDIX B
                        COMPANY ACT OF BRITISH COLUMBIA
                        DIVISION 2--DISSENT PROCEEDINGS

SECTION 207  DISSENT PROCEDURE

 (1) If,

    (a) being entitled to give notice of dissent to a resolution as provided in section 37, 103, 126, 222, 244, 249 or 289, a member of a company (a "dissenting member") gives notice of dissent,

    (b) the resolution referred to in paragraph (a) is passed, and

    (c) The company or its liquidator proposes to act on the authority of the resolution referred to in paragraph (a),

    The company or the liquidator must first give to the dissenting member notice of the intention to act and advise the dissenting member of the rights of dissenting members under this section.

 (2) On receiving a notice of intention to act in accordance with subsection
     (1), a dissenting member is entitled to require the company to purchase all of the dissenting member's shares in respect of which the notice of dissent was given.

 (3) The dissenting member must exercise the right given by subsection (2) by delivering to the registered office of the Company, within 14 days after the company, or the liquidator, gives the notice of intention to act,

    (a) a notice that the dissenting shareholder requires the company to purchase all of the dissenting member's shares referred to in subsection
       (2), and

    (b) the share certificates representing all of those shares, and, on delivery of that notice and those share certificates, the dissenting member is bound to sell those shares to the company and the company is bound to purchase them.

 (4) A dissenting member who has complied with subsection (3), the company, or, if there has been an amalgamation, the amalgamated company, may apply to the court, and the court may

    (a) require the dissenting member to sell, and the company or the amalgamated company to purchase, the shares in respect of which the notice of dissent has been given,

    (b) set the price and terms of the purchase and sale, or order that the price and terms be established by arbitration, in either case having due regard for the rights of creditors,

    (c) join in the application any other dissenting member who has complied with subsection (3), and

    (d) make consequential orders and give directions it considers appropriate.

 (5) The price that must be paid to a dissenting shareholder for the shares referred to in subsection (2) is their fair value as of the day before the date on which the resolution referred to in subsection (1) was passed, including any appreciation or depreciation in anticipation of the vote on the resolution, and every dissenting member who has complied with subsection (3) must be paid the same price.

 (6) The amalgamation or winding up of the company, or any change in its capital, assets or liabilities resulting from the company acting on the authority of the resolution referred to in subsection (1), does not affect the right of the dissenting member and the company under this section or the price to be paid for the shares.

 (7) Every dissenting member who has complied with subsection (3)

    (a) may not vote, or exercise or assert any rights of a member, in respect of the shares for which notice of dissent has been given, other than under this section,

    (b) may not withdraw the requirement to purchase the shares, unless the company consents, and

    (c) until the dissenting member is paid in full, may exercise and assert all the rights of a creditor of the company.

 (8) If the court determines that a person is not a dissenting member, or is not otherwise entitled to the right provided by subsection (2), the court, without prejudice to any acts or proceedings that the company, its members, or any class of members may have taken during the intervening period, may make the order it considers appropriate to remove the limitations imposed on the person by subsection (7).

 (9) The relief provided by this section is not available if, subsequent to giving notice of dissent, the dissenting member acts inconsistently with the dissent, but a request to withdraw the requirement to purchase the dissenting member's shares is not an act inconsistent with the dissent.

(10) A notice of dissent ceases to be effective if the dissenting member consents to or votes in favor of the resolution of the company to which the dissent relates, unless the consent or vote is given solely as a proxy holder for a person whose proxy required an affirmative vote.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subject to the provisions of the Wyoming Business Corporations Act, the directors shall cause Urban Wyoming to indemnify a director or former director of Urban Wyoming and the directors may cause Urban Wyoming to indemnify a director or former director of a corporation of which Urban Wyoming is or was a shareholder and the heirs and personal representatives of any former director against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director including any action brought by Urban Wyoming. Each director of Urban Wyoming on being elected or appointed shall be deemed to have contracted with Urban Wyoming on the terms of this indemnity.

    Subject to the provisions of the Wyoming Business Corporations Act, the directors may cause Urban Wyoming to indemnify any officer, employee or agent of Urban Wyoming or of a corporation of which Urban Wyoming is or was a shareholder (notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of Urban Wyoming or the corporation.

    The failure of a director or officer of Urban Wyoming to comply with the provisions of the Wyoming Business Corporations Act or of the articles of continuance shall invalidate any indemnity to which he is entitled under this Part.

    The directors may cause Urban Wyoming to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of Urban Wyoming or as a director, officer, employee or agent of any corporation of which Urban Wyoming is or was a shareholder and his heirs or personal representatives against any liability incurred by him as a director, officer, employee or agent.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits


   3.1*    Articles of Continuance of Urban Juice & Soda Company Ltd.
   3.2**   Memorandum of Urban Juice & Soda Company Ltd.
   3.3**   Articles of Urban Juice & Soda Company Ltd.
   5.1     Opinion of Bagley Law Office
   8.1     Opinion of Thorsteinssons
   8.2     Opinion of KPMG LLP
 10.1****  Bottling Agreement between Urban Juice & Soda and World Choice Bottling Corp.
 10.2****  Bottle Supply Agreement between Urban Juice & Soda and Zuckerman-Honickman, Inc.
  23.1     Consent of Bagley Law Office (included in Exhibit 5.1)
  23.2     Consent of KPMG LLP
  23.3     Consent of Thorsteinssons (included in Exhibit 8.1)
  24.1     Power of Attorney (included in the signature page to this registration statement)
  99.1     Letter to Shareholders
  99.2     Notice of Extraordinary General Meeting of Shareholders
  99.3***  Form of Proxy


------------------------

   (*) Included as Appendix A to the proxy statement/prospectus.


  (**) Filed as an exhibit to the SB-2 registration statement (No. 333-5156-LA), as amended through the date hereof and incorporated herein by reference.


 (***) Previously filed.

(****) Previously filed. Confidential treatment requested.

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (5) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6) To respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (7) To supply by means of a post-effective amendment all information concerning a transaction, and Urban Canada being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, on November 3, 1999.


                                URBAN JUICE & SODA CO.

                                By:             /s/ PETER VAN STOLK
                                     -----------------------------------------
                                                  Peter van Stolk
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY


    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
    /s/ PETER M. VAN STOLK        Officer and Director
------------------------------    (Principal Executive       November 3, 1999
      Peter M. van Stolk          Officer)

                                Chief Financial Officer,
     /s/ JENNIFER L. CUE          Secretary and Director
------------------------------    (Principal Financial and   November 3, 1999
       Jennifer L. Cue            Accounting Officer)

              *
------------------------------  Director                     November 3, 1999
       Ron B. Anderson

              *
------------------------------  Director                     November 3, 1999
      Michael M. Fleming

              *
------------------------------  Director                     November 3, 1999
       Matthew Kellogg

              *
------------------------------  Director                     November 3, 1999
         Peter Cooper

      */s/ JENNIFER CUE
------------------------------  Attorney-in-Fact             November 3, 1999
         Jennifer Cue

                                 EXHIBIT INDEX


   3.1*    Articles of Continuance of Urban Juice & Soda Company Ltd.

   3.2**   Memorandum of Urban Juice & Soda Company Ltd.

   3.3**   Articles of Urban Juice & Soda Company Ltd.

   5.1     Opinion of Bagley Law Office.

   8.1     Opinion of Thorsteinssons

   8.2     Opinion of KPMG LLP

 10.1****  Bottling Agreement between Urban Juice & Soda and World Choice Bottling Corp.

 10.2****  Bottle Supply Agreement between Urban Juice & Soda and Zuckerman-Honickman, Inc.

  23.1     Consent of Bagley Law Office
             (included in Exhibit 5.1)

  23.2     Consent of KPMG LLP

  23.3     Consent of Thorsteinssons (included in Exhibit 8.1)

  24.1     Power of Attorney (included in the signature page to this registration statement)

  99.1     Letter to Shareholders

  99.2     Notice of extraordinary general meeting of Shareholders

  99.3***  Form of Proxy


------------------------

   (*) Included as Appendix A to proxy statement/prospectus.


  (**) Filed as an exhibit to the SB-2 registration statement (No. 333-5156-LA), as amended through the date hereof and incorporated herein by reference.


 (***) Previously filed.

(****) Previously filed. Confidential treatment requested.